                                                EXHIBIT 10.1







                      CREDIT AGREEMENT

                            among

                    WILLBROS GROUP, INC.

      AND THE DESIGNATED SUBSIDIARIES FROM TIME TO TIME

                 as Borrowers and Guarantors

 THE FINANCIAL INSTITUTIONS NOW OR HEREAFTER PARTIES HERETO

                         as Lenders

               CREDIT LYONNAIS NEW YORK BRANCH

                         as Co-Agent

                             and

                     ABN AMRO BANK N.V.

                          as Agent

                      February 20, 1997




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

                      TABLE OF CONTENTS



ARTICLE I  DEFINITIONS                                               1
      1.1  Defined Terms                                             1
      1.2  Other Definitional Provisions                            20

ARTICLE II AMOUNT AND TERMS OF COMMITMENTS                          22
      2.1  The Revolving Credit                                     22
      2.2  Loan Accounts                                            23
      2.3  Procedure for Borrowing                                  23
      2.4  Conversion and Continuation Elections                    24
      2.5  Voluntary Termination or Reduction of Commitments        26
      2.6  Optional Prepayments                                     26
      2.7  Notes                                                    26
      2.8  Mandatory Prepayments of Loans                           27
      2.9  Repayment                                                27
      2.10 Interest                                                 27
      2.11 Affiliates; Lending Offices                              28
      2.12 Elections to Participate and Elections to Terminate      28

ARTICLE III LETTERS OF CREDIT                                       30
      3.1  The Letter of Credit Commitment                          30
      3.2  The Letters of Credit                                    32
      3.3  Issuance of the Letters of Credit                        33
      3.4  Drawings and Reimbursements                              34
      3.5  Cash Collateral Account                                  37
      3.6  Role  of the Issuing Bank and the Syndicated  L/C
           Bank                                                     39
      3.7  Obligation  to Reimburse for, or Participate  in,
           Letters of Credit                                        40
      3.8  Indemnification by the Banks                             41
      3.9  Special   Provisions   Relating   to   Commercial
           Letters of Credit                                        41
      3.10 Additional Costs in Respect of Letters of Credit         42

ARTICLE IV FEES; PAYMENTS; TAXES; CHANGES IN CIRCUMSTANCES          44
      4.1  Arrangement Fee                                          44
      4.2  Commitment Fees                                          44
      4.3  Agency Fee                                               44
      4.4  Letter of Credit Fees                                    44
      4.5  Computation of Fees and Interest                         46
      4.6  Payments by the Borrowers                                47
      4.7  Payments by the Banks to the Agent                       48
      4.8  Security and Guarantee                                   48
      4.9  Taxes                                                    49
      4.10 Sharing of Payments, Etc.                                53


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




      4.11 Illegality                                              53
      4.12 Increased Costs and Reduction of Return                 54
      4.13 Funding Losses                                          56
      4.14 Eurodollar Rate Protection                              56
      4.15 Certificates of Banks                                   57
      4.16 Notices                                                 57

ARTICLE V  REPRESENTATIONS AND WARRANTIES                          58
      5.1  Corporate Existence and Power                           58
      5.2  Corporate Authorization; No Contravention               58
      5.3  Governmental Authorization                              59
      5.4  Binding Effect                                          59
      5.5  Litigation                                              59
      5.6  No Default                                              59
      5.7  ERISA Compliance                                        60
      5.8  Use of Proceeds; Margin Regulations                     61
      5.9  Title to Properties                                     62
      5.10 Taxes                                                   62
      5.11 Financial Condition                                     62
      5.12 Environmental Matters                                   63
      5.13 Security Documents                                      64
      5.14 No Regulation Limiting Debt                             64
      5.15 Full Disclosure                                         64
      5.16 No Burdensome Restrictions                              64
      5.17 Solvency                                                65
      5.18 Labor Relations                                         65
      5.19 Copyrights,  Patents,  Trademarks  and  Licenses,
           Patents, etc                                            65
      5.20 Subsidiaries                                            65
      5.21 Broker's and Transaction Fees                           65
      5.22 Insurance                                               66

ARTICLE VI CONDITIONS PRECEDENT                                    67
      6.1  Conditions Precedent to Initial Loans  or  Letter
           of Credit                                               67
      6.2  Conditions Precedent to all Extensions of Credit        70
      6.3  Conditions  Precedent  to  Participation   by   a
           Designated Subsidiary                                   70

ARTICLE VII    AFFIRMATIVE COVENANTS                               73
      7.1  Financial Statements                                    73
      7.2  Certificates; Other Information                         74
      7.3  Preservation of Corporate Existence                     75
      7.4  Maintenance of Property                                 75
      7.5  Insurance                                               75
      7.6  Payment of Obligations                                  75
      7.7  Compliance with Laws                                    76
      7.8  Inspection of Property and Books and Records            76


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

      7.9  Environmental  Laws                                    76
      7.10 Notices                                                77
      7.11 Use of Proceeds                                        78
      7.12 Further Assurances                                     79
      7.13 Certain   Obligations  Respecting   Certain   New
           Subsidiaries                                           79
      7.14 New First-Tier or U.S. Subsidiaries                    80

ARTICLE VIII   NEGATIVE COVENANTS                                 81
      8.1  Limitation on Liens                                    81
      8.2  Mergers   and  Consolidations;  Dispositions   of
           Assets                                                 82
      8.3  Acquisitions and Investments                           85
      8.4  Limitation on Indebtedness                             85
      8.5  Transactions with Affiliates                           86
      8.6  Contingent Obligations                                 86
      8.7  Compliance with ERISA                                  87
      8.8  Use of Proceeds                                        87
      8.9  Lease Obligations                                      88
      8.10 Restricted Payments                                    88
      8.11 Funded Debt                                            89
      8.12 Consolidated Net Worth                                 89
      8.13 Leverage Ratio                                         89
      8.14 Interest Coverage Ratio                                89
      8.15 Indebtedness                                           89
      8.16 Change in Business                                     89
      8.17 Change in Structure                                    90
      8.18 Accounting Changes                                     90
      8.19 Other Contracts                                        90
      8.20 Covenants in Other Agreements                          90

ARTICLE IX EVENTS OF DEFAULT                                      91
      9.1  Events of Default                                      91
      9.2  Remedies                                               94
      9.3  Cash Collateral Account                                95
      9.4  Preservation    of   Security    for    Unmatured
           Reimbursement Obligations                              96
      9.5  Rights Not Exclusive                                   96

ARTICLE  X GUARANTY                                               97
      10.1 Definitions                                            97
      10.2 Guaranty                                               98
      10.3 Application                                            99
      10.4 Notification                                           99
      10.5 Amendments, etc. with respect to the Obligations       99
      10.6 No Release                                            101
      10.7 Waivers                                               101
      10.8 Guaranty of Payment and Not of Collection             102


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

      10.9    Obligations   Joint   and  Several   with   Other
              Guaranties                                           102
      10.10   Reinstatement                                        102
      10.11   Representations and Warranties                       103
      10.12   Joinder of Additional Subsidiaries                   103
      10.13   Acknowledgement                                      104
      10.14   Primary Obligations                                  104
      10.15   Effect of Stay                                       104
      10.16   Waiver of Diligence, Etc.                            104
      10.17   Subrogation                                          104
      10.18   Administrative Matters                               105
      10.19   Survival; Persons Bound                              105
      10.20   Indemnification                                      105
      10.21   Subordination                                        106

ARTICLE XI THE AGENT                                               107
      11.1    Appointment and Authorization                        107
      11.2    Delegation of Duties                                 107
      11.3    Liability of Agent                                   107
      11.4    Reliance by Agent                                    107
      11.5    Notice of Default                                    108
      11.6    Credit Decision                                      109
      11.7    Indemnification                                      109
      11.8    Agent in Individual Capacity                         110
      11.9    Successor Agent                                      110
      11.10   Collateral Matters                                   110
ARTICLE XII MISCELLANEOUS                                          112
      12.1    Amendments and Waivers                               112
      12.2    Notices                                              112
      12.3    No Waiver; Cumulative Remedies                       113
      12.4    Costs and Expenses                                   113
      12.5    Indemnity                                            113
      12.6    Successors and Assigns                               114
      12.7    Assignments, Participations, Etc.                    115
      12.8    Confidentiality                                      116
      12.9    Set-off                                              117
      12.10   Limitation of Interest                               118
      12.11   Notification  of Addresses, Lending  Offices,
              Etc.                                                 118
      12.12   Counterparts                                         118
      12.13   Severability                                         119
      12.14   Governing  Law and Jurisdiction; Waivers  and
              Releases                                             119
      12.15   Construction                                         121
      12.16   ENTIRE AGREEMENT                                     121
      12.17   Conflict with Security Documents                     121
      12.18   Termination                                          121
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
      12.19   Currency Conversion                                  122
      12.20   Limitation of WECL Liability                         122

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                          EXHIBITS

A        Form of Note
B        Notice of Borrowing
C        Form of Notice of Conversion/Continuation
D        Form of Election to Participate
E        Form of Election to Terminate
F        Form of Syndicated Letter of Credit
G - 1    Form of Application (Standby Letter of Credit)
G - 2    Form of Application (Commercial Letter of Credit)
G - 3    Form of Power of Attorney
H        Opinion of Counsel -- Panama
I        Opinion of Counsel -- U.S.
J        Opinion of Counsel -- Canada
K        Opinion of Counsel -- The Netherlands
L        Opinion of Counsel -- Agent
M        Financial Condition Certificate
N        Form of Opinion of Counsel for Designated Subsidiaries
O        Form of Assignment and Assumption Agreement
P        Form of Notice of Investment




                          SCHEDULES

Schedule 1.1        Existing Letters of Credit
Schedule 2.1        Commitments
Schedule 5.5        Litigation and Claims
Schedule 5.7        ERISA
Schedule 5.10       Contested Taxes
Schedule 5.12       Environmental Matters
Schedule 5.19 Copyrights, Patents, Trademarks, Licenses, etc.
Schedule 5.20(a)    Subsidiaries
Schedule 5.20(b)    Equity Investments
Schedule 8.1        Existing Liens
Schedule 8.4        Indebtedness
Schedule 8.6        Contingent Obligations

                      CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of February 20, 1997, by and among WILLBROS GROUP, INC., a Republic of Panama corporation (herein referred to as either "WGI" or the "Company"); the Designated Subsidiaries (as defined below) from time to time (WGI and such Designated Subsidiaries collectively, the "Borrowers" and individually, a "Borrower"); CREDIT LYONNAIS NEW YORK BRANCH, as a Bank and as Co-Agent; the several financial institutions from time to time parties to this Agreement (collectively, the "Banks" and individually, a "Bank"), and ABN AMRO BANK N.V., individually ("ABN AMRO") as a Bank and as agent for the Banks (in such capacity, the "Agent").

     The Banks have agreed to make available to the Borrowers a revolving credit facility and a standby and commercial letter of credit facility upon the terms and conditions set forth in this Agreement and the other Credit
Documents (as defined below).

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Borrowers, the Banks and the Agent (the
"Parties") agree as follows:

                          ARTICLE I
                         DEFINITIONS
                     -------------------

     1.1 Defined Terms        In addition to the terms
defined elsewhere in this Agreement, the following terms as used in the Credit Documents shall have the following meanings:

         "ABN AMRO" means ABN AMRO Bank N.V., a bank chartered under the law of The Kingdom of the Netherlands and having its office at 335 Madison Avenue, 14th Floor, New York, New York 10017.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another
Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other
Person, whether through the ownership of voting securities, by contract or otherwise. Any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall, for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, under no circumstances shall the Agent or any Bank be deemed to be an Affiliate of any of the Borrowers or any Subsidiary of the Company.

         "Agent" means ABN AMRO in its capacity as agent for the Banks under the Credit Documents, and any successor agent.

         "Agreement" means this Credit Agreement, as amended, modified, supplemented and restated from time to time.

         "Alternative Currency" means any currency other than Dollars which is freely transferable into Dollars.

         "Applicable Margin" means, on any day, the per annum percentage, expressed in basis points, beside the label "Applicable Margin" in the Pricing Schedule, determined by finding the intersection of the Company's
EBITDA range for the four fiscal quarters most recently ended as of such date and the Facility
Utilization on such date. The Applicable Margin shall be adjusted (a) on the date required by Section 7.1 for the delivery of each of the Company's financial statements, and (b) on the date of each change in the Facility Utilization.

         "Assignee" has the meaning specified in Section
12.7.

         "Assignment and Assumption" has the meaning specified in Section 12.7.

         "Bank" has the meaning specified in the
introduction to this Agreement and shall include each Issuing Bank and the Syndicated L/C Bank.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (a) the Prime Rate for such day and
(b) the sum of 1/2 of 1% plus the Federal Funds Rate for such day. Any change in the Base Rate established by ABN AMRO shall take effect at the opening of business on the day specified in the public announcement of such change. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

         "Base Rate Loan" means a Loan that bears interest at a rate based on the Base Rate.

         "Borrowing" means a borrowing consisting of Loans made to any Borrower on the same day by the Banks pursuant to Article II.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago, Illinois or any other city in which any Bank's Lending Office is located are authorized or required by law to close or, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Eurodollar Rate Loan or a notice with respect to any such borrowing, payment, prepayment or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank Dollar market.

         "Capital Lease Obligations" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

         "Cash Collateral Account" has the meaning specified in Section 3.5.

         "Cash Equivalents" means:

         (a) securities issued or fully guaranteed or insured by the government of the U. S. or any agency thereof and backed by the full faith and credit of the U. S. having maturities of not more than 12 months from date of issuance;

         (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than 12 months from date of issuance issued by any Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) whose short term securities are rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.;

         (c)   commercial paper of an issuer rated at least
A-1 by Standard & Poor's Corporation or P-1 by Moody's
Investors Service, Inc. and in either case having a tenor of not more than six months; and

         (d) investments in repurchase obligations with a term of not more than 15 days for underlying securities of the types described in clause (a) entered into with any officer of a bank meeting the qualifications of a bank listed in clause (b).

         "CDLC Fee Percentage" means, on any day, the per annum percentage, expressed in basis points, beside the label "CDLC" in the Pricing Schedule, determined by finding the intersection of the Company's EBITDA range for the four fiscal quarters most recently ended as of such date and the Facility Utilization on such date. The CDLC Fee Percentage shall be adjusted (a) on the date required by Section 7.1 for the delivery of each of the Company's financial statements, and (b) on the date of each change in the Facility Utilization.

         "Change of Control" means any of (a) the acquisition by any Person or two or more Persons acting as a group of beneficial ownership of 33% or more of the outstanding shares of voting stock of the Company or (b) a majority of the members of the board of directors of the Company on any date shall not have been members of the board of directors of the Company as of the end of the most recent fiscal year of the Company, beginning with the fiscal year ended December 31, 1996.

         "Closing Date" means the date on which all conditions precedent set forth in Section 6.1 are satisfied or waived.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules, regulations and interpretations promulgated thereunder by the Internal Revenue Service (or any entity succeeding to all or any part of its functions).

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrowers and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Banks or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Agent or the Banks, in connection with an Election to Participate or otherwise, and includes Proceeds of Remedies (as defined in Section 9.4).

         "Commercial Letter of Credit" means a documentary letter of credit (including any Existing Letter of Credit) which is drawable upon presentation of documents evidencing the sale or shipment of goods, the provision of services, or both, purchased by any of the Borrowers in the ordinary course of its business.

         "Commitment Fee Percentage" means, on any day, the per annum percentage, expressed in basis points, beside the label "Commitment Fee" in the Pricing Schedule, determined by finding the intersection of the Company's EBITDA range for the four fiscal quarters most recently ended as of such date and the Facility Utilization on such date. The
Commitment Fee Percentage shall be adjusted (a) on the date required by Section 7.1 for the delivery of each of the Company's financial statements, and (b) on the date of each change in the Facility Utilization.

         "Commitment Percentage" means as to any Bank the percentage of the aggregate Commitments constituted by such Bank's Commitment.

         "Commitments" means the aggregate Commitments of the Banks to make Loans under the Revolving Commitments and to issue and/or participate in Letters of Credit under the Letter of Credit Commitments, in an aggregate amount not to exceed $150,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "Commitment Termination Date" means the earlier to occur of (a) the fifth anniversary of the Closing Date, as such date may be extended pursuant to Section 2.1(b) and (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

         "Consolidated Net Interest Expense" means, at the end of any fiscal quarter, gross consolidated interest expense for the four fiscal quarters then ending for the Company and its Subsidiaries, less interest income for such four fiscal quarters, as determined in accordance with GAAP.

          "Consolidated Net Worth" means, at any time, the consolidated gross book value of the assets of the Company and its Subsidiaries less (a) consolidated reserves applicable thereto and (b) all consolidated liabilities including accrued and deferred income taxes, all as determined in accordance with GAAP, as reported in the financial statements most recently provided pursuant to
Section 7.1(a) or (c).

          "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of or guarantee by that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or cash flow or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

          "Conversion Date" means any date on which a Borrower elects to convert a Base Rate Loan to a Eurodollar
Rate Loan or a Eurodollar Loan to a Base Rate Loan.

         "Credit Documents" means this Agreement, the Notes, the WECL Guaranty, the Security Documents, the financing statements, each L/C Application, each Letter of Credit, each Election to Participate, each Notice of Borrowing, and all documents, instruments, agreements, certificates and notices at any time executed and/or delivered to the Agent or any Bank in connection therewith.

         "Default" means any of the events specified in
Article IX, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

         "Designated Subsidiary" means each of the Permanent
Borrowers (except WGI) and each other Subsidiary of WGI as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent and become effective.

         "Dollars", "dollars" and "$" means lawful money of the United States of America.

         "Domestic Lending Office" means, with respect to each Bank, the office of the Bank designated as such on the signature pages of this Agreement or such other office of the Bank as it may from time to time specify to the Company and the Agent.

         "EBIT" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the consolidated net income (or net loss), plus (b) all amounts treated as expenses for interest to the extent included in the determination of such net income (or loss), plus (c) all income taxes recorded as expenses for income statement purposes; provided, however, that net income (or loss) shall be computed for the purposes of this definition without giving effect to extraordinary losses or extraordinary gains. EBIT for the second and third quarters of 1996 shall be computed without deduction of the non-cash stock-based compensation charges of $6,100,000 for changes in the redemption value of preferred and common stock recorded in those quarters. Non-cash charges (other than charges for depreciation and amortization) for periods after September 30, 1996, shall be excluded in determining EBIT.

         "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the consolidated net income (or net loss), plus (b) all amounts treated as expenses for interest to the extent included in the determination of such net income (or loss), plus (c) all income taxes recorded as expenses for income statement purposes, plus (d) depreciation, amortization, depletion and obsolescence of property; provided, however, that net income (or loss) shall be computed for the purposes of this definition without giving effect to extraordinary losses or extraordinary gains. EBITDA for the second and third quarters of 1996 shall be computed without deduction of the non-cash stock-based compensation charges of $6,100,000 for changes in the redemption value of preferred and common stock recorded in those quarters. Non-cash charges
(other than charges for depreciation and amortization) for periods after September 30, 1996, shall be excluded in determining EBITDA.

         "Election to Participate" means an Election to Participate by a Designated Subsidiary, substantially in the form of Exhibit D. Elections to Participate are discussed, among other places, in Section 2.12, in Article V, and in Sections 6.3, 7.14 and 10.12.

         "Election to Terminate" means an Election to Terminate by a Designated Subsidiary, substantially in the form of Exhibit E. Elections to Terminate are discussed, among other places, in Section 2.12.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States of America, or any state thereof, having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000); (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000); provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; or (c) a commercial bank organized under the laws of any country, acceptable to the Agent and the Company (such acceptability not to be unreasonably withheld or delayed), or a political subdivision of any such country, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000).

         "Environmental Claim" means all claims; litigation; demands; actions; causes of action; suits; liabilities (including criminal or strict liability); judgments; governmental or private investigations and testings; notifications of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any Environmental Law; proceedings; consent or administrative orders, agreements or decrees; or liens, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for or otherwise arising in connection with, any actual or alleged violation of any Environmental Law or for release or threatened release or injury to the environment, threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise); losses; cleanup, removal, remedial, or response costs; restitution; civil or criminal penalties; injunctive relief; diminution in value; expenses (including attorneys' and experts' fees) or other type of relief, resulting from or based upon (a) the presence, use, placement, discharge, emission, release or threatened release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, migration, leaching, discharges, emissions or releases) or any aspect of management or handling of any Hazardous Material at, in or from property, whether or not owned by a Borrower;
(b) improper use or treatment of the environment, including wetlands, or wildlife or its habitat; or (c) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means, to the extent applicable to the Company or any of its Subsidiaries, all international, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or other orders, directed duties, requests, licenses, authorizations and permits of and agreements with, any Governmental Authority, in each case relating to environmental, health, safety, Hazardous Materials, and land use matters, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. App. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the

Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA"), as such laws have been or may be amended or supplemented, and any analogous present or future international, federal, state or local statutes and the regulations promulgated thereunder.

         "Environmental Permits" has the meaning specified in Section 5.12(b).

         "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time, and any regulation thereunder promulgated by the Internal Revenue
Service or the Department of Labor (or any entity succeeding to all or any part of their functions).

         "ERISA Affiliate" means any trade or business
(whether or not incorporated) under common control with the Company or any Subsidiary of the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

         "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under
Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which the Company or any of its Subsidiaries may be directly or indirectly liable.

         "Eurocurrency Liabilities" has the meaning assigned to such term in Regulation D of the Federal Reserve Board, as in effect from time to time, or any successor regulation.

         "Eurodollar Lending Office" means with respect to each Bank the office of such Bank designated as such on the signature pages of this Agreement or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

         "Eurodollar Rate" means, for each Interest Period for any Eurodollar Rate Loan, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of one percent), determined pursuant to the following formula:

     Eurodollar Rate =                  LIBOR
                        -------------------------------------
                         1.00 - Eurodollar Reserve Percentage

Where

         "Eurodollar Reserve Percentage" means for any Interest Period for Eurodollar Rate Loans the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100th of one percent) as determined by the Agent in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement
     (including basic, emergency, supplemental and other marginal reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period; and

         "LIBOR" means for any Interest Period for Eurodollar Rate Loans, the per annum rate of interest determined by the Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16th of one percent) of the offered quotations appearing on Telerate Page 3750 (or if such Telerate page shall not be available, any successor or similar service selected by the Agent). If none of such Telerate Page 3750 or any successor or similar service is available, the "LIBOR Rate" applicable to any Interest Period for Eurodollar Rate Loans shall be the per annum rate
     (rounded upward, if necessary, to the nearest
     1/100th of one percent) determined by the Agent based upon rates quoted at approximately 10:00 a.m. (London time) (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for the offering by ABN AMRO to leading dealers in the London interbank Dollar market of Dollar deposits for delivery on the first day of such Interest
     Period, in immediately available funds and having a term comparable to such Interest Period and in an amount comparable to the principal amount of the respective Eurodollar Rate Loan to which such Interest Period relates.

     Each determination by the Agent of the Eurodollar
     Reserve Percentage and LIBOR shall be conclusive and binding, absent manifest error.

         "Eurodollar Rate Loan" means a Loan that bears interest based on the Eurodollar Rate.

         "Event of Default" means any of the events specified in Article IX, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act specified in Section 9.1 has been satisfied.

         "Existing Letters of Credit" means the letters of credit described on Schedule 1.1.

         "Facility Utilization" means, on any date, the ratio, expressed as a percentage, of (a) the sum of (i) 100% of the outstanding principal balance of all Loans on such date plus (ii) 100% of the outstanding undrawn amount of all financial letters of credit on such date plus (iii) 66-2/3% of the outstanding undrawn amount of all non-financial letters of credit on such date, up to $75,000,000, plus (iv) 100% of the outstanding undrawn amount of all non-financial letters of credit on such date in excess of $75,000,000, to
(b) the Commitments on such date.

         "FDIC" means the Federal Deposit Insurance
Corporation or any successor to all or any part of its functions.

         "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of
Governors of the Federal Reserve System or any successor to all or any part of its functions.

         "Financial SBLC Fee Percentage" means, on any day, the per annum percentage, expressed in basis points, beside the label "Financial SBLCs" in the Pricing Schedule, determined by finding the intersection of the Company's
EBITDA range for the four fiscal quarters most recently ended as of such date and the Facility Utilization on such date. The Financial SBLC Fee Percentage shall be adjusted
(a) on the date required by Section 7.1 for the delivery of each of the Company's financial statements, and (b) on the date of each change in the Facility Utilization.

         "Funded Indebtedness" means (a) any indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obligations with respect to any letter of credit, and (d) all Capital Lease Obligations.

         "GAAP" shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person, conforms at the time to U. S. generally accepted accounting principles, consistent with those applied in the preparation of the financial statements referred to in Section 5.11, together with changes with which the Company's independent auditors concur and which are noted in the financial statements provided pursuant to
Section 7.1(a).

         "Governmental Authority" means any sovereign governmental authority, the United States of America, any State of the U. S. and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over any Borrower, any Designated Subsidiary. any Subsidiaries of the Company, any of their respective property, the Agent or any Bank, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranteed Debt" has the meaning specified in
Section 10.1.

         "Guarantor" has the meaning specified in Section
10.1.

         "Guarantor's Net Worth" has the meaning specified in Section 10.1.

         "Guaranty" has the meaning specified in Section
10.1.

         "Hazardous Materials" means all those materials, wastes or substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including (a) all substances identified, listed or defined under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance and (b) petroleum or any petroleum derived substance or waste.

         "Indebtedness" of any Person means without duplication (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, except trade payables; (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, whether or not matured);
(d) all obligations evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement or incurred as financing in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in paragraphs (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all direct or indirect guaranties in respect of and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in paragraphs (a) through (f) above.

"Indebtedness" shall include the obligations of the Borrowers (both as Borrowers and as Guarantors) in connection with the Notes, this Agreement and the other
Credit Documents.

         "Interest Payment Date" means, with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan, and, with respect to Base Rate Loans, the last day of each March, June, September and December, and each date a Loan is converted into a Loan of another Type; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months interest shall also be paid on the date which falls three months after the beginning of such Interest Period; and, in all cases, the Commitment Termination Date.

         "Interest Period" means, with respect to any Eurodollar Rate Loan, the period commencing on the Business
Day the Loan is disbursed or continued or on the Conversion
Date on which the Loan is converted to the Eurodollar Rate
Loan and ending on the date one, two, three or six months thereafter, as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

         (i)   if any Interest Period pertaining to a
     Eurodollar Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business
     Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest
     Period shall end on the immediately preceding
     Business Day;

         (ii)  any Interest Period pertaining to a
     Eurodollar Rate Loan that begins on the last
     Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
     Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
     and

         (iii) no Interest Period for any Loan shall extend beyond the Commitment Termination Date.

         "Issuing Bank" means any Bank which shall issue a Letter of Credit.

         "L/C Application" has the meaning specified in
Section 3.3(b).

         "L/C Collateral" has the meaning specified in
Section 3.9.

         "L/C Related Documents" has the meaning specified in Section 3.7(a).

         "Legal Requirement" means any applicable law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation by any Governmental
Authority of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, in each case as now or hereafter in effect, including
Environmental Laws.

         "Lending Office" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending
Office" or "Domestic Lending Office" or "Eurodollar Lending
Office", as the case may be, opposite its name on the signature pages of this Agreement or such other office or offices of such Bank as it may from time to time specify to the Company and the Agent.

         "Letter of Credit" means a Commercial Letter of Credit or a Standby Letter of Credit and includes the Existing Letters of Credit.

         "Letter of Credit Commitments" means the commitments of the Banks to issue or participate in Letters of Credit in a maximum aggregate amount equal to the difference between One Hundred Fifty Million Dollars
($150,000,000) and the aggregate outstanding principal balance of all Loans, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "Letter of Credit Facility" means, at any time, that portion of the Commitments allocated to Letters of Credit and described in Article III.

         "Letter of Credit Obligation" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all Reimbursement Obligations then outstanding with respect to such Letter of Credit.

         "Leverage Ratio" means on any date the ratio of Total Liabilities on such date to Tangible Net Worth on such date.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial
Code or comparable law of any jurisdiction) and any contingent or other agreement to provide any of the foregoing.

         "Loan" means an extension of credit by a Bank to a Borrower pursuant to Article II. Loans may be Base Rate
Loans or Eurodollar Rate Loans.

         "Majority Banks" means at any time Banks holding at least fifty-one percent (51%) of the then aggregate unpaid principal amount of the Loans and outstanding Letter of Credit Obligations, or, if no such principal amount and no Letter of Credit Obligations are then outstanding, Banks having at least fifty-one percent (51%) of the Commitments.

         "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve
Board.

         "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, (a) any of the operations, business, properties, or condition (financial or otherwise) of the Company and its Subsidiaries on a consolidated basis; (b) the ability of the Borrowers (as Borrowers or as Guarantors), or any direct or indirect Subsidiary of the Company which is not a Borrower but which at any time executes a Credit Document, taken as a whole, to perform under any Credit Document; (c) the legality, validity, binding effect or enforceability of any Credit Document; (d) the enforceability, perfection or priority of any Lien granted to the Banks or to the Agent on behalf of the Banks under any of the Security Documents; or (e) the liability of any Bank, any Issuing Bank, the Syndicated L/C Bank or the Agent.

         "Material Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company which at the end of the preceding fiscal quarter had assets equal to 10% or more of the total consolidated assets of the Company.

         "Maximum Amount" has the meaning specified in
Section 10.1.

         "Multiemployer Plan" means a "multiemployer plan"
(within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

         "Musketeer" means Musketeer Oil B.V., a Netherlands corporation and an indirect wholly-owned Subsidiary of the Company, which owns all of the equity in WUSA.

         "New First-Tier or U.S. Subsidiary" means each
Subsidiary of the Company formed, created or acquired after the date of this Agreement which is either (a) a direct first-tier Subsidiary of the Company or (b) a direct or indirect Subsidiary of WUSA, the total consolidated assets of which constitute 10% or more of the total consolidated assets of the Company.

         "Nonfinancial SBLC Fee Percentage" means, on any
day, the per annum percentage, expressed in basis points,
beside the label "Nonfinancial SBLCs" in the Pricing
Schedule, determined by finding the intersection of the
Company's EBITDA range for the four fiscal quarters most
recently ended as of such date and the Facility Utilization
on such date.   The Nonfinancial SBLC Fee Percentage shall
be adjusted (a) on the date required by Section 7.1 for the delivery of each of the Company's financial statements, and
(b) on the date of each change in the Facility Utilization.

         "Non-Qualified Pension Benefit Restoration Plan" means a compensation program providing for payment to an employee of an amount equal to the difference between the statutory benefit limitation imposed by the Code and the employee's benefit as calculated under the Qualified Plan applicable to the employee.

         "Note" has the meaning specified in Section 2.7.

         "Notice of Borrowing" means a notice given by a Borrower to the Agent pursuant to Section 2.3(a), in substantially the form of Exhibit B.

         "Notice of Conversion/Continuation" means a notice given by a Borrower to the Agent pursuant to Section 2.4(b), in substantially the form of Exhibit C.

         "Notice of Exclusive Control" has the meaning specified in Section 3.5.

         "Notice of Investment" means a notice given by a Borrower to the Agent pursuant to Section 2.8(b), in substantially the form of Exhibit P.

         "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

         "Obligations" means all Loans, all Letter of Credit Obligations and other all Indebtedness, advances, debts, liabilities, obligations, indemnities, covenants and duties owing by any Borrower or any Guarantor to any Bank, the Agent, or to any other Person required to be indemnified under any Credit Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Credit Document or any of the transactions evidenced by this Agreement or any other Credit Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes all interest, charges, expenses, fees, attorneys' fees and disbursements (including the allocated cost of in-house counsel) and any other sum chargeable to the Borrowers under this Agreement or any other Credit Document.

         "Other Taxes" has the meaning specified in Section
4.9(b).

         "Parent Pledge Agreements" means the agreements by each of WGI and Musketeer under which certain stock is pledged as security for the Obligations.

         "Participant" has the meaning specified in Section
12.7.

         "PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to all or any part of its functions under ERISA.

         "Permanent Borrower" means each of the Company, WECL, WEI, WESCO, WII, WUSA and each New First-Tier or U.S.
Subsidiary.

         "Permitted Acquisitions and Investments" means acquisitions of and investments (including pipeline project related equity investments) for which a Subsidiary of the Company or a joint venture involving a Subsidiary of the Company is a material contractor in businesses primarily engaged in energy-related services or water-related services, including the same or similar services historically provided by the Company and its Subsidiaries prior to the date of this Agreement. Permitted Acquisitions and Investments do not include Project Related Partnerships and/or Joint Ventures.

         "Permitted Liens" has the meaning specified in
Section 8.1.

         "Person" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any members of the Controlled Group sponsors or maintains or to which the Company or member of the Controlled Group makes or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

         "Pledge Agreements" means the WUSA Pledge
Agreement, the Parent Pledge Agreements, and each future similar agreement with respect to the securities or equity interests in any Designated Subsidiary.

         "Pledged Collateral" has the meaning given to such term in the Pledge Agreements.

         "Pricing Schedule" means the schedule of that name attached to this Agreement.

         "Prime Rate" means the rate of interest publicly announced by ABN AMRO at its office in Chicago, Illinois from time to time as its Prime Rate.

         "Principal Office" means the principal banking office of the Agent, presently located at 335 Madison
Avenue, 14th Floor, New York, New York 10017.

         "Proceeds of Remedies" has the meaning specified in
Section 9.4.

         "Project Related Partnerships and/or Joint
Ventures" means corporations, associations, limited liability companies, partnerships and/or joint ventures formed in conjunction with specific work countries or specific projects to perform services of a type provided by the Company and its Subsidiaries in the ordinary course of business, including construction, engineering and specialty services.

         "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under
Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five plan years, but excluding any Multiemployer Plan.

         "Regulatory Change" shall mean, with respect to the Agent or any Bank, any change on or after the date of this Agreement in any Legal Requirement (including Regulation D of the Federal Reserve Board) or the adoption or making on or after such date of any official interpretation, directive or request applying to a class of banks including the Agent or such Bank under any Legal
Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Reimbursement Obligations" means, in respect of any Letter of Credit at any date of determination, the aggregate amount of all drawings under such Letter of Credit honored by the Issuing Bank or the Syndicated L/C Bank and not theretofore reimbursed by the Borrowers.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section
4062(e) of ERISA.

         "Required Banks" means at any time Banks holding at least sixty-six and two-thirds percent (66-2/3%) of the then aggregate unpaid principal amount of the Loans and outstanding Letter of Credit Obligations, or, if no such principal amount and no such Letter of Credit Obligations are then outstanding, Banks having at least sixty-six and two-thirds percent (66-2/3%) of the Commitments.

         "Responsible Officer" means the Chief Executive Officer, the President, any Executive Vice President, or any Vice President of any Borrower or any Designated Subsidiary or, with respect to financial matters, the Chief Financial Officer or the Treasurer of the Company.

         "Revolving Commitments" means the commitments of the Banks to make Loans pursuant to Article II in a maximum aggregate amount equal to the positive difference between One Hundred Million Dollars ($100,000,000) and the aggregate sum of all Letter of Credit Obligations in excess of Fifty Million Dollars ($50,000,000), as such amount may be reduced from time to time pursuant to the terms of this Agreement, and "Revolving Commitment" means for each Bank the commitment to make Loans in an aggregate amount equal to its Commitment Percentage of the Revolving Commitments.

         "Security Documents" means, collectively, the
Pledge Agreements and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other agreements among the

Borrowers or their respective Subsidiaries and the Banks or the Agent on behalf of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the Uniform Commercial Code (or comparable law) against the Borrowers (as Borrowers or as Guarantors) or any of their respective Subsidiaries in favor of the Banks or the Agent on behalf of the Banks, and any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Senior Debt" means, at a particular date, the aggregate outstanding principal amount of all Indebtedness of the Company and its consolidated Subsidiaries, including any extensions, renewals or replacements thereof, other than Subordinated Debt, on such date.

         "Solvent" means, as to any Person at any time, that
(a) the fair value of the property of such Person at such time is greater than the amount of such Person's liabilities at such time (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the United States Bankruptcy Code (12 U.S.C. 101 et seq.); (ii) the present fair saleable value of the property of such Person at such time is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person at such time is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person at such time does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person at such time is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "Standby Letter of Credit" means any letter of credit (including an Existing Letter of Credit) which is not a Commercial Letter of Credit.

         "Subordinated Debt" means any Indebtedness of the Company or any of its Subsidiaries which includes subordination and other provisions acceptable to the Required Banks.

         "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which forty-nine percent (49%) or more of the voting stock or other equity interests is owned or controlled directly or indirectly by such Person or by one or more other subsidiaries or parent entities of such Person or by any combination of the foregoing. For purposes of this Agreement, The Oman Construction Company L.L.C., Willbros Kuwait Gas & Oil Field Services Co. (KCSC), Willbros Far East Sdn. Bhd., Willbros (Nigeria) Limited and Willbros Al-Rushaid Limited will be treated as wholly-owned Subsidiaries of WII.

         "Syndicated L/C Bank" shall mean ABN AMRO.

         "Tangible Net Worth" means, at any time, the consolidated gross book value of the assets of the Company and its Subsidiaries (exclusive of goodwill, patents, trademarks, tradenames, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles) less (a) consolidated reserves applicable thereto and (b) all consolidated liabilities including accrued and deferred income taxes, all as determined in accordance with GAAP, as reported in the financial statements most recently provided pursuant to Section 7.1(a) or (c).

         "Taxes" has the meaning specified in Section
4.9(a).

         "Total Capitalization" means, at any date, the sum of (a) Funded Indebtedness of the Company on such date plus
(b) common equity and preferred stock of the Company on such date.

         "Total Liabilities" means, at any date, the total consolidated liabilities of the Company and its Subsidiaries on such date, determined in accordance with GAAP.

         "Transferee" has the meaning specified in Section
12.8.

         "Type" refers to the interest rate option applicable to any Loan, i.e., Base Rate or Eurodollar Rate.

         "Unfunded Pension Liabilities" means the excess of a Plan's accrued benefits, as defined in Section 3(23) of ERISA, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA.

         "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (and any subsequent revision thereof approved by a Congress of the International Chamber of Commerce).

         "U.S." means the United States of America.

         "Vintondale" means Vintondale Corporation N.V, a
Netherlands Antilles corporation and the owner of all of the outstanding equity in Musketeer.

         "WECL" means Willbros Engineering & Construction
Limited, a corporation organized under the laws of the Province of Ontario, Canada.

         "WECL Guaranty" means the Guaranty, dated the date of this Agreement, executed and delivered by WECL in favor of the Agent and the Banks with respect to the Obligations of WGI as Guarantor.

         "WEI means Willbros Engineers, Inc., a Delaware corporation.

         "WESCO" means Willbros Energy Services Company, a
Delaware corporation.

         "WII" means Willbros International, Inc., a corporation organized under the laws of the Republic of Panama.

         "Withdrawal Liabilities" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

         "WUSA" means Willbros USA, Inc., a Delaware corporation.

         "WUSA Pledge Agreement" means the agreement by WUSA under which all of the stock of WESCO and WEI is pledged as security for the Obligations.

     1.2 Other Definitional Provisions.

         (a) Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or in any certificate or other document made or delivered pursuant to any Credit Document.

         (b) All accounting terms not expressly defined in this Agreement shall be construed, except where the context otherwise requires, and all financial computations required under this Agreement shall be made, in accordance with GAAP.

         (c) Unless otherwise provided or the context otherwise requires, the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such Credit Document as a whole and not to any particular provision of this Agreement or such other Credit Document, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

         (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including".

         (e) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

         (f) The captions and headings of this Agreement and the other Credit Documents are for convenience of reference only and shall not affect the construction of this Agreement or the other Credit Documents.

         (g) Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a consolidated basis, and financial measurements shall be computed without duplication.

         (h) Wherever the term "including" or any of its correlatives appears in the Credit Documents, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred to)".

         (i) References in any Credit Document to Section numbers are references to the Sections of such Credit
Document.  References in any Credit Document to Exhibits,
Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Credit Document, and they shall be deemed incorporated into such Credit
Document by reference.

         (j) Except as otherwise provided herein, any term defined in the Credit Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; provided that nothing in this subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Credit Documents.

         (k) Unless otherwise provided or the context otherwise requires, all times of day used in the Credit
Documents mean local time in New York, New York.

         (l) Defined terms may be used in the singular or plural, as the context requires, and whenever the singular number is used, the same shall include the plural where appropriate, and vice versa. The masculine and neuter genders used in this Agreement each includes the masculine, feminine and neuter genders.

                         ARTICLE II
               AMOUNT AND TERMS OF COMMITMENTS
 -----------------------------------------------------------

     2.1 The Revolving Credit.

         (a) Each Bank severally agrees, on the terms and subject to the conditions set forth in this Agreement, to make Loans to any Borrower from time to time, on any Business Day during the period from the Closing Date to the Commitment Termination Date, in an aggregate amount for all Borrowers not to exceed at any time outstanding the amount set forth opposite such Bank's name in Schedule 2.1 (such amount, as the same may be reduced pursuant to Section 2.5 or as a result of one or more assignments pursuant to
Section 12.7, such Bank's "Revolving Commitment"); provided, however, that, after giving effect to any Borrowing of Loans, the aggregate principal amount of all Loans then outstanding shall not exceed the aggregate of the Revolving Commitments; and provided further, that (i) the aggregate principal amount of all Loans, together with all Letter of Credit Obligations, outstanding at any time shall not exceed the Commitments; (ii) the aggregate principal amount of all Loans outstanding at any time shall not exceed $100,000,000; and (iii) the aggregate principal amount available to be borrowed at any time in connection with acquisitions and investments shall not exceed the difference between (A) $50,000,000 and (B) the aggregate amount of all Loans previously borrowed (regardless of whether repaid) and all financial Letters of Credit (and all Letters of Credit which are part of the deferred purchase price of any such acquisition) previously issued (in each case, regardless of whether outstanding, drawn or expired) in connection with Permitted Acquisitions and Investments. Within the limits of each Bank's Revolving Commitment, the Borrowers may borrow under this Section 2.1, prepay pursuant to Section
2.6 and reborrow pursuant to this Section 2.1.

         (b) Upon the written request of the Company, received by the Agent on or about the first, second or third anniversary of the Closing Date and subject to the consent of each Bank willing to grant such request, the Commitment Termination Date shall be extended for an additional one year commencing on the then current Commitment Termination Date. The Agent shall transmit such request to each Bank promptly upon receipt. The Company shall provide such information as the Agent or any Bank through the Agent may reasonably request in connection with evaluating such request. The Banks shall respond through the Agent to any such request of the Company within 30 days of the date of the Company's request. Any Bank not responding within 30 days shall be deemed to have declined the request. If such request is not approved by the Majority Banks, it shall be deemed to have been withdrawn. At the option of the Company, the Commitment of any Bank not consenting to the Company's request to extend such Bank's Commitment may be assumed, in whole or in part, by one or more existing Banks or other banks acceptable to the Company and the Agent, upon compliance with Section 12.7; provided that, in such event, unless otherwise agreed by the assuming Bank or bank, the Company shall pay the $2,500 processing fee required by
Section 12.7(a). If any such Commitment is not so replaced within 30 days of the Banks' response, then, at the Company's option, either (i) the Commitments shall terminate on the then current Commitment Termination Date or
(ii) the Company shall give prompt notice of termination of the Commitment not so replaced to each and every Bank that has not consented to the extension (to the extent its Commitment has not been assumed), with a copy to the Agent, and shall prepay the Loans of such Banks on five Business Days' prior notice to such Banks and the Agent, which shall reduce the Revolving Commitment accordingly (to the extent not assumed), and the Commitment Termination Date shall be extended in accordance with this Section 2.1 for the remaining Commitments and Schedule 2.1 shall be amended accordingly. Any declining Bank that has not been replaced as provided in this Agreement will continue to be obligated pursuant to Article III and Section 11.7 with respect to any Letters of Credit issued prior to the date its Commitment was terminated.

     2.2 Loan Accounts. Each Bank, with respect to amounts payable to it under the Credit Documents, and the Agent, with respect to all amounts payable under the Credit Documents, shall maintain on its books in accordance with its usual practice, loan accounts and control accounts, respectively, setting forth each Loan, the applicable interest rate and the amounts of principal, interest and other sums paid and payable from time to time under the Credit Documents with respect thereto; provided, however, that the failure, error or omission by a Bank or the Agent to maintain an account or ledger or to record any information therein shall not diminish or otherwise affect any of the Obligations of the Borrowers under any Credit Document. In the case of any dispute, action or proceeding relating to any amount payable under any Credit Document, the entries in each such account shall constitute conclusive evidence of the accuracy of the information so recorded in the absence of manifest error. In case of a discrepancy between the entries in the Agent's books and any Bank's books, such Bank's books shall be considered correct in the absence of manifest error.

     2.3 Procedure for Borrowing.

         (a) Each Borrowing of Loans shall be made upon the written notice of a Borrower in the form of a Notice of Borrowing (which notice must be received by the Agent at its Principal Office prior to 12:00 noon (New York City time) three Business Days prior to the requested borrowing date, in the case of Eurodollar Rate Loans, and one Business Day prior to the requested borrowing date, in the case of Base Rate Loans), specifying:

         (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of One
     Million Dollars ($1,000,000) or any multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof;

         (B)   the requested borrowing date, which
     shall be a Business Day;

         (C) whether the Borrowing is to be comprised of Eurodollar Rate Loans or Base Rate Loans;

         (D)   the duration of the Interest Period
     applicable to such Loans included in such notice, subject to the definition of "Interest Period";
     and

         (E) whether such Loan is to be used directly or indirectly for acquisitions or investments.

         (b) Upon receipt of the Notice of Borrowing, the Agent shall promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Borrowing.

         (c)   Each Bank will make the amount of its
Commitment Percentage of the Borrowing available to the Agent for the account of the Borrower at the Principal Office in New York, New York for payment by 2:00 p.m. (New York City time) on the borrowing date requested by the Borrower in funds immediately available to the Agent.
Unless any applicable condition specified in Article VI has not been satisfied, the proceeds of all such Loans will then be made available to the Borrower by the Agent at such Principal Office by crediting the account of the Borrower specified in the Notice of Borrowing with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

         (d)   The provisions of Section 2.3(a)
notwithstanding, if a Borrower shall not have given a timely notice of a Borrowing to be made on the last day of any Interest Period for outstanding Loans, then, unless the Agent shall have received notice that the Borrower elects not to make a Borrowing on such day (such notice to have been received at least two Business Days prior to such day), the Agent shall be deemed to have received a Notice of Borrowing from the Borrower requesting Base Rate Loans to be made on such day in an amount equal to the amount of such outstanding Loans (reduced to the extent necessary to reflect any reductions of the Commitments on or prior to such day).

         (e)   The Borrowers may request a maximum of two
Borrowings of Loans to be made on the same date, provided that each Borrowing is in the minimum amount required under paragraph (A) of Section 2.3(a).

     2.4 Conversion and Continuation Elections.

         (a) Each Borrower may, upon irrevocable written notice to the Agent as provided below:

         (i)   elect to convert, on any Business Day,
     any Base Rate Loans (or any part thereof in an amount not less than One Million Dollars
     ($1,000,000) or an integral multiple of Five
     Hundred Thousand Dollars ($500,000) in excess thereof) into Eurodollar Rate Loans;

         (ii)  elect to convert, on any Interest
     Payment Date, any Eurodollar Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than One Million Dollars
     ($1,000,000) or an integral multiple of Five
     Hundred Thousand Dollars ($500,000) in excess thereof), into Base Rate Loans; or

         (iii) elect to renew, on any Interest Payment
     Date therefor, any Eurodollar Rate Loans (or any part thereof in an amount not less than One
     Million Dollars ($1,000,000) or an integral multiple of Five Hundred Thousand Dollars
     ($500,000) in excess thereof);

provided, that if the aggregate amount of Eurodollar Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof, to be less than One Million Dollars ($1,000,000), all such Eurodollar Rate Loans shall automatically convert into Base Rate Loans; and on and after such date the right of the Borrowers to continue such Loans as Eurodollar Rate Loans shall terminate.

         (b)   A Borrower shall deliver by telecopier,
confirmed immediately in writing, a Notice of Conversion/Continuation to be received by the Agent not later than 12:00 noon (New York City time) at least (i) three Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as Eurodollar Rate Loans, and (ii) one Business
Day in advance of the Conversion Date or continuation date, if the Loans are to be converted into or renewed as Base
Rate Loans, specifying:

         (A)   the proposed Conversion Date or
     continuation date;

         (B)   the aggregate amount of Loans to be
     converted or continued;

         (C) the Type into which such Loans are to be converted or continued; and

         (D)   the duration of the requested Interest
     Period, subject to the definition of "Interest
     Period".

         (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, a Borrower has failed to select a new Interest Period to be applicable to such Eurodollar Rate Loans in accordance with this Agreement, or if any Default shall then have occurred and be continuing, such Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

         (d)   Upon receipt of a Notice of
Conversion/Continuation, the Agent shall promptly notify each Bank thereof. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which such notice was given.

         (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than five different Interest Periods in effect.

     2.5 Voluntary Termination or Reduction of Commitments. The Borrowers may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments or permanently reduce the Commitments by an aggregate minimum amount of One Million Dollars ($1,000,000) or any multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof; provided, that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the Revolving Commitments or the then outstanding principal amount of Loans and all Letter of Credit Obligations would exceed the Commitments then in effect; and provided further, that once reduced in accordance with this Section 2.5, the Commitments may not be increased. Any reduction of the Commitments shall be applied pro rata to each Bank's Commitment in accordance with such Bank's Commitment Percentage. If the Commitments are terminated in their entirety, all accrued commitment fees to, but not including, the effective date of such termination shall be due on the effective date of such termination without any premium or penalty. Such notice shall not thereafter be revocable by the Borrowers, and the Agent shall promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment.

     2.6 Optional Prepayments. Subject to Section 4.13, the Borrowers may, at any time or from time to time, upon at least three Business Days' prior notice to the Agent, ratably prepay Loans in whole or in part, in amounts of One Million Dollars ($1,000,000) or any multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Eurodollar Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Borrowers, and the Agent shall promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 4.13.

     2.7 Notes. The Loans made by each Bank shall be evidenced by a single promissory note of each Borrower, in substantially the form of Exhibit A (each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, a "Note"), payable to the order of such Bank in a principal amount equal to the Revolving Commitment of such Bank as originally in effect and otherwise duly completed. Each Bank is hereby authorized by each Borrower to endorse on the schedule
(or a continuation thereof) attached to the Note of such Bank executed by such Borrower, to the extent applicable, the date, amount and Type of each Loan made by such Bank to such Borrower hereunder, and each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof received by such Bank and, in the case of Eurodollar Rate Loans, the length of each Interest Period; provided, that any failure by any Bank to make any such endorsement shall not affect the obligations of the Borrower under such Note or this Agreement in respect of such Loan.

     2.8 Mandatory Prepayments of Loans.

         (a) If on any date, the aggregate outstanding principal balance of Loans shall exceed the lesser of $100,000,000 or the aggregate Revolving Commitments, or if the aggregate outstanding principal balance of the Loans and the aggregate of all outstanding Letter of Credit Obligations shall exceed the Commitments then in effect, the Borrowers shall on such date prepay Loans in an aggregate amount equal to such excess together with any amount required to be paid in connection therewith pursuant to
Section 4.13.

         (b) Upon any Permitted Acquisition and Investment which, together with all other Permitted Acquisitions and Investments since the later of (i) the Closing Date or (ii) the date of the most recent Notice of Borrowing or L/C Application, shall cause the aggregate amount of Loans borrowed and all financial Letters of Credit (and all Letters of Credit which are part of the deferred purchase price of any such acquisition) issued in Permitted Acquisitions and Investments to exceed $10,000,000, the Borrowers (through the Company) will promptly send to the Agent a Notice of Investment. The aggregate amount of all proceeds of all Loans used in connection with such acquisition or investment shall be repaid in equal quarterly installments, the first of which shall be due on the last Business Day of the second fiscal quarter of the Company following the closing of the acquisition or the completion of the project associated with such investment which causes the aggregate amount described in the first sentence of this
Section 2.8(b) to exceed $10,000,000 and the remainder of which shall fall due in their order, one each on the last Business Day of each succeeding fiscal quarter thereafter prior to the Commitment Termination Date.

         (c) Any prepayments pursuant to this Section 2.8 made on a day other than an Interest Payment Date for any Loan shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Borrowers may, at their option, place any amounts which would otherwise be required to be used to prepay Eurodollar Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Agent on behalf of the Banks until the end of such Interest Period at which time such pledged amounts will be applied to repay such Eurodollar Rate Loans.

     2.9      Repayment.  Each Borrower agrees to
repay to the Agent, on or before the Commitment
Termination Date, at the Principal Office of the Agent in New York, New York, for the account of the Banks, the unpaid principal balance of all Loans made to such Borrower.

     2.10      Interest.

         (a) Subject to Section 2.10(c), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the Eurodollar Rate or the Base Rate, as the case may be, plus the Applicable Margin.

         (b) Interest on each Loan shall be payable in arrears on each Interest Payment Date and on each Conversion Date in respect thereof; provided, however, that, as to any Loan with an Interest Period of six months, such Borrower shall also pay interest on the date which is three months after the date of such Loan. Interest shall also be due on the date of any prepayment of Loans pursuant to Sections 2.5 and 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof. After the occurrence and during the continuation of any Event of Default or after acceleration, interest shall be due on demand.

         (c) During the continuation of any Event of Default or after acceleration, the Borrowers shall pay interest (after as well as before judgment to the extent permitted by law) on the unpaid principal balance of all Loans at a rate per annum equal to the otherwise applicable rate plus the Applicable Margin then in effect plus two percent (2%) per annum; provided, however, that, on and after the expiration of the Interest Period applicable to any Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus three percent (3%) until paid.

     2.11      Affiliates; Lending Offices.

         (a) Any Bank may, if it so elects, fulfill its lending or payment obligations by causing a branch, foreign or otherwise, or an Affiliate of such Bank to make such Loan or payment and may transfer and carry such Loan at, to or for the account of any branch office or Affiliate of such Bank; provided, that in such event, for the purposes of this Agreement, such Loan shall be deemed to have been made by such Bank and the obligation of the Borrowers to repay such Loan shall nevertheless be to such Bank and shall be deemed to be held by such Bank, to the extent of such Loan, for the account of such branch or Affiliate.

         (b)   Notwithstanding any provision of this
Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

     2.12 Elections to Participate and Elections to Terminate. Each Election to Participate and each Election to Terminate shall be duly executed on behalf of the electing Subsidiary and each Guarantor in such number of copies as the Agent may request. Upon the delivery of an Election to Terminate, and as a condition precedent to the effectiveness thereof, on the effective date of such Election to Terminate all Obligations of the Subsidiary with respect to which such Election to Terminate was delivered shall have been paid in full. Upon the delivery of any Election to Terminate, the Commitment of each Bank to lend to or to issue Letters of Credit for the account of such Subsidiary shall terminate. If on any date any Borrower or Designated Subsidiary shall cease for any reason to be a Subsidiary of the Company, all Obligations in respect of such Borrower or Designated Subsidiary shall automatically become due and payable on such date and thereafter no further Loans may be borrowed by, and no Letter of Credit may be issued for the account of, such Borrower or such Designated Subsidiary. No Permanent Borrower may deliver an

Election to Terminate, and no Election to Terminate with respect to any Permanent Borrower shall be effective for any purpose. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

                         ARTICLE III
                      LETTERS OF CREDIT
                -----------------------------

     3.1 The Letter of Credit Commitment.

         (a) From time to time, on any Business Day during the period from the Closing Date to the Commitment Termination Date, on the terms and subject to the conditions set forth in this Agreement, any Borrower, on its own behalf or on behalf of any of its Subsidiaries, may request any one of the Banks to become the Issuing Bank with respect to a fronted Letter of Credit. If such request is accepted by a Bank, and such Borrower does not then object to such Bank's terms, that Bank shall become the Issuing Bank, and, on the terms and subject to the conditions set forth in this Agreement, the Issuing Bank shall issue, and each Bank severally agrees to participate in, fronted Standby Letters of Credit and Commercial Letters of Credit for the account of a Borrower; provided, however, that: (i) the Issuing Bank shall not be obligated to issue any Letter of Credit, nor shall any Bank be obligated to participate in the same, if, after giving effect to such issuance, the aggregate amount of all Loans and all Letter of Credit Obligations then outstanding would exceed the Commitments; (ii) no Bank shall be obligated to issue or participate in any Letter of Credit if, at the time of its requested issuance, the amount set forth opposite such Bank's name in Schedule 2.1, as the same may be reduced pursuant to Section 2.5 or as a result of one or more assignments pursuant to Section 12.7, is less than the aggregate amount of such Bank's proportionate share of all outstanding Loans and Letter of Credit Obligations incurred by the Borrowers after giving effect to such proposed issuance or participation; (iii) no Bank shall be obligated to issue a Letter of Credit if an Event of Default has occurred and is continuing; (iv) the Issuing Bank shall not be obligated to issue any Letter of Credit, nor shall any Bank be obligated to participate in any Letter of Credit (other than the Existing Letters of Credit), if such Letter of Credit, the application therefor, and any customary instruments and agreements relating thereto are not satisfactory in form and substance to the Agent; and (v) each participating Bank shall participate in each Letter of Credit (including the Existing Letters of Credit) in a proportion equal to the ratio that such Bank's Commitment bears to the Commitments.

         (b) Concurrently with the issuance of each Letter of Credit by the Issuing Bank (and on the date of this Agreement with respect to all Existing Letters of Credit), each Bank (other than the Issuing Bank) shall be deemed to have purchased, and hereby agrees to purchase, irrevocably and unconditionally, from the Issuing Bank, without recourse, an undivided interest and participation in the related Letter of Credit Obligation in an amount equal to the product of (i) its Commitment Percentage and (ii) the face amount of such Letter of Credit.

         (c) Subject to Section 3.1(a), if no Bank shall agree to become the Issuing Bank, or if a Borrower shall elect not to request a fronted Letter of Credit, any Borrower may ask the Syndicated L/C Bank, with respect to Standby Letters of Credit only, to issue a syndicated Standby Letter of Credit on behalf of the Banks on a several basis, in substantially the form of Exhibit F, subject to the terms and conditions set forth in Section 3.1(a).

         (d) For purposes of Section 4.2, each issuance of a Letter of Credit (and the Existing Letters of Credit) shall be deemed to utilize the Commitments for each Bank's percentage share of the face amount of the Letter of Credit.

         (e) The Issuing Bank and the Syndicated L/C Bank shall not be obligated to issue any Letter of Credit under this Agreement if such issuance would conflict with, or cause any Borrower, the Issuing Bank, the Syndicated L/C Bank or any Bank participating in a Letter of Credit to be in violation of any Legal Requirement, including any prohibition of the foreign assets control regulations of the United States Treasury Department, or after any Bank has promptly notified the Agent, the Issuing Bank or the Syndicated L/C Bank that it cannot, for any reason, issue or participate in a Letter of Credit. If a Letter of Credit will not be issued because of either of the reasons stated in the preceding sentence and the failure to issue was not due to such issuance's directly resulting in any of the Borrowers' or any Bank's violation of any Legal Requirement, the Borrowers may obtain such letter of credit from a third party; provided, however, that the aggregate face amount of all such letters of credit for all Borrowers, together with all Indebtedness outstanding pursuant to the exception in
Section 8.4(c), shall never at any one time exceed twenty percent (20%) of Tangible Net Worth. The Company may from time to time request in writing to the Agent exceptions to the limit expressed in the preceding sentence. Any such request must be approved by the Agent and the Majority Banks and may be rejected by the Agent or any Bank in its sole discretion.

         (f) Letters of Credit issued from time to time by an Issuing Bank may, in some cases, be backed by one or more letters of credit or other financial accommodations extended to the Issuing Bank by other financial institutions for the account of Persons other than the Company and its Subsidiaries. In such event, (i) the nature, terms, amount and tenor of, and the obligor on, any such letter of credit or other financial accommodations shall be satisfactory to the Issuing Bank in its sole discretion, (ii) the Issuing Bank shall bear the entire risk with respect to that portion of each such Letter of Credit equal to the amount of any such letter of credit or other financial accommodations,
(iii) the interest and participation in the Letter of Credit Obligations related to each such Letter of Credit which each Bank (other than the Issuing Bank) shall be obligated to purchase pursuant to Section 3.1(b) shall be in an amount equal to the product of such Bank's Commitment Percentage times that portion of such Letter of Credit in excess of the amount of any such letter of credit or other financial accommodations, and (iv) the Commitments shall be deemed used only to the extent of that portion of each such Letter of Credit in excess of the amount of any such letter of credit or other financial accommodations. Such Letters of Credit shall otherwise be subject to all of the terms and conditions, and entitled to all of the benefits, of this Agreement and the other Credit Documents. Concurrently with the issuance of each Letter of Credit of the type described in this Section 3.1(f), the Issuing Bank shall notify the Agent of that portion of such Letter of Credit which is in excess of any such letter of credit or other financial accommodations.

     3.2 The Letters of Credit.

         (a) Any Borrower may request the Syndicated L/C Bank on behalf of the Banks to issue or the Issuing Bank to issue, and the other Banks to participate in, Standby Letters of Credit denominated in Dollars or any Alternative Currency for the following purposes: (i) to provide guarantees such as bid, advance payment, retention release, customs, warranty and performance guarantees for a maximum term (subject to Section 3.2(c)) of three years, (ii) to provide counter guarantees in support of bank guarantees issued outside the U. S. for the purposes set forth in
Section 3.2(a)(i), (iii) to support local currency borrowings outside the U. S. for a maximum term (subject to Section 3.2(c)) of two years, (iv) to support judicial proceedings, (v) for any other purpose in the ordinary course of business, and (vi) for any other purpose agreed to by the Required Banks.

         (b)   Any Borrower may further request the Issuing
Bank to issue, and the other Banks to participate in, Commercial Letters of Credit denominated in Dollars or any Alternative Currency in support of trade obligations incurred in the ordinary course of business for a maximum term (subject to Section 3.2(c)) of one year.

         (c) No Letter of Credit shall have an expiration date (including all rights of renewal) later than the Commitment Termination Date.

         (d) For the purpose of ensuring compliance with the maximum amount of the Letter of Credit Commitments, the Agent may (but shall not be obligated to) at any time determine the equivalent in Dollars of the face amount of each Letter of Credit denominated in an Alternative Currency by using the quoted spot rate at which ABN AMRO's office in Chicago, Illinois offers to sell Dollars for such Alternative Currency in Chicago at 2:00 p.m. (New York City time) on any such determination date. If no such spot rate is quoted, the Agent may use a spot quote determined by any other reasonable method.

         (e) In the event that the Agent determines, based on its computation made in accordance with Section 3.2(d), that the sum of all Letter of Credit Obligations exceeds the Letter of Credit Commitments, the Agent may (and, at the request of the Majority Banks, shall) give notice to the Company of such fact and the amount by which the sum of all Letter of Credit Obligations exceeds the Letter of Credit Commitments. Upon such notice, one or more of the Borrowers shall forthwith prepay its Loans in an aggregate amount equal to such excess together with any amount required to be paid in connection therewith pursuant to Section 4.13. Any prepayments pursuant to this Section 3.2(e) shall be applied first to any Base Rate Loans then outstanding, second to Eurodollar Rate Loans with an Interest Payment Date on the date of such prepayment and third, to the extent that the aggregate amount of Base Rate Loans then outstanding plus the amount of Eurodollar Rate Loans with an Interest Payment Date on the date of such prepayment is not sufficient to satisfy the entire prepayment requirement or there are no Loans outstanding on the date such prepayment would be required, the remaining amount of such prepayment or the amount by which the sum of all Letter of Credit Obligations still exceeds the Letter of Credit Commitments shall be deposited in the Cash Collateral Account and shall become subject to the terms and provisions of Sections 3.5(b), (c),
(d) and (e).

     3.3 Issuance of the Letters of Credit.

         (a) Each Letter of Credit shall be issued upon the request of a Borrower, on its own behalf or on behalf of any of its Subsidiaries, received by (i) the Issuing Bank or
(ii) the Syndicated L/C Bank, each with a copy to the Agent delivered by such Borrower, not later than 3:00 p.m. (New York City time) three Business Days prior to the date of issuance; provided, however, that if a requested syndicated Letter of Credit is not substantially identical to Exhibit F, then such notice shall require a minimum of eight Business Days' notice. Upon receipt of such request, the Issuing Bank or the Syndicated L/C Bank will request the Agent to determine that after giving effect to the issuance of the Letter of Credit so requested, the aggregate amount of all Loans and all Letter of Credit Obligations then outstanding will not exceed the Commitments, and the Agent will promptly notify the Issuing Bank or the Syndicated L/C Bank of such determination. The Agent will promptly notify each Bank of each request for issuance of a Letter of Credit.

         (b) Each request for issuance of a Letter of Credit shall be made in writing by telecopier and confirmed by delivery (not more than one Business Day thereafter) of a Letter of Credit Application and Agreement, in the case of a Standby Letter of Credit, in the form of Exhibit G-1, and, in the case of a Commercial Letter of Credit, in the form of Exhibit G-2 (each, an "L/C Application"). Each request for issuance of a Letter of Credit shall specify, among other things: (i) the proposed date of issuance (which shall be a Business Day); (ii) the Person on whose behalf the Letter of Credit is to be issued; (iii) the face amount of the Letter of Credit; (iv) the date of expiration of the Letter of Credit; (v) the name and address of the beneficiary thereof;
(vi) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(vii) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder;
(viii) other proposed terms of such Letter of Credit;
and (ix) the nature of the transaction proposed to be supported by such Letter of Credit. The Borrower making such request shall furnish such additional information regarding such transaction as the Agent or such Issuing Bank through the Agent may reasonably request in writing.

         (c) Each Bank shall provide the Agent with a power of attorney in order to expedite the issuance of any syndicated Letter of Credit on behalf of the Banks, in the form of Exhibit G-3.

         (d) The Issuing Bank or the Syndicated L/C Bank shall notify the Agent of each issuance of a Letter of Credit on the date such Letter of Credit is issued and on the date of such issuance inform the Agent by telecopier of the type, amount and expiration date of such Letter of Credit. The Agent shall promptly notify the Banks of each issuance of a Letter of Credit by the Issuing Bank or by the Syndicated L/C Bank.

         (e)   Any request for an amendment to any
previously issued Letter of Credit shall be received by the Agent and either the Syndicated L/C Bank or the Issuing Bank, as the case may be, not later than 3:00 p.m. (New York City time) two Business Days prior to the date of the proposed amendment in writing by telecopier and a copy thereof shall be delivered by the requesting Borrower to the Agent; provided that, for a syndicated Letter of Credit, the requesting Borrower shall provide five Business Days' prior notice. Each written request for an amendment to a previously issued Letter of Credit made by telecopier shall be signed by the Borrower requesting such amendment and shall not request an extension beyond the Commitment Termination Date. The Issuing Bank or the Syndicated L/C Bank, as the case may be, shall notify the Agent by telecopier of each amendment to any Letter of Credit on the date of such amendment. The Agent shall notify the Banks, promptly, of each such amendment. Any amendment that would require a vote of all the Banks pursuant to Section 12.1 (other than a change in the shipping date or in the face amount or expiry date of a Letter of Credit) shall require the approval of all Banks prior to the execution of the amendment by the Issuing Bank or the Syndicated L/C Bank.
If the Issuing Bank or Syndicated L/C Bank does not execute the amendment on or before the date specified in the requesting Borrower's written request, the request for such amendment shall be deemed to have been denied.

         (f) Notwithstanding any provision of any L/C Application to the contrary, in the event of any conflict between the terms of any such L/C Application and the terms of this Agreement, the terms of this Agreement shall control with respect to provisions relating to events of default, representations and warranties, and covenants in the respective documents, except that such L/C Application may provide for further warranties relating specifically to the transaction or affairs underlying such Letter of Credit.

         (g) Each Letter of Credit shall be subject to the UCP and, to the extent not inconsistent therewith, the laws of the State of New York.

     3.4 Drawings and Reimbursements.

         (a) If, in accordance with its standard operating procedures, the Syndicated L/C Bank or the Issuing Bank, respectively, determines that a demand for payment under a Letter of Credit conforms to the terms and conditions of such Letter of Credit, the Syndicated L/C Bank or the Issuing Bank, respectively, shall, as soon as reasonably practicable, give notice to the Borrower which requested such Letter of Credit and to the Agent of the date the Issuing Bank or the Banks, as the case may be, will make payment in connection with such Letter of Credit in accordance with the terms thereof. The Agent shall promptly notify the Banks of such date. Each Bank and each Borrower acknowledges that the Issuing Bank or the Syndicated L/C Bank shall have no greater responsibility in the operation of the Letters of Credit than is specified in the UCP. If at any time the Issuing Bank thereof shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit, such Issuing Bank shall promptly notify the Company and each Bank, and each Bank will pay to the Agent for the account of such Issuing Bank immediately upon demand by such Issuing Bank through the Agent at any time during the period commencing after such payment until reimbursement thereof in full by the Company, an amount equal to such Bank's Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. New York City time on such date, from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate from time to time in effect during such period. Nothing herein shall be deemed to require any Bank to pay to the Agent for the account of any Issuing Bank any amount as reimbursement for any payment made by such Issuing Bank to acquire (discount) for its own account prior to maturity thereof any acceptance created under a Letter of Credit.

         (b) Each Borrower unconditionally and irrevocably agrees to reimburse the Syndicated L/C Bank or the Issuing Bank for each payment made by the Syndicated L/C Bank or the Issuing Bank under any Letter of Credit issued at the request of such Borrower, on the date the Syndicated L/C Bank or the Issuing Bank makes such payment, together with
(i) if applicable, interest on the amount paid by the Syndicated L/C Bank or the Issuing Bank from the date such payment was made until such reimbursement becomes due at a rate per annum equal to the Base Rate plus one percent (1%) per annum and (ii) if such reimbursement is not made when due (whether directly, by means of Loans as provided in Section 3.4(c) or by application of any funds or any financial assets, security entitlements or securities accounts then contained in the Cash Collateral Account), interest on the amount so paid by the Syndicated L/C Bank or the Issuing Bank from the date such payment became due to the date the Syndicated L/C Bank or the Issuing Bank is reimbursed therefor at a rate per annum equal to the Base Rate plus three percent (3%) per annum. With respect to its reimbursement and interest payment obligations, each Borrower is irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank or the Syndicated L/C Bank for any amount paid by such Bank under any Letter of Credit requested by such Borrower, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly WAIVED by each Borrower.

         (c)   Unless an Event of Default shall have
occurred, and subject to the terms and conditions of this Agreement, each Borrower may satisfy its Reimbursement Obligation by borrowing Base Rate Loans in accordance with
Section 2.3(a), the proceeds of which Loans will be used to reimburse the Syndicated L/C Bank or the Issuing Bank for the amount of any disbursement made by it under a Letter of Credit. If a Borrower shall fail to deliver a timely Notice of Borrowing pursuant to Section 2.3(a) and shall fail to otherwise reimburse or cause the Syndicated L/C Bank or the Issuing Bank to be reimbursed directly or by request to the Agent to apply funds contained in the Cash Collateral Account on the same day the Syndicated L/C Bank or the Issuing Bank honors a drawing under a Letter of Credit (or, if the notice was given to a Borrower after 11:00 a.m. (New York City time) on such date, on the Business Day next following the date of notice), the Syndicated L/C Bank or the Issuing Bank shall promptly notify the Agent and the Agent shall promptly notify the other Banks thereof. If on the date of such notification there shall not exist any Event of Default, and subject to the terms and conditions of this Agreement, the Borrower for whose account the Letter of Credit was issued shall be deemed to have requested that Loans, which shall be Base Rate Loans, be made by the Banks to be disbursed on the date of payment by the Issuing Bank or Syndicated L/C Bank under the Letter of Credit. Such conditions precedent having been satisfied, in the event that any Bank fails to make available to the Syndicated L/C Bank or the Issuing Bank the amount of such Bank's Loan on the date payment is made under the Letter of Credit, the Syndicated L/C Bank or the Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at the Federal Funds Rate.

         (d)   If any Reimbursement Obligation of any
Borrower is not repaid directly when due and cannot be repaid by means of a borrowing under the Revolving Commitments and there shall not then be sufficient funds available for the payment due to the Syndicated L/C Bank or the Issuing Bank in the Cash Collateral Account, each Bank will, upon notice by the Agent, promptly pay to the Syndicated L/C Bank or such Issuing Bank the amount of its participation in such Reimbursement Obligation determined in accordance with Section 3.1(c).

         (e) Upon and only upon receipt by the Issuing Bank or the Syndicated L/C Bank of funds from, or on behalf of, a Borrower, (i) in reimbursement of any payment made under any Letter of Credit with respect to which any Bank has theretofore made a payment to the Syndicated L/C Bank or the Issuing Bank pursuant to Section 3.4 (c) or (d), or (ii) in payment of interest thereon, the Issuing Bank or the Syndicated L/C Bank will pay to each Bank through the Agent, in the same funds as those received by the Syndicated L/C Bank or the Issuing Bank, such Bank's pro rata share of such funds.

         (f) If the Syndicated L/C Bank or an Issuing Bank is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by such Borrower to such Issuing Bank or the Syndicated L/C Bank in reimbursement of a payment made under any Letter of Credit or interest thereon, each Bank shall, on demand of the Agent, forthwith return to the Syndicated L/C Bank or such Issuing Bank its Commitment Percentage of any amounts so returned by the Syndicated L/C Bank or such Issuing Bank, plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Syndicated L/C Bank or such Issuing Bank at a rate per annum equal to the Federal Funds Rate.

         (g)    If any Borrower ever alleges gross
negligence or willful misconduct by an Issuing Bank or the Syndicated L/C Bank, or that an Issuing Bank or the Syndicated L/C Bank has honored a Letter of Credit in violation of applicable law, the full amount of reimbursement provided for in this Section 3.4 shall nonetheless be paid upon demand, subject to later adjustment or reimbursement at such time, if any, as a court of competent jurisdiction enters a final judgment as to the extent and effect of any alleged gross negligence or willful misconduct. Each Issuing Bank or the Syndicated L/C Bank will pay to the Agent for the account of each Bank such Bank's Commitment Percentage of all amounts received from any Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to such Issuing Bank or the Syndicated L/C Bank in respect of such Letter of Credit.

     3.5 Cash Collateral Account.

         (a) Upon the occurrence of an Event of Default, one or more of the Borrowers shall, at the request of the Agent, consistent with the provisions of Article X, provide a letter of credit in form and substance satisfactory to the Required Banks or promptly pay to the Agent in immediately available funds an amount equal to the maximum amount then available to be drawn under all Letters of Credit then outstanding. Any amounts received by the Agent shall be deposited by the Agent in one or more (at the request of the Required Banks) deposit accounts (such deposit accounts, together with any financial assets, security entitlements or security accounts acquired or maintained in connection therewith, shall be the "Cash Collateral Account") maintained by ABN AMRO for the benefit of the Issuing Bank, the Agent, the Issuing Banks, the Syndicated L/C Bank and the Banks.

         (b) For the benefit of the Banks, and as security for the payment of all Letter of Credit Obligations and for all other Obligations (including Loans), each Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Agent, and creates in the Agent's favor a Lien on, and security interest in, the Cash Collateral Account and all money, instruments, securities, security entitlements, and securities accounts at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof, all of which shall be under the sole dominion and control of the Agent. The Borrowers shall have no right to withdraw or to cause ABN AMRO or the Agent to withdraw any funds deposited in, or transfer any financial assets or security entitlements in, the Cash Collateral Account. ABN AMRO recognizes the Agent as the sole party entitled to give any instructions with respect to the Cash Collateral Account and agrees to comply with the Agent's instructions and entitlement orders. ABN AMRO will not agree with any third party that ABN AMRO will comply with entitlement orders concerning the Cash Collateral Account originated by such third party without the prior written consent of the Agent and Borrowers. Upon any adoption of revised Uniform Commercial Code Article 8 by the State of New York, ABN AMRO will treat all property held by it in the Cash Collateral Account as financial assets under such Article 8.

         (c) At any time and from time to time, upon the Agent's request, each Borrower promptly shall execute and deliver any and all such further instruments and documents as may be necessary, appropriate or desirable in the Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Section 3.5 and of the rights and powers granted in this Agreement and the other Credit Documents. The Borrowers shall not create or suffer to exist any Lien on any amounts or investments held in the Cash Collateral Account other than the Lien granted under this Section 3.5 and Liens permitted pursuant to Sections 8.1(a) and (c).

         (d) The Agent shall (i) apply any funds in the Cash Collateral Account deposited pursuant to Section 3.5(a) above on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Borrowers shall then fail directly to pay such Reimbursement Obligations and (ii) after the date on which the Commitments shall have terminated, apply any such funds remaining in the Cash Collateral Account first, to pay any unpaid Obligations then outstanding and then, to refund any remaining amount to the Borrowers. If sufficient funds have not been deposited in the Cash Collateral Account, the Agent may cause ABN AMRO to liquidate any securities or financial assets securing the Letter of Credit Obligations or any other Obligations (including Loans), regardless of their maturity date or of any penalties associated therewith.

         (e) Except as otherwise provided herein, the Company, no more than once in any calendar month, may direct ABN AMRO to invest the funds held in the Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement as determined by the Agent) in one or more types of Cash Equivalents with maturities no longer than 30 days, pending application of such funds on account of Letter of Credit Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Company, ABN AMRO shall invest the funds received from WUSA or any of its Subsidiaries in securities issued or fully guaranteed by the U.S. Government. The balance of the funds shall be invested in Eurodollar time deposits constituting Cash Equivalents. ABN AMRO shall neither accept nor comply with any entitlement order from any Borrower withdrawing any financial assets from the Cash Collateral Account nor deliver any such financial assets to any Borrower nor pay any amounts owing from ABN AMRO to any Borrower with respect to the Cash Collateral Account without the specific prior written consent of the Agent. ABN AMRO will comply with entitlement orders originated by the Agent concerning the Cash Collateral Account without further consent by any Borrower and regardless of whether an Event of Default shall have occurred.

         (f) At such time as the Agent delivers a written notice to ABN AMRO which states that an Event of Default has occurred and is continuing and that the Agent is thereby exercising exclusive control over the Cash Collateral Account (the "Notice of Exclusive Control"), ABN AMRO will immediately cease complying with instructions or entitlement orders concerning the Cash Collateral Account originated by any Borrower or any of their representatives until such time as ABN AMRO receives written notice from the Agent that the rights of Borrowers to effect trades from the Cash Collateral Account have been reinstated by the Agent. ABN AMRO shall have no responsibility or liability to any Borrower for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Cash Collateral Account originated by the Agent. ABN AMRO shall have no duty to investigate or make any determination as to whether an Event of Default exists and shall comply with a Notice of Exclusive Control even if it believes that an Event of Default does not exist. Neither this Agreement nor any other Credit Document imposes or creates any obligation or duty on ABN AMRO other than those expressly set forth herein.

         (g) All investments of funds held in the Cash Collateral Account shall be made in the Agent's name for the account of the Banks. The Borrowers recognize that any losses or taxes with respect to such investments shall be borne solely by the Borrowers, and each Borrower agrees to indemnify the Agent, the Issuing Bank, the Syndicated L/C Bank and the Banks for, and hold each such Person harmless from and against, any such losses or taxes other than losses arising from the gross negligence or willful misconduct of the Agent, the Issuing Bank, the Syndicated L/C Bank or any Bank. The Agent may liquidate any investment held in the Cash Collateral Account in order to apply the proceeds of such investment on account of Letter of Credit Obligations (or on account of other Obligations then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalties or other fees incurred (with respect to which each Borrower hereby agrees to reimburse the Agent) as a result of such application. All items of income, gain, expense and loss recognized in the Cash Collateral Account for U.S. persons shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the appropriate Borrower.

         (h)   The Agent will advise the Company on a
monthly basis of the results of the investments of the funds held in the Cash Collateral Account based on the daily activity thereof.

         (i)   The Borrowers shall pay to ABN AMRO the
fees customarily charged by ABN AMRO with respect to the maintenance of accounts similar to the Cash Collateral
Account.

         (j)   This Agreement supplements any deposit
agreement or similar agreement which any one or more of the Borrowers and ABN AMRO have entered or may enter into, notwithstanding any integration clause therein. In the event of a conflict between this Agreement and any other agreement between a Borrower and ABN AMRO relating to the Cash Collateral Account, the terms of this Agreement will prevail. Regardless of any provision in such deposit or similar agreement, New York shall be deemed to be ABN AMRO's location for the purposes of this Agreement and the perfection and priority of the Agent's security interest in the Cash Collateral Account. All matters relating to the Cash Collateral Account shall be governed by the laws of the State of New York.

         (k) The rights and powers granted herein to the Agent have been granted in order to perfect its security interests, are powers coupled with an interest, and will neither be affected by the bankruptcy of any Borrower nor by the lapse of time.

     3.6 Role of the Issuing Bank and the Syndicated L/C
Bank.

         (a)   Each of the Issuing Bank and the Syndicated
L/C Bank will exercise and give the same care and attention to the Letters of Credit issued by it as it gives to other letters of credit issued by it.

         (b) Each Bank agrees that, in paying any drawing under any Letter of Credit, the Issuing Bank and the Syndicated L/C Bank shall not have any responsibility to obtain any document (other than any document expressly required by the terms of such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person delivering any document. None of the Issuing Bank, the Syndicated L/C Bank or any of their representatives, officers, employees or agents shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Banks; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) any action taken or omitted affecting the execution, effectiveness, genuineness, validity or enforceability of any Letter of Credit or any other document contemplated hereby or thereby.

         (c) All Letters of Credit issued by any Issuing Bank or the Syndicated L/C Bank pursuant to this Agreement shall be evidenced by entries in records maintained by the Issuing Bank or the Syndicated L/C Bank, respectively, which records shall be conclusive evidence, absent manifest error, of all of the Letter of Credit Obligations and the Reimbursement Obligations. Failure by the Issuing Bank or the Syndicated L/C Bank to record the issuance of any Letter of Credit or any payment or reimbursement with respect thereto or any error in so recording any such fact, shall not, however, limit or otherwise affect any of the Letter of Credit Obligations or Reimbursement Obligations.

         (d) So long as the Issuing Bank or the Syndicated L/C Bank shall have acted in good faith, the Issuing Bank and Syndicated L/C Bank, respectively, shall not be responsible to any Borrower for, and such Bank's right to reimbursement, indemnification, and other payments under this Agreement and the other Credit Documents shall not be impaired by, (i) any act or omission for which banks are relieved of responsibility under the UCP, (ii) any recommendation or failure to recommend the inclusion or exclusion of any term or wording in a Letter of Credit, or
(iii) honor or dishonor or refusal of any demand under a Letter of Credit following any Borrower's refusal to confirm that such demand is entitled to be honored or that such Bank is entitled to be reimbursed therefor. No Bank shall be liable for any special, indirect or consequential damages in connection with any Letter of Credit.

     3.7 Obligation to Reimburse for, or Participate in, Letters of Credit. Each Borrower's obligation to reimburse the Syndicated L/C Bank or any Issuing Bank for payments and disbursements made by the Syndicated L/C Bank or such Issuing Bank under any Letter of Credit requested by such Borrower honoring a demand for payment by the beneficiary thereunder, and each Bank's obligation to participate in such payments and disbursements in accordance with this Agreement, shall be irrevocable, absolute and unconditional under any and all circumstances, including the following circumstances:

         (a) any lack of validity or enforceability of this Agreement, any Letter of Credit, any L/C Application, or any other agreement or instrument relating thereto
(collectively, the "L/C Related Documents");

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to or departure from all or any of the L/C Related Documents;

         (c) the existence of any claim, set-off, defense or other right that any of the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Agent, such Issuing Bank, the Syndicated L/C Bank or any other Person, whether in connection with this Agreement or any other Credit Document, the transactions contemplated by the L/C Related Documents or any unrelated transaction;

         (d) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect other than if such payment resulted from the gross negligence or willful misconduct of the Agent, the Syndicated L/C Bank or the Issuing Bank;

         (e) payment by the Agent, the Syndicated L/C Bank or the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of any Letter of Credit other than if such payment resulted from the gross negligence or willful misconduct of the Agent, the Syndicated L/C Bank or the Issuing Bank;

         (f) any exchange, release or non-perfection of any collateral or Lien, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of any Borrower, in respect of any Letter of Credit; or

         (g)   any other circumstance or happening
whatsoever whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any account party other than a circumstance constituting gross negligence or willful misconduct on the part of the Agent, the Syndicated L/C Bank, or the Issuing
Bank.

     3.8 Indemnification by the Banks. The Banks severally agree to indemnify the Agent, the Syndicated L/C Bank, the Issuing Bank and each officer, director, employee, agent and Affiliate of the Agent, the Syndicated L/C Bank or the Issuing Bank ratably according to their respective Commitment Percentages, to the extent not reimbursed by the Borrowers, from and against any and all actions, causes of action, suits, losses, liabilities, damages, expenses, attorneys' fees and costs which may at any time (including, at any time following the payment of any of the Reimbursement Obligations) be imposed on, incurred by or asserted against such Person in any way relating to or arising out of the issuance of, transfer of, or payment or failure to pay under any Letter of Credit or the use of proceeds of any payment made under any Letter of Credit; provided, however, that no Bank shall be liable for the payment of any portion of such actions, causes of action, suits, losses, liabilities, damages and expenses which a court of competent jurisdiction finally shall have determined in a final proceeding to have arisen solely by reason of such Person's gross negligence or willful misconduct.

     3.9 Special Provisions Relating to Commercial Letters of Credit.

         (a) The Borrowers will obtain, or cause to be obtained, insurance on all goods which are the subject of any Commercial Letter of Credit. Such insurance will cover fire and other usual insurable risks and such additional risks as the Issuing Bank may reasonably request. The Borrowers irrevocably authorize and empower the Issuing Bank to collect the proceeds of any of the aforementioned insurance which would be payable to any of the Borrowers and apply such proceeds, to the extent any of the Borrowers is a loss payee or otherwise has the right to collect the proceeds of such insurance, against such Borrower's Reimbursement Obligations to the Banks with respect to the Commercial Letter of Credit to which such proceeds relate.

         (b) Except as disclosed in writing to the Agent concurrently with the delivery of the relevant L/C
Application, each Borrower represents and warrants to the Banks that it has obtained all import and export licenses and other governmental approvals required for the goods and the documents described in any Commercial Letter of Credit.

         (c) (i)   Each Borrower hereby grants to the Agent
for the benefit of the Banks a security interest in such Borrower's right, title and interest in and to the following described property, whether now owned or hereafter acquired by the Borrowers (the "L/C Collateral"):

         (A) All goods and documents described in any Commercial Letter of Credit;

         (B)   All negotiable and nonnegotiable
     documents of title covering any of the above described property;

         (C)   All rights under contracts of insurance
     covering any of the above-described property;

         (D)   All deposit accounts now or hereafter
     maintained by such Borrower with any Bank with respect to any Commercial Letter of Credit; and

         (E)   All proceeds of any of the above
     described property.

         (ii) The L/C Collateral secures and will secure all obligations and liabilities of such Borrower to the Banks with respect to any Commercial Letter of Credit, whether now existing or hereafter incurred or created, whether due or to become due, and whether absolute or contingent.

     3.10 Additional Costs in Respect of Letters of Credit. If there shall be imposed, modified or deemed applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued under this Agreement or participations in such Letters of Credit, and the result shall be to increase the cost to the Issuing Bank, the Syndicated L/C Bank or any other
Bank of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by the Issuing Bank, the Syndicated L/C Bank or any other
Bank in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Issuing Bank's, the Syndicated L/C Bank's or such other

Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), such Issuing Bank, the Syndicated L/C Bank or such other Bank shall notify the Company through the Agent, and upon demand therefor by such Issuing Bank, the Syndicated L/C Bank or such other Bank through the Agent, each Borrower shall pay to the Issuing Bank, the Syndicated L/C Bank or such other Bank, from time to time as specified by the Issuing Bank, the Syndicated L/C Bank or such other Bank, such additional amounts as shall be sufficient to compensate the Issuing Bank, the Syndicated L/C Bank or such other Bank for such increased costs or reductions in amount. Before making such demand pursuant to this Section 3.10, the Issuing Bank, the Syndicated L/C Bank or such other Bank will designate a different available Lending Office for the Letter of Credit or participation or take such other action as the Company may reasonably request, if such designation or action would avoid the need for, or reduce the amount of, such compensation and would not, in the sole opinion of the Issuing Bank, the Syndicated L/C Bank or such other Bank, be disadvantageous to the Issuing Bank, the Syndicated L/C Bank or such other Bank. A statement as to such increased costs or reductions in amount incurred by the Issuing Bank, the Syndicated L/C Bank or such other Bank, submitted by the Issuing Bank, the Syndicated L/C Bank or such other Bank to the Company, shall be conclusive as to the amount thereof, absent manifest error, and may be prepared using any reasonable averaging and attribution method.

                         ARTICLE IV
       FEES; PAYMENTS; TAXES; CHANGES IN CIRCUMSTANCES
------------------------------------------------------------

     4.1 Arrangement Fee. The Borrowers jointly and severally agree to pay to the Agent an aggregate arrangement fee for the Agent's own account in an amount and at the times set forth in a letter agreement between the Company and the Agent dated November 27, 1996.

     4.2 Commitment Fees. In consideration of the Commitments, the Borrowers further jointly and severally agree to pay to the Agent for the account of each Bank a commitment fee for each day computed by multiplying the Commitment Fee Percentage in effect on such day by the unused portion of such Bank's Commitment on such day. Such commitment fee shall accrue from the Closing Date to the Commitment Termination Date and shall be due quarterly in arrears on the last day of each March, June, September and December commencing on March 31, 1997, and on the Commitment Termination Date.

     4.3 Agency Fee. The Borrowers jointly and severally agree to pay to the Agent for the Agent's own account on the last Business Day of each March following the Closing Date an aggregate agency fee in the amount set forth in a letter agreement between the Company and the Agent dated November 27, 1996.

     4.4 Letter of Credit Fees.

         (a) Each Borrower requesting a Letter of Credit agrees to pay to the Agent for the account of each Bank a Letter of Credit fee as follows:

         (i)   in the case of each nonfinancial Standby
     Letter of Credit, a fee computed by multiplying the Nonfinancial SBLC Fee Percentage in effect on each day by the face amount of such Standby Letter of Credit in effect on such day and, in the case of each financial Standby Letter of Credit, a fee computed by multiplying the Financial SBLC Fee
     Percentage in effect on each day by the face amount of such Standby Letter of Credit in effect on such day; and

         (ii) in the case of each Commercial Letter of Credit, a fee computed by multiplying the CDLC Fee
     Percentage in effect on each day by the face amount of such Commercial Letter of Credit in effect on such day.

All such fees shall accrue on the outstanding amount available under each such Letter of Credit from its issuance (or, in the case of Existing Letters of Credit, from the Closing Date) until the date such Letter of Credit expires, taking into account any extensions of the expiration date beyond the initial expiration date, and shall be due quarterly in arrears on the last day of each March, June, September and December and on the date such Letter of Credit expires or is fully drawn.

     In addition, each Borrower promises to pay all fees, charges, commissions and taxes of entities engaged by any Bank with the permission of the Company to perform services related to the Letters of Credit.

         (b) Each Borrower requesting a Letter of Credit agrees to pay to the Agent for the account of the Issuing Bank, in connection with the issuance of each Standby Letter of Credit requested by it, including any Standby Letter of Credit which is an Existing Letter of Credit, an issuance fee equal to .125% per annum of the face amount of such Standby Letter of Credit issued by that Issuing Bank, subject to a minimum of $300. Such issuance fee shall accrue on the outstanding amount available under such Letter of Credit from the issuance date of such Standby Letter of Credit (or, in the case of Standby Letters of Credit which are also Existing Letters of Credit, from the Closing Date) to the date such Standby Letter of Credit expires, taking into account any extensions of the expiration date beyond the initial expiration date, and shall be due quarterly in arrears on the last day of each March, June, September and December and on the date such Standby Letter of Credit expires or is fully drawn.

         (c) Each Borrower requesting a Letter of Credit agrees to pay to the Agent for the account of the Issuing Bank, in the case of each Commercial Letter of Credit requested by it, an issuance fee in an amount equal to 0.10% times the face amount of such Commercial Letter of Credit, such issuance fee to be due at the time such Commercial Letter of Credit is issued (and payment thereof to be a condition precedent to the issuance of any such Commercial Letter of Credit) (or, in the case of Commercial Letters of Credit which are Existing Letters of Credit, from the Closing Date), and on each anniversary of the date such Commercial Letter of Credit is issued, and a negotiation fee in an amount to be agreed between the Issuing Bank and the Borrower requesting such Commercial Letter of Credit, subject to a minimum of $300, due on the day of negotiation of documents causing such drawings to be made.

         (d) If at any time after the date of issuance thereof the stated amount of any Letter of Credit is increased, the Borrower requesting such increase agrees to pay to the Agent:

         (i)   in the case of each Standby Letter of
     Credit, (A) an additional fee for the account of each Bank equal to the applicable percentage rate determined in accordance with Section 4.4(a)(i) and (B) for the account of the Issuing Bank an additional issuance fee equal to the applicable percentage rate set forth in Section 4.4(b), each such fee computed on the amount of such increase times the number of days included in the period from the date of such increase to the then stated date of expiration of such Standby Letter of Credit, taking into account any extensions of such expiration date beyond the then-stated date of expiration, each such fee to be due quarterly in arrears on the last day of each March, June, September and December and on the date such Standby Letter of Credit expires or is fully drawn; and

         (ii) in the case of each Commercial Letter of Credit, an additional fee for the account of each Bank equal to the applicable percentage rate determined in accordance with Section 4.4 (a)(ii), each such fee computed on the amount of such increase times the number of days included in the period from the date of such increase to the then stated date of expiration of such Commercial
     Letter of Credit, taking into account any extensions of such expiration date beyond the then-stated date of expiration, each such fee to be due quarterly in arrears on the last day of each March, June, September and December and on the date such Commercial Letter of Credit expires or is fully drawn.

         (e) On the date of any amendment to or transfer of any Letter of Credit, the Borrower requesting such Letter of Credit agrees to pay to the Agent for the account of the Syndicated L/C Bank or the Issuing Bank an amendment fee or transfer fee equal to the Syndicated L/C Bank's or the Issuing Bank's standard amendment or transfer fee on such date.

     4.5 Computation of Fees and Interest.

         (a) All computations of interest payable in respect of Base Rate Loans (to the extent determined by reference to the Base Rate) and fees with respect to Letters of Credit (except issuance and negotiation fees in respect of Commercial Letters of Credit, which are flat) shall be made on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. All other computations of fees and interest under this Agreement and the other Credit Documents shall be made on the basis of the actual number of days elapsed in a year of 360 days. Interest and fees shall accrue during each period during which interest or such fees are computed from and including the first day thereof to but excluding the last day thereof. For the purposes of this Agreement and the other Credit Documents, whenever interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual nominal rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the number of days in the calendar year in which the same is to be ascertained and divided by 360. The Parties further agree that for the purposes of the Interest Act (Canada), (i) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement or the other Credit Documents, and (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         (b) The Agent shall, as soon as practicable, notify the Company and the Banks of each determination of a Eurodollar Rate; provided, however, that any failure to do so shall not relieve any Borrower or any Bank of any liability under this Agreement or any other Credit Document. Any change in the interest rate on a Loan resulting from a change in the Eurodollar Reserve Percentage, Eurocurrency Liabilities or the Base Rate shall become effective as of the opening of business on the day on which such change in the Eurodollar Reserve Percentage, Eurocurrency Liabilities or the Base Rate shall become effective. The Agent shall, as soon as practicable, notify the Company and the Banks of the effective date and the amount of each such change; provided, however, that any failure to do so shall not relieve any Borrower or any Bank of any liability under this Agreement or any other Credit Document.

         (c) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

     4.6 Payments by the Borrowers.

         (a) All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without deduction, withholding, set-off or counterclaim and shall be made to the Agent, for the account of the Banks (except as otherwise provided in Section 4.1, 4.3, 4.4 or 4.10), at the Principal Office of the Agent in New York, New York, in Dollars and in immediately available funds no later that 12:00 noon (New York City time). The Agent shall distribute such payments to each Bank pro rata according to the amount of their respective Commitment Percentages of such principal, interest, fees or other amounts, promptly upon receipt in like funds as received; provided, that no Bank shall be entitled to receive a distribution from the Agent of such portions of principal, interest, or fees to the extent that, at such time of payment by the Borrowers, such portion exceeds such Bank's share of the interests in the Loan or Letter of Credit to which such principal, interest, or fee relates. Any payment which is received by the Agent after 12:00 noon (New York City time) shall be deemed to have been received on the next succeeding Business Day. The Borrowers shall, at the time any of them makes each payment under this Agreement or any other Credit Document, specify to the Agent in detail the Loans or other amounts payable by the Borrowers to which such payment is to be applied (and in the event that it fails so to specify, after reasonable efforts to contact the Company such payment shall be applied as the Agent may designate to the Loans or other amounts then due and payable); provided that if no Loans or other amounts are then due and payable or an Event of Default has occurred and is continuing, the Agent may apply any payment to the Obligations in such order as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement.

         (b) Whenever any payment under this Agreement or any other Credit Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, at the rate in effect on such due date; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be due on the immediately preceding Business Day.

         (c) Unless the Agent shall have received notice from the Company, prior to the date on which any payment is due to the Banks under this Agreement or any other Credit Document, that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, but shall not be so required, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers shall not have made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent at the Federal Funds Rate as in effect on such date. Any such sums not timely paid by such Bank shall accrue interest daily at a rate per annum equal to the Federal Funds Rate in effect on such date plus 2%.

     4.7 Payments by the Banks to the Agent.

         (a) Each Bank shall make available to the Agent at the Principal Office of the Agent in New York, New York, in Dollars and in immediately available funds for the account of the Borrower requesting a Borrowing the amount of its Commitment Percentage of any Borrowing.

         (b) Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing that such Bank will not make available to the Agent for the account of the requesting Borrower the amount of that Bank's Commitment Percentage of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent on the borrowing date and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to any Borrower such amount, such Bank shall, within two Business Days following the date of such Borrowing, make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this Section 4.7(b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two Business Days following the date of such Borrowing, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Borrower to which such Loans were extended shall repay to the Agent such amount, together with interest thereon for each day elapsed since the date of such Borrowing at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

         (c) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of the obligation under this Agreement to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

     4.8 Security and Guarantee.  All Obligations of the
Borrowers under this Agreement and all other Credit
Documents shall be secured in accordance with the Security
Documents and guaranteed as provided in Article X.

     4.9 Taxes.

         (a)   Subject to Section 4.9(g), any and all
payments by any Borrower or any Guarantor to any Bank or the Agent under the Credit Documents shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Bank's or the Agent's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being herein referred to as "Taxes").

         (b) In addition, each Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other
Credit Document (herein referred to as "Other Taxes").

         (c) Subject to Section 4.9(g), each Borrower shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.9) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date any Bank or the Agent makes written demand therefor.

         (d) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable under this Agreement or any other Credit Document to any Bank or the Agent, then, subject to
Section 4.9(g):

               (i)  the sum payable shall be increased
     as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.9 and, notwithstanding any exclusion from Taxes in
     Section 4.9(a) for net income taxes of the Banks, including in the case of non-U.S. withholding tax imposed at rates of 5% or greater, any U.S. tax, including taxes on net income, attributable to such increase) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been required;

               (ii) the Borrower shall make such
     deductions; and

              (iii)     the Borrower shall pay the
         full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (e) Within 30 days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

         (f) Each Bank which is a foreign Person (i.e., a person other than a United States person for U. S. Federal income tax purposes) agrees that:

               (i)  It shall, no later than the Closing
     Date (or, in the case of a Bank which becomes a Party pursuant to Section 12.7 after the Closing
     Date, the date upon which the Bank becomes a Party) deliver to the Company through the Agent:

                   (A)  if any Lending Office is
         located in the U. S., two accurate and
         complete signed originals of Internal
         Revenue Service Form 4224 ("Form 4224")
         and Internal Revenue Service Form W-9
         ("Form W-9") or any successor thereto,
         and

                   (B)  if any Lending Office is
         located outside the U. S., two accurate
         and complete signed originals of
         Internal Revenue Service Form 1001
         ("Form 1001") and Internal Revenue
         Service Form W-8 ("Form W-8") or any
         successor thereto,

     in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of U. S.
     Federal income tax.

               (ii) If at any time a Bank changes its
     Lending Office or Offices or selects an additional
     Lending Office as herein provided, it shall, at the same time or reasonably promptly thereafter, deliver to the Company through the Agent in replacement for, or in addition to, the forms previously delivered by it under this Agreement:

                   (A)  if such changed or
         additional Lending Office is located in
         the U. S., two accurate and complete
         signed originals of Form 4224 and Form
         W-9, or

                   (B)  otherwise, two accurate
         and complete signed originals of Form
         1001 and Form W-8,

     in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending
     Office or Offices under this Agreement free from withholding of U. S. Federal income tax.

               (iii)     It shall, before or promptly
     after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 and Form W-9 or Form 1001 and Form W-8 previously delivered by the Bank and if the delivery of the same be lawful, deliver to the Borrowers through the Agent two accurate and complete original signed copies of Form 4224 and Form W-9 or Form 1001 and Form W-8 in replacement for the forms previously delivered by the Bank.

               (iv) It shall, promptly upon the
     Borrowers' reasonable request to that effect, deliver to the Company (through the Agent) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

               (v)  If such Bank claims exemption from
     withholding tax under a U. S. tax treaty by providing a Form 1001 and Form W-8 and such Bank sells or grants a participation of all or part of its rights under this Agreement, such Bank shall notify the Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, the Agent shall treat such Bank's Form
     1001 as no longer in compliance with this Section
     4.9(f). In the event a Bank claiming exemption from U. S. withholding tax by filing Form 4224 and Form W-9 with the Agent, sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (vi) Without limiting or restricting any Bank's right under Section 4.9(d) to increased amounts from the Borrowers upon satisfaction of such Bank's obligations under the provisions of this Section 4.9(f), if such Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subparagraph (i) are not delivered to the Agent, then the Agent may withhold from any interest payment to the Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax. In addition, the Agent may also withhold against periodic payments other than interest payments to the extent United
     States withholding tax is not eliminated by obtaining Form 4224 and Form W-9 or Form 1001 and
     Form W-8.

               (vii)     if the Internal Revenue
     Service or any authority of the U.S. or any other jurisdiction asserts a claim that the Agent or any Borrower did not properly withhold tax from amounts paid to or for the account of any Bank
     (for example only, because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from withholding tax ineffective), such Bank shall indemnify the Agent and/or such Borrower, fully for all amounts paid, directly or indirectly, by the Agent and/or such Borrower, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or such Borrower under this Section 4.9(f), together with all costs, expenses and attorneys' fees (including allocated costs for in-house staff counsel).

         (g) The Borrowers will not be required to pay any additional amounts in respect of U. S. Federal income tax pursuant to Section 4.9(d) to any Bank for the account of any Lending Office of such Bank:

               (i)  if the obligation to pay such
     additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 4.9(f) in respect of such Lending Office;

               (ii) if such Bank shall have delivered
     to the Company a Form 4224 in respect of such Lending Office pursuant to Section 4.9(f)(i)(A), and the Bank shall not at any time be entitled to exemption from deduction or withholding of U. S.
     Federal income tax in respect of payments by the Borrowers under this Agreement and the other Credit
     Documents for the account of such Lending Office for any reason other than a change in U. S. law or regulations or in the official interpretation of such law or regulations by any Governmental
     Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224 and Form W-9; or

               (iii)     if such Bank shall have
     delivered to the Company a Form 1001 and Form W-8 in respect of such Lending Office pursuant to
     Section 4.9(f)(i)(B), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrowers under this Agreement and the other Credit Documents for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001 and Form W-8.

         (h) If, at any time, any Borrower requests any Bank to deliver any forms or other documentation pursuant to
Section 4.9(f)(iv), then such Borrower shall, on demand of such Bank through the Agent, reimburse such Bank for any costs or expenses reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

         (i) If a Borrower is required to pay additional amounts to any Bank or the Agent pursuant to Section 4.9(d), then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         (j)   The agreements and obligations of the
Borrowers contained in this Section 4.9 shall survive the payment in full of all Obligations.

     4.10 Sharing of Payments, Etc. If, other than as provided in Sections 3.10, 4.9 and 4.12, any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it or the Letter of Credit
Obligations in excess of its Commitment Percentage of the Obligations, such Bank shall forthwith purchase from the other Banks such participations in the Loans or the Letter of Credit Obligations made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase by such Bank from each other
Bank shall be fully or partially rescinded and each other
Bank shall repay to the purchasing Bank the purchase price paid thereto to the extent of such repaying Bank's recovery, together with an amount equal to such paying Bank's
Commitment Percentage (according to the proportion of (a) the amount of such paying Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.
Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to the provisions of this Section 4.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

     4.11      Illegality.

         (a)   If any Bank shall determine that any Legal
Requirement or any change therein or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Eurodollar Rate Loans, then, on notice thereof by such Bank to the Company through the Agent, the obligation of such Bank to make Eurodollar Rate Loans shall be suspended until the notifying Bank shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exist, and during such suspension period such Bank shall make Base Rate Loans.

         (b)   If any Bank shall determine that it is
unlawful to maintain any Eurodollar Rate Loan, the Borrowers shall prepay in full all Eurodollar Rate Loans of such Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Eurodollar Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 4.12.

         (c) If any Borrower is required to prepay any Eurodollar Rate Loan immediately as provided in Section
4.11(b), then, concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan having as its Interest
Payment Date the same Interest Payment Date as the
Eurodollar Rate Loan which was prepaid.

         (d)   Before giving any notice to the Agent
pursuant to this Section 4.11, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

     4.12      Increased Costs and Reduction of Return.

         (a) Increased Costs. If any Bank shall determine that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the Eurodollar Reserve Percentage) in or in the interpretation of any law, regulation or other Legal Requirement (including changes in reserve, special deposit or similar requirements imposed by a Governmental Authority) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrowers shall be jointly and severally liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), jointly and severally pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

         (b) Capital Adequacy. If any Bank shall have determined that

         (i) the adoption after the date of this Agreement or the effectiveness after the date of this Agreement
     (regardless of whether previously announced) of any applicable Legal Requirement or treaty regarding capital adequacy, or

         (ii) any change after the date of this Agreement in any existing or future Legal Requirement or treaty regarding capital adequacy, or

         (iii) any change after the date of this Agreement in the interpretation or administration of any existing or future Legal Requirement or treaty regarding capital adequacy by any Governmental Authority or comparable agency charged with the interpretation or administration thereof, or

         (iv)  compliance by any Bank (or its Lending
     Office) with any request or directive after the date of this Agreement regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority or comparable agency has or would have the effect of reducing the rate of return on the capital of such Bank (or any holding company of which such Bank is a part) as a consequence of its obligations under this Agreement and the other Credit Documents to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance by an amount deemed by such Bank or holding company to be material, then, from time to time, on demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank or holding company for such reduction. The certificate of any Bank setting forth such amount or amounts as shall be necessary to compensate it and the basis therefor shall cover amounts accruing under this Section 4.12 shall be conclusive and binding, absent manifest error. The Company shall pay the amount shown as due on any such certificate upon delivery of such certificate. In preparing such certificate, a Bank may take into consideration such Bank's and such holding company's policies with respect to capital adequacy, employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable, and use any reasonable averaging and attribution method.

         (c) Taxation. The Borrowers shall pay to the Agent, on demand, for the account of such Bank, from time to time such amounts as any Bank may reasonably determine to be necessary to compensate it for any costs incurred by such Bank which such Bank reasonably determines are attributable to its making or maintaining any Loan hereunder or its obligation to make or maintain any such Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation, in each case resulting from any Regulatory Change which:

         (i) subjects such Bank (or makes it apparent that such Bank is subject) to the imposition of (or any increase in) any tax (including any U. S.
     interest equalization tax), levy, impost, duty, charge, or fee (and all liabilities with respect to the foregoing), or any deduction or withholding for any Taxes on or from the payment due under any Letter of Credit or Loan or other amounts due hereunder (other than income and franchise taxes of the jurisdiction (or any subdivision thereof) in which such Bank has an office or a Lending
     Office); or

         (ii)  changes the basis of taxation of any
     amounts payable to such Bank under this Agreement or any Credit Document in respect of any of such Letters of Credit or Loans, other than changes which affect taxes measured by or imposed on the overall net income or franchise taxes of such Bank or of its Lending Office for any of such Letters of Credit or Loans by the jurisdiction (or any subdivision thereof) in which such Bank has an office or such Applicable Lending Office; or

         (iii) imposes any other condition materially affecting this Agreement (or any of such extensions of credit or liabilities).

Each Bank will notify the Company through the Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

     4.13 Funding Losses. Each Borrower agrees jointly and severally to reimburse each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of the following:

         (a)   the failure of any Borrower to make any
payment or prepayment of principal of any Eurodollar Rate
Loan when due (including payments made after any acceleration thereof);

         (b)   the failure of any Borrower to borrow,
continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

         (c)   the failure of any Borrower to make any
prepayment after such Borrower has given a notice in accordance with Section 2.6; or

         (d) the prepayment of a Eurodollar Rate Loan on a day which is not the last day of the Interest Period with respect thereto;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

     This covenant shall survive payment in full of all other Obligations and the termination of the Credit
Documents.

     4.14 Eurodollar Rate Protection. In the event that (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that for any reason adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period with respect to a proposed Loan that a Borrower has requested be made as a Eurodollar Rate Loan, or (b) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that the Eurodollar Rate applicable pursuant to
Section 2.9 for any requested Interest Period with respect to a proposed Loan that a Borrower has requested be made as a Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, the Agent shall forthwith give notice of such determination to the Company and each Bank at least one day prior to the proposed borrowing date for such Eurodollar Rate Loan. If such notice is given, any requested Eurodollar Rate Loan shall be made as a Base Rate Loan. Until such notice has been withdrawn by the Agent, no further Eurodollar Rate Loans may be requested by the Borrowers and on the Interest Payment Date of any Eurodollar Rate Loan then outstanding and so affected such outstanding Loan shall be converted into a Base Rate Loan.

     4.15 Certificates of Banks. Any Bank claiming reimbursement or compensation pursuant to this Article IV shall deliver to the Company and the Agent a certificate setting forth in reasonable detail the computation of the amount payable to such Bank under this Agreement and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

     4.16 Notices. Notices to the Agent of any termina tion or reduction of the Commitments, of prepayments of Loans and of the duration of Interest Periods, and each Notice of Borrowing, each L/C Application and each Notice of Conversion/Continuation shall be irrevocable, and any such notice shall be effective only if timely received by the Agent.

                          ARTICLE V
               REPRESENTATIONS AND WARRANTIES
  --------------------------------------------------------

     The Borrowers jointly and severally represent and warrant to the Agent and each Bank (and each Designated Subsidiary and each New First-Tier or U.S. Subsidiary shall be deemed by execution and delivery of its Election to Participate to have represented and warranted as of the date of such delivery) to the Agent and each Bank that:

     5.1 Corporate Existence and Power.  Each of the
Borrowers and the Designated Subsidiaries and each Subsidiary of WGI executing any Credit Document:

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; provided, however, that, with respect to WECL only, such representation and warranty shall be only that WECL is a corporation duly incorporated under the laws of the Province of Ontario, Canada, and validly subsisting under such laws;

         (b)   has the power and authority and all
governmental licenses, authorizations, consents and approvals to own, pledge, mortgage and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

         (c) is duly qualified as a foreign corporation, licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or payment; and

         (d)   is in compliance with all Legal Requirements;

except, in each case referred to in clause (c) or clause
(d), to the extent that the failure to do so could not have a Material Adverse Effect.

     5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each Borrower and each Designated Subsidiary and each Subsidiary of WGI executing any Credit Document of this Agreement and any other Credit Document to which such Person is a party:

         (a) are within such Person's corporate power and authority and have been duly authorized by all necessary corporate action on the part of such Person, including any shareholder action that is required on the part of any shareholder of such Person;

         (b) do not and will not contravene the terms of that Person's certificate of incorporation, bylaws, other organizational document or any amendment of any thereof;

         (c) do not and will not conflict with, or result in any breach or contravention of, or the creation of any Lien (other than Liens under this Agreement and the other

Credit Documents) under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which such Person is a party; and

         (d)   do not and will not violate any Legal
Requirement.

     5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Security Documents or this Agreement) or, to the knowledge of the Borrowers, any other Person, is necessary or required in connection with the execution, delivery, performance or enforcement against any Borrower or any Designated Subsidiary or any Subsidiary of the Company executing any Credit Document of this Agreement or any other Credit Document or any other instrument or agreement required under this Agreement or any other Credit Document to be made by any Borrower or any Designated Subsidiary or any Subsidiary of the Company or for the validity or enforceability thereof.

     5.4 Binding Effect. This Agreement and each other Credit Document to which any Borrower or any Designated Subsidiary or any Subsidiary of the Company executing any Credit Document is a party constitute the legal, valid and binding obligations of such Borrower or Designated Subsidiary or any Subsidiary of the Company to the extent it is a party thereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.5 Litigation. Except as set forth in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of any Borrower or any Designated Subsidiary, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries or any of their respective properties:

         (a)   with respect to this Agreement, any Credit
Document or any of the transactions contemplated hereby or thereby; or

         (b) which, if determined adversely to the Company or such Subsidiary could reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any Credit Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.6 No Default. No Default or Event of Default exists or would result from the incurring of obligations by any Borrower or any Designated Subsidiary or any other
Subsidiary of the Company under this Agreement or any other
Credit Document.  Neither the Company nor any of its

Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

     5.7 ERISA Compliance.

         (a) Schedule 5.7 lists all Plans maintained or sponsored by the Company or any of its Subsidiaries (or to which the Company or any of its Subsidiaries is obligated to contribute), and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. Each of such Plans or written descriptions thereof provided to the Agent is true and complete in all material respects.

         (b)   Each such Plan is in compliance in all
material respects with the applicable provisions of ERISA, the Code and other Legal Requirements, including all requirements under the Code or ERISA for filing reports
(which are true and correct in all material respects as of the date filed), and all benefits have been paid in accordance with the provisions of each such Plan.

         (c) Each such Qualified Plan has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the Code, and, to the knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification or tax-exempt status.

         (d) Except as set forth in Schedule 5.7, there is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Company or any of its Subsidiaries or any ERISA Affiliate (as to which the Company or any of its Subsidiaries is or may be liable), nor with respect to any Plan to which the Company or any of its Subsidiaries or any ERISA Affiliate (wherein the Company or any of its Subsidiaries is or may be liable) contributes or is obligated to contribute.

         (e) Except as set forth in Schedule 5.7, none of the Qualified Plans subject to Title IV of ERISA has any Unfunded Pension Liability (as to which the Company or any of its Subsidiaries is or may be liable).

         (f) Except as set forth in Schedule 5.7, no Plan maintained or sponsored by the Company or any of its Subsidiaries provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Company or any of its Subsidiaries, except to the extent required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Code. The Company and its Subsidiaries have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

         (g) Except as set forth in Schedule 5.7, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute.

         (h) There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or any of its Subsidiaries or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan of the Company or any of its Subsidiaries, or (iii) any fiduciary with respect to any Plan for which the Company or any of its Subsidiaries may be directly or indirectly liable, through indemnification obligations or otherwise.

         (i) Except as set forth in Schedule 5.7, neither the Company nor any of its Subsidiaries has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

         (j) Except as set forth in Schedule 5.7, neither the Company nor any of its Subsidiaries has transferred any Unfunded Pension Liability outside of the Controlled Group or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         (k)   Neither the Company nor any of its
Subsidiaries has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which has a reasonable likelihood of having a Material Adverse Effect.

     5.8 Use of Proceeds; Margin Regulations. The Borrowers intend to use the proceeds of the Loans, and the Letters of Credit, solely for the purposes set forth in Section 7.11 and not for any purpose prohibited by Section 8.8. The Borrowers intend that no portion of the Loans and none of the Letters of Credit will be used, directly or indirectly,
(a) to purchase or carry any Margin Stock, (b) to repay or otherwise refinance indebtedness of any Borrower or any Designated Subsidiary incurred to purchase or carry any Margin Stock, or (c) to extend credit for the purpose of purchasing or carrying any Margin Stock. The Borrowers intend that no portion of the Loans, and no Letter of Credit, will be used directly or indirectly for repurchases of stock or acquisitions or investments; provided, however, that the Borrowers intend that proceeds of Loans may be used for repurchases of stock, acquisitions and investments permitted under Sections 8.3(a), (b), (d), (e), (f) and (g) and 8.10; provided, further, that the Borrowers intend that the aggregate amount of all Loans borrowed (regardless of whether repaid) and all financial Letters of Credit (and all Letters of Credit which are part of the deferred purchase price of any such acquisition) issued (in each case, regardless of whether outstanding, drawn or expired) in connection with Permitted Acquisitions and Investments shall not exceed $50,000,000.

     5.9 Title to Properties. Each Borrower and each Designated Subsidiary has good record and marketable title in fee simple to or valid leasehold interests in all property reflected in its financial statements, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. All such property is free and clear of any security interest, Lien or right of others, except for Permitted Liens.

     5.10 Taxes. The Borrowers and the Designated Subsidiaries have filed all U.S. and all other material tax returns and reports required to be filed and have paid all
U. S. and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and no notice of tax lien has been filed or recorded (such proceedings, reserves and taxes being described on Schedule 5.10). To the knowledge of the Borrowers, there is no proposed tax assessment against any Borrower or any Designated Subsidiary which could, if the assessment were made, have a Material Adverse Effect. The proceedings described in Schedule 5.10 will not, if determined adversely to any Borrower or any Designated Subsidiary, have a Material Adverse Effect.

     5.11      Financial Condition.

         (a) The audited consolidated financial statements of WGI and its Subsidiaries dated December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date, and the unaudited consolidated financial statements of WGI and its Subsidiaries dated September 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year to date ended on that date:

               (i)  were prepared in accordance with GAAP
     consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and except, in the case of the quarterly financial statements, for the absence of footnotes and subject to year-end adjustments;

               (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii)     show all material indebtedness and
     other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof (including liabilities for taxes and material commitments) that would be customarily included in a balance sheet prepared in accordance with GAAP.


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
         (b) Since September 30, 1996, there has been no event, occurrence, circumstance or condition which has had or which could reasonably be expected to have a Material
Adverse Effect.

     5.12      Environmental Matters.

         (a) Except as specifically identified in Schedule 5.12, the operations of each of the Company and its Subsidiaries and any facility or property owned, operated, leased, or controlled by any of them comply in all respects with all Environmental Laws, except where any such non-compliance could not reasonably be expected to result in liabilities in the aggregate in excess of Three Million Dollars ($3,000,000).

         (b) Except as specifically identified in Schedule 5.12, the Company and each of its Subsidiaries has obtained all material permits, licenses, certificates, registration numbers, identification numbers, applications, consents, approvals, notices of intent and exemptions (collectively, "Environmental Permits") required under applicable Environmental Laws for their operations, and all such Environmental Permits are in effect, and the Company and each of its Subsidiaries is in material compliance with all terms and conditions of such Environmental Permits except where any such non-compliance could not reasonably be expected to result in liabilities in the aggregate in excess of Three Million Dollars ($3,000,000).

         (c) Except as specifically identified in Schedule 5.12, neither the Company, any of its Subsidiaries, any of the facilities or properties owned, operated, leased, or controlled by any of them, nor any of their respective operations, is subject or over the period within any applicable statute of limitations (not exceeding five years) has been subject to any pending or threatened Environmental Claim which could reasonably be expected to have a Material Adverse Effect.

         (d) Except as specifically identified in Schedule 5.12, there are, to the knowledge of the Borrowers, no conditions or circumstances which could reasonably be expected to give rise to any Environmental Claim arising from the operations, properties or facilities of the Company or any of its Subsidiaries, including Environmental Claims associated with any operations, properties or facilities of the Company or any of its Subsidiaries, with a potential liability in the aggregate in excess of Three Million Dollars ($3,000,000). Without limiting the generality of the foregoing, (i) neither the Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws or (y) that are leaking or releasing Hazardous Materials, and (ii) neither the Company nor any or its Subsidiaries is aware of any requirements of Environmental Law which during the term of this Agreement could reasonably be expected to have a Material Adverse Effect.

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

     5.13      Security Documents.

         (a)   The provisions of each of the Security
Documents are effective to create in favor of the Agent, on behalf of the Banks, a legal, valid and enforceable security interest in all right, title and interest of the Person granting the Collateral described therein; and financing statements have been filed (or will be filed within 10 days from the date of such Security Document) in the offices in all of the jurisdictions listed in the schedules to the respective Pledge Agreements. No other action is necessary to perfect the security interests created in the Security Documents except for possession of the share certificates and letters of the Corporate Secretary; and

         (b) Assuming the filing or possession referred to in Section 5.13(a), the provisions of the Security Documents are effective to create, in favor of the Agent on behalf of the Banks, a legal, valid and enforceable Lien on or security interest in all of the Collateral described therein, and the Pledged Collateral has been duly delivered to the Agent or its nominee in accordance with law. Upon such filing or possession, each such Pledge Agreement will constitute a fully perfected first security interest in all right, title and interest of WGI, Musketeer and WUSA, as the case may be, and each other Person granting Collateral, in the Collateral described therein, prior and superior to all other Liens except for Permitted Liens.

     5.14 No Regulation Limiting Debt. Neither (a) any Borrower, (b) any Designated Subsidiary, nor (c) any Person controlling any Borrower or any Designated Subsidiary is (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any public utility act or other Legal Requirement limiting its ability to incur indebtedness.

     5.15 Full Disclosure. All factual information heretofore or contemporaneously furnished in writing by or on behalf of any Borrower or any Subsidiary of any Borrower in writing to the Agent or any Bank (including all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any other Credit Document or any transaction contemplated by this Agreement or any other Credit Document is, and all other such factual information hereafter furnished in writing by or on behalf of any Borrower or any Subsidiary of any Borrower in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and shall not, taken as a whole, omit to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

     5.16 No Burdensome Restrictions. None of the Borrowers and none of the Designated Subsidiaries and none of their respective Subsidiaries is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Legal Requirement which materially adversely affects or (insofar as any Borrower or any Designated Subsidiary may reasonably foresee) may so affect, the rights of the Agent or any Bank under any Credit Document, or which impairs or may impair the ability of any

Borrower or any Designated Subsidiary to perform or observe its obligations under this Agreement or any other Credit
Document.

     5.17      Solvency.  Each Borrower and each Designated
Subsidiary is Solvent.

     5.18 Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could have a Material Adverse Effect. No significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries, or, to the knowledge of any Borrower or any Designated Subsidiary, threatened against the Company or any of its Subsidiaries, by or before the National Labor Relations Board or any other Governmental Authority, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its Subsidiaries or, to the knowledge of any Borrower or any Designated Subsidiary, threatened against the Company or any of its Subsidiaries. No significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Subsidiaries or, to the knowledge of any Borrower or any Designated Subsidiary, threatened against the Company or any of its Subsidiaries. To the knowledge of the Company, no union representation question exists with respect to any employees of the Company or any of its Subsidiaries and, to the knowledge of any Borrower or any Designated Subsidiary, no union organizing activity is taking place, except (with respect to any matter specified in the preceding three sentences) such as could not, individually or in the aggregate, have a Material Adverse Effect.

     5.19 Copyrights, Patents, Trademarks and Licenses, Patents, etc. Except as specifically set forth in Schedule 5.19, the Company and each of its Subsidiaries owns or is licensed or otherwise has full legal right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person with respect thereto. To the knowledge of any Borrower or any Designated Subsidiary, no slogan or other advertising device, product, process, method, substance, part or other material employed or contemplated to be employed by the Company or any of its Subsidiaries infringes upon any rights of any other Person, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Borrower or any Designated Subsidiary, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     5.20 Subsidiaries. As of the Closing Date WGI has no Subsidiaries other than those listed on Schedule 5.20(a) and has no equity investments in excess of $100,000 in any other Person other than the Persons listed on Schedule 5.20(b). Each of WECL, WEI, WESCO, WII and WUSA is a wholly-owned Subsidiary of WGI.

     5.21 Broker's and Transaction Fees. No Borrower and no Subsidiary of any Borrower has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated by the Credit Documents.


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

     5.22 Insurance. The properties of each of the Borrowers and their respective Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or such Subsidiary operates.

     5.23 Chief Executive Offices. The chief executive office of each of WUSA, WESCO and WEI is located in the State of Oklahoma. The chief executive office of each of WGI and WII is located in Panama City, Panama. Musketeer maintains no office.









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

                         ARTICLE VI
                    CONDITIONS PRECEDENT
            ------------------------------------

     6.1 Conditions Precedent to Initial Loans or Letter of Credit. The obligation of each Bank to make the first Loan or of the Issuing Bank or the Syndicated L/C Bank to issue the first Letter of Credit, whichever is earlier requested, is subject to the conditions precedent that the Agent shall have received on or before the date of such Loan or the issuance of such Letter of Credit all of the following, in form and substance satisfactory to the Agent and its counsel and the Banks and (except for the certificates representing Pledged Shares as defined in the Pledge Agreements of even date herewith) in sufficient copies for each Bank:

         (a)   Credit Agreement and Elections to
Participate. This Agreement, duly executed and delivered by a Responsible Officer of the Company, together with Elections to Participate, duly executed and delivered by a Responsible Officer of WECL, WEI, WESCO, WII and WUSA respectively.

         (b) Notes. The Notes, one for each Borrower, each payable to the order of each Bank, each in the amount of the initial Revolving Commitment, duly executed and delivered by a Responsible Officer of such Borrower.

         (c)   Resolutions.  Certified copies of the
resolutions of the Boards of Directors (or, in the case of the Company, of the Executive Committee of the Board of Directors) of each Borrower and of the managing director of Musketeer and of the sole stockholder of Musketeer approving and authorizing the execution, delivery and performance by such Person of this Agreement and the other Credit Documents to which it is a party and the transactions contemplated hereby, authorizing the borrowing of the Loans, the applications for Letters of Credit, the pledging of securities and the other actions to be taken by such Person and approving and authorizing the execution, delivery and performance by Musketeer of its Parent Pledge Agreement, certified as of the Closing Date by the Secretary or an Assistant Secretary of each Borrower or of Musketeer, as the case may be, together with, in the case of the Company, the resolutions of the Company's Board of Directors establishing, empowering and appointing the Executive Committee of the Company's Board of Directors, also certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company.

         (d) Incumbency. A certificate of the Secretary or an Assistant Secretary of each Borrower and of Musketeer certifying the names and true signatures of the officers of such Borrower and of Musketeer authorized to execute and deliver this Agreement and all other Credit Documents to be executed and delivered by such Borrower or by Musketeer.

         (e)   Articles of Incorporation; Bylaws and Good
Standing.  Each of the following documents:

         (i)   the articles or certificate of
     incorporation of each Borrower and the articles of association of Musketeer, each as in effect on the Closing Date, each certified by the appropriate

     Governmental Authorities in the jurisdiction of its incorporation or organization as of a recent date; the bylaws of each Borrower in effect on the Closing Date, certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date; and

         (ii)  a certificate of status for WECL from
     the appropriate authorities of the Province of Ontario, Canada, a good standing certificate for each of WGI, WII, WUSA, WESCO, WEI and Musketeer from the appropriate authorities of its jurisdiction of incorporation, and a good standing certificate from the State of Oklahoma as to WUSA, WESCO and WEI, all as of a recent date.

         (f)   Pledge Agreements and Financing Statements.
Pledge Agreements, in form and substance satisfactory to the Agent, duly executed by WGI, Musketeer, and WUSA, respectively, together with:

         (i)   certificates representing the Pledged
     Shares referred to therein;

         (ii)  undated irrevocable stock transfer
     powers executed in blank with signatures guaranteed or authenticated as the Agent may specify; and

         (iii) UCC financing statements, duly executed by each Borrower;

         (iv)  evidence satisfactory to the Agent that
     all other actions necessary or, in the opinion of the Agent, desirable to grant, perfect and protect the first priority security interests created by such Pledge Agreements have been taken; and

         (v)   the executed consent of the sole
     shareholder of Musketeer.

         (g)   WECL Guaranty.  The WECL Guaranty, duly
executed and delivered by a Responsible Officer of WECL.

         (h)   Legal Opinions.

         (i)   an opinion of Arias, Fabrega & Fabrega,
     Panamanian counsel to WII and WGI, and addressed to the Agent and the Banks, substantially in the form of Exhibit H;

         (ii)  an opinion of Conner & Winters, A
     Professional Corporation, U.S. counsel to the Borrowers, substantially in the form of Exhibit I;

         (iii) an opinion of Blake, Cassels & Graydon,
     Ontario counsel to WECL, substantially in the form of Exhibit J;

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

         (iv)  an opinion of Clifford Chance,
     Netherlands counsel to the Agent, substantially in the form of Exhibit K; and

         (v)   an opinion of Liddell, Sapp, Zivley,
     Hill & LaBoon, L.L.P., special counsel to the Agent, substantially in the form of Exhibit L.

         (i) Payment of Fees. Evidence satisfactory to the Agent that the Borrowers have paid all costs, accrued and unpaid fees and expenses (including legal fees and expenses) referred to in Sections 4.1, 4.2, 4.3, 4.4 and
12.4 to the extent due and payable on the Closing Date.

         (j)   Financial Statements.  A copy of the
financial statements of the Company and its Subsidiaries referred to in Section 5.11(a).

         (k)   Insurance Policies.  Certificates of
insurance with respect to insurance policies or other instruments or documents evidencing insurance coverage on the property of the Borrowers in accordance with Section
7.5.

         (l)   Financial Condition Certificate.  A
certificate from a Responsible Officer of the Company, in substantially the form of Exhibit M, to the effect that, as of the Closing Date, and after giving effect to the transactions contemplated by this Agreement and the other
Closing Documents, each of the Borrowers is Solvent.

         (m) Counterparts. Counterparts of each of the Credit Documents duly executed and delivered by or on behalf of each of the parties thereto (or, in the case of any Bank as to which the Agent shall not have received such a counterpart, the Agent shall have received evidence satisfactory to it of the execution and delivery by such Bank of a counterpart of this Agreement).

         (n) Consents. Evidence satisfactory to the Agent in its discretion that all consents of each Governmental Authority and of each other Person, if any, required in connection with the Loans and Letters of Credit or the execution, delivery and performance of the Credit Documents have been received and remain in full force and effect.

         (o) Termination of Existing Credit Facility. A notice from Bank of America National Trust and Savings
Association stating that the commitments of the banks set forth in the Credit Agreement dated September 16, 1993, as amended, have been terminated and all obligations thereunder, other than Letters of Credit, have been repaid.

         (p) Acknowledgment from CT Corporation System with respect to its irrevocable appointment by each Borrower pursuant to Section 12.14(e).

         (q)   A power of attorney, duly executed and
delivered by each Bank, in the form of Exhibit G-3, pursuant to Section 3.3(e).

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
         (r)   The stock register of WII.

         (s)   Other Documents.  Such other consents,
approvals, opinions or documents as the Agent or any Bank through the Agent may reasonably request.

     6.2 Conditions Precedent to all Extensions of Credit. The obligation of each Bank to make any Loan or to issue or participate in any Letter of Credit (including the initial Loan or Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

         (a) Notice of Borrowing or L/C Application. The Agent shall have received, with a counterpart for each Bank, a Notice of Borrowing as required by Section 2.3, or an L/C Application and request for issuance of a Letter of Credit as required by Section 3.3.

         (b)   Continuation of Representations and
Warranties. The representations and warranties made by the Borrowers and the Designated Subsidiaries contained in
Article V shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date.

         (c) No Existing Default. No Default or Event of Default shall have occurred and be continuing under any Credit Document on the borrowing date with respect to such Loan or Letter of Credit or after giving effect to the Loans to be made or Letter of Credit to be issued on such borrowing date.

         (d) No Violation. The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by, or subject the Agent or any Bank to any penalty under, any Legal Requirement applicable to the Agent or such Bank.

     The borrowing of the initial Loans and the issuance of the initial Letter of Credit and each Notice of Borrowing and each L/C Application shall constitute and include a representation and warranty by the applicable Borrower to the effect set forth in subsections (a) through (c) (if applicable) of this Section 6.2 (both as of the date of such notice and, unless the Agent is otherwise notified prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance). Except in the case of Loans and Letters of Credit made or issued on the date of this Agreement, such representation and warranty shall be accompanied by a certificate of a Responsible Officer of the Company setting forth in reasonable detail the calculations of the Company in making such representation and warranty.

     6.3 Conditions Precedent to Participation by a
Designated Subsidiary. The obligation of each Bank to accept a Designated Subsidiary as a Borrower under this Agreement is subject to the satisfaction of the following conditions precedent before the effectiveness of such Designated Subsidiary's Election to Participate:

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

         (a) Notes; Election to Participate. The Agent shall have received a Note payable to the order of each Bank, and an Election to Participate, each duly executed by such Designated Subsidiary.

         (b) Opinion of Counsel. The Agent shall have received an opinion of counsel for such Designated
Subsidiary acceptable to the Agent, substantially in the form of Exhibit N, and covering such additional matters relating to such Designated Subsidiary or the transactions contemplated hereby as the Required Banks may reasonably request.

         (c) Documents; Authorizations. The Agent shall have received documents evidencing the authority for, consent to and validity of the Election to Participate of such Designated Subsidiary and this Agreement, including documents of the type listed in Sections 6.1(c), (d), (e),
(l) and (n), and any other documents it may reasonably request, all in form and substance satisfactory to the Agent and the Required Banks.

         (d) Pledge Agreement. The Agent shall have received security agreements, pledge agreements, or other appropriate agreements, and related financing statements, duly executed by the owner or owners of (except as may otherwise be permitted by Sections 7.13 and 7.14) all of the issued and outstanding capital stock or other equity interest of such Designated Subsidiary, or amendments to existing agreements, together with:

         (i)   certificates or other writings
     representing such shares or other equity interests;

         (ii)  undated irrevocable stock transfer
     powers or other instruments of similar effect executed in blank with signatures guaranteed and authenticated as the Agent may specify; and

         (iii) evidence satisfactory to the Agent that all other actions necessary or, in the opinion of the Agent, desirable to grant, perfect, protect and realize upon the first priority security interests created by such security agreements, pledge agreements, or other appropriate agreements, have been taken.

         (f) Evidence of Appointment of Agent for Service. Evidence satisfactory to the Agent that such Designated Subsidiary has irrevocably appointed an agent for service of process in the City of New York in connection with the Credit Documents and that such agent has accepted such appointment.

         (g)   Continuation of Representations and
Warranties.  The representations and warranties contained in
Article V shall be true and correct with respect to such Designated Subsidiary on and as of the effective date of such Election to Participate with the same effect as if made on and as of such effective date.

     Upon the satisfaction of the foregoing conditions precedent, such Designated Subsidiary shall become a Borrower and a Guarantor in accordance with Article X for all purposes of this Agreement and the other Credit
Documents.

     Each Borrowing by a Borrower and each request by a Borrower for the issuance of a Letter of Credit shall constitute a representation and warranty by each Borrower and each Designated Subsidiary as of the date of each such Borrowing or issuance that all conditions in Sections 6.1,
6.2 and 6.3 and all requirements set forth in Sections 7.13 and 7.14 have been satisfied.

                         ARTICLE VII
                    AFFIRMATIVE COVENANTS
           --------------------------------------

     The Borrowers and the Designated Subsidiaries jointly and severally covenant to and agree with the Agent and each Bank that until the termination of this Agreement in accordance with Section 12.18 (unless and only to the extent that the Banks required by Section 12.1 shall waive compliance in writing):

     7.1 Financial Statements. The Company shall deliver to the Agent in form and detail satisfactory to the Agent, with copies for each Bank in form and substance satisfactory to them:

         (a) as soon as available, but not later than 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, accompanied by the opinion of KPMG Peat Marwick or another nationally recognized independent public accounting firm which report shall state that, in the opinion of such firm, such consolidated financial statements present fairly, in all material respects, the financial position of WGI and its Subsidiaries as of the date of such consolidated financial statements and the results of their operations and their cash flows for the periods indicated in conformity with GAAP;

         (b) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Company, the unaudited consolidating balance sheet of the Company showing (i) the Company, (ii) WUSA consolidated,
(iii) WII consolidated and (iv) WECL consolidated, each as at the end of such fiscal year and the related consolidating statement of income and stockholders' equity (excluding cash flows) for such fiscal year, all in reasonable detail and certified by an appropriate Responsible Officer of the Company as having been prepared in connection with the financial statements referred to in paragraph (a) of this
Section 7.1;

         (c) as soon as available, but in any event not later than 60 days after the end of each of the first three quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows for the period commencing on the first day of the fiscal quarter and ending on the last day of such quarter, all in reasonable detail and certified by an appropriate Responsible Officer as fairly presenting, in accordance with GAAP, except without GAAP footnotes and subject to year-end adjustments, the financial position and the results of operations of the Company and its consolidated Subsidiaries; and

         (d) promptly upon any request therefor by the Agent, but not sooner than 60 days after the end of each of the first three quarters of each fiscal year or 90 days after the fourth quarter of any fiscal year, the unaudited consolidating balance sheet of the Company

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

described in Section 7.1(b) and the related consolidating statements of income and stockholders' equity (excluding cash flows) for the preceding quarter, all certified by an appropriate Responsible Officer of the Company as having been prepared in connection with the financial statements referred to in paragraph (c) of this Section 7.1.

     7.2 Certificates; Other Information. The Company shall furnish to the Agent with sufficient copies for each Bank:

         (a) concurrently with each delivery of financial statements referred to in Section 7.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate, and (ii) a certificate of a Responsible Officer
(A) stating that, to the best of such officer's knowledge, each Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (B) showing the amounts subject to limitation by Sections 8.1(j), 8.3(b), 8.3(c), 8.3(e), 8.3(g) and 8.4(c) which are outstanding on such date and (C) showing in detail the calculations supporting such statement in respect of Sections 8.11, 8.12, 8.13 and 8.14;

         (b) concurrently with each delivery of financial statements referred to in Section 7.1(c), a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, each Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 8.11, 8.12, 8.13 and 8.14;

         (c) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and promptly after the same are filed, copies of all financial statements, registration statements, proxy statements, and regular, periodical or special reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (d) promptly after any request therefor by the Agent, copies of any contract between any Borrower and any third party that the Agent may reasonably request;

         (e) promptly, such additional financial and other information as the Agent at the request of any Bank may from time to time reasonably request; and

         (f) concurrently with each delivery of financial statements referred to in Sections 7.1(a) and (c), a project status report.


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     7.3 Preservation of Corporate Existence.  Each Borrower
and each Designated Subsidiary shall:

         (a)   preserve and maintain in full force and
effect its corporate existence and good standing under the laws of the State or jurisdiction of incorporation;

         (b)   preserve and maintain in full force and
effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.2; and

         (c) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business with the customers, suppliers and others having business relations with it.

     7.4 Maintenance of Property. The Company shall maintain and preserve and shall cause each of its Subsidiaries to maintain and preserve all its property which is used or useful in its business in good working order and condition, consistent with prior practice, ordinary wear and tear typical in the industry excepted, and make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, or as permitted by Section 8.2.

     7.5 Insurance. In addition to the insurance requirements set forth in the Security Documents, the Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance, flood, and political risk insurance, and shall not reduce the political risk insurance maintained by the Company or any Subsidiary of the Company by more than 20% in any fiscal year (excluding reductions attributable to the sale, retirement or transfer of property in the ordinary course of business). The Company shall provide the Agent on request a certificate of the Company's insurance broker(s) stating that no such insurance shall be cancelled without 30 days' prior notice to the Agent. Upon request of the Agent, the Company shall furnish the Agent, with copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any one or more insurance brokers of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section 7.5 or any Security Document (and which, in the case of a certificate of a broker, were placed through such broker).

     7.6 Payment of Obligations. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable all their respective obligations and liabilities, including:

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

         (a)   all tax liabilities, assessments and
governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

         (b) all lawful claims which, if unpaid, might by law become a Lien upon its property, except such as may be contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained.

     7.7 Compliance with Laws. The Company shall comply with, and shall cause each of its Subsidiaries to comply with, in all material respects, all Legal Requirements of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.8 Inspection of Property and Books and Records. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which entries in conformity with the generally accepted principles of accounting applicable to the Company or such Subsidiary consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Agent or any Bank to visit and inspect any of their respective facilities or properties which any of them may own, lease, manage or control, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees and independent public accountants, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, after the occurrence and during the continuation of an Event of Default, the Agent or any Bank may visit and inspect at the expense of the Company such properties at any time during business hours and without advance notice.

     7.9 Environmental Laws.

         (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property and facilities which it may own, lease, manage or control in compliance in all material respects with all Environmental Laws.

         (b) The Company shall conduct, and cause to be conducted, the ongoing operations of the Company and its Subsidiaries in a manner that will not give rise to the imposition of liability, or require expenditures, under or in connection with any Environmental Law, except for any liabilities or expenditures which, in the aggregate, could not reasonably be expected to have a Material Adverse
Effect.

         (c) Upon written request of the Agent or any Bank, the Company shall submit and cause each of its Subsidiaries to submit, to the Agent and such Bank, at the Company's sole cost and expense at reasonable intervals, a

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

report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 7.10(d) and any other environmental, health or safety compliance obligation, remedial obligation or liability, that could, individually or in the aggregate, reasonably be expected to result in liabilities in the aggregate in excess of Three Million Dollars ($3,000,000).

     7.10 Notices. The Company shall promptly give notice to the Agent and each Bank:

         (a) of the occurrence of any Default or Event of Default accompanied by a certificate specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Company or any Subsidiary of the Company has taken or proposes to take with respect thereto;

         (b) of any (i) breach or non-performance of, or any default under any Contractual Obligation of the Company or any of its Subsidiaries which could result in a Material
Adverse Effect; or (ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority;

         (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount of damages claimed is Five Million Dollars ($5,000,000) (or its equivalent in another currency or currencies) or more;
(ii) in which injunctive or similar relief is sought and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Credit Document or the operations of the Company or any of its Subsidiaries; or
(iv) which otherwise could reasonably be expected to have a Material Adverse Effect;

         (d) upon, but in no event later than 10 days after, becoming aware of (i) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, commenced by or threatened against the Company or any of its Subsidiaries or with respect to any of the properties or facilities which they may own, lease, manage or control pursuant to any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect, (ii) any other Environmental
Claim which could reasonably be expected to have a Material Adverse Effect, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property or facilities which any of the Company or its Subsidiaries may own, lease, operate or control that could reasonably be expected to cause such property or facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property or facility under any Environmental Laws which could be reasonably be expected to have a Material Adverse Effect;

         (e) promptly after reporting the same to the Securities and Exchange Commission or other similar
Governmental Authority, any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or such other similar Governmental
Authority;

         (f) within 10 days after the occurrence of any ERISA Event affecting the Company or any member of its Controlled Group, notice thereof, together with (i) a certificate of the Company setting forth the details of such ERISA Event and the action which the Company or such member proposes to take with respect thereto; or (ii) any notice delivered by the PBGC to the Company or any member of its Controlled Group with respect to such ERISA Event;

         (g) promptly following receipt by the Company of any notice of default from any holder of Subordinated Debt, a copy of such notice;

         (h)   promptly upon becoming aware of any Material
Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Banks pursuant to Section 7.1(a), notice thereof;

         (i) promptly upon becoming aware of any Change of Control, notice thereof, together with a statement of the details;

         (j)   promptly following any change in the
accounting policies of the Company or any of its Subsidiaries not required by GAAP, notice thereof and a reasonably detailed description of such change and the reasons therefor;

         (k) promptly upon becoming aware thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and

         (l) prior to 30 days before any change in name, jurisdiction of incorporation or organization, or location of the chief executive office or principal place of business of any Borrower, any Designated Subsidiary or any Subsidiary of the Company executing a Credit Document, notice of the new name, jurisdiction or location, as the case may be.

     Each notice pursuant to this Section 7.10 shall be accompanied by a statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company or its Subsidiary proposes to take with respect thereto.

     7.11 Use of Proceeds. The Borrowers will use the proceeds of the Loans for working capital and other general corporate purposes, including third party financial support of bids for contracts as well as trade finance, restricted payments permitted under Section 8.10 and, subject to the other provisions of this Agreement, for any action permitted by Section 8.3, including Permitted Acquisitions and Investments as permitted under Sections 2.1(a) and 8.3 which are reflected in a Notice of Borrowing or an L/C Application.

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

     7.12      Further Assurances.

         (a) The Company shall ensure that all written information, exhibits and reports furnished to the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Banks and correct any defect or error that may be discovered therein or in any Credit Document or in the execution, acknowledgment or recordation thereof.

         (b) Promptly upon request by the Agent or the Required Banks, the Company shall, and shall cause its Subsidiaries to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, consents, confirmations, assurances and other writings and instruments as the Agent or any Bank (through the Agent) may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Credit Document, (ii) to subject to the Liens created by any of the Security Documents any of the properties, rights or interests covered by any of the Security Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, or (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and the Banks the rights granted or now or hereafter intended to be granted to the Agent and the Banks under any Credit Document or under any other instrument executed in connection therewith.

     7.13 Certain Obligations Respecting Certain New Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company or one of its Subsidiaries which has executed and delivered to the Agent an appropriate Credit Document pursuant to Section 7.14 at all times retains the right to vote all of the issued and outstanding shares of each class of stock of or other equity interest owned by the Company or any of its Subsidiaries in each New First-Tier or U. S. Subsidiary. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary of the Company shall sell, transfer or otherwise dispose of any shares of stock or other equity interest in or any right to vote any shares of stock or other equity interest in any New First-Tier or U.S. Subsidiary owned by it, nor permit any New First-Tier or U.S. Subsidiary to issue any shares of stock of any class whatsoever or other equity interest to any Person which would reduce the percentage of equity of such New First-Tier or U.S. Subsidiary owned by the Company or any of its Subsidiaries. In the event that any such additional shares of stock or other equity interest shall be issued by any New First-Tier or U.S. Subsidiary to the Company or any Subsidiary of the Company, the Company shall forthwith deliver or cause to be delivered to the Agent pursuant to a pledge agreement (or other Credit Document of similar effect) all certificates and other writings evidencing such shares of stock or other equity interest, accompanied by undated stock powers (or other instruments of similar effect) executed in blank, and

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

shall take or cause to be taken all such other action as the Agent shall request to create, perfect, protect and realize upon the security interest created therein pursuant to the pledge agreement (or other Credit Document of similar effect).

     7.14      New First-Tier or U.S. Subsidiaries.  Within
45 days after the creation, formation or acquisition by the Company or any of its Subsidiaries of any interest in any New First-Tier or U.S. Subsidiary, the Company shall:

     (a) execute and deliver, and cause each of the Company's Subsidiaries owning any of the outstanding capital stock or other equity interest of such New First-Tier or U.S. Subsidiary to execute and deliver, to the Agent on behalf of the Banks an agreement, substantially similar to the Pledge Agreements, with such changes as shall be necessary in the circumstances, pursuant to which all of the outstanding capital stock or other equity interest of such New First-Tier or U.S. Subsidiary owned by the Company and its Subsidiaries shall be irrevocably pledged to the Agent on behalf of the Banks, together with certificates or other writings representing all shares of such stock or other equity interest and for each such certificate an undated irrevocable stock power or other similar instrument executed in blank with signatures guaranteed and authenticated as the Agent may specify;

     (b) cause such New First-Tier or U.S. Subsidiary to execute and deliver to the Agent on behalf of the Banks an Election to Participate, an L/C Application and a Note payable to the order of each Bank, all of which shall be irrevocable;

     (c) deliver or cause to be delivered to the Agent on behalf of the Banks all agreements, documents, instruments and other writings described in Sections 6.3(b), (c) and (f) with respect to such New First-Tier or U.S. Subsidiary; and

     (d) deliver or cause to be delivered to the Agent on behalf of the Banks all such information regarding the condition (financial or otherwise), business and operations of such New First-Tier or U.S. Subsidiary as the Agent or any Bank through the Agent may reasonably request.

     Upon completion of the foregoing requirements, each such New First-Tier or U.S. Subsidiary shall be a Designated Subsidiary, a Borrower and a Guarantor in accordance with
Article X for all purposes of this Agreement and the other
Credit Documents.

     7.15 Change of Offices. If any Borrower or Musketeer intends to change the location of or to establish its chief executive office, it shall give the Agent written notice of its new address no later than one week before such event and shall furnish, together with such notice, an executed financing statement or other appropriate notice to be publicly filed in the jurisdiction in which such new office is located.

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                        ARTICLE VIII
                     NEGATIVE COVENANTS
             ----------------------------------

     The Borrowers jointly and severally covenant to and agree with the Banks and the Agent that until the termination of this Agreement in accordance with Section
12.18 (unless and only to the extent that the Banks required by Section 12.1 shall waive compliance in writing):

     8.1 Limitation on Liens. No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, including real estate, whether now owned or hereafter acquired, or offer or agree to do so, other than the following ("Permitted Liens"):

         (a)   any Lien created under any Credit Document;

         (b) any Lien (other than Liens on the Collateral) existing on the property of the Company or its Subsidiaries on the Closing Date and specifically set forth in Schedule
8.1 securing Indebtedness outstanding on such date;

         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.6, provided that no Notice of Lien has been filed or recorded;

         (d)   Carriers', warehousemen's, mechanics',
landlords', materialmen's, repairmen's or other similar
Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

         (e) Liens (other than any Lien imposed by ERISA) on the property of the Company or any of its Subsidiaries incurred, or pledges or deposits required, in connection with worker's compensation, unemployment insurance and other social security legislation;

         (f) Liens on the property of the Company or any of its Subsidiaries securing (i) the performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature incurred in the ordinary course of business, provided that all such Liens in the aggregate have no reasonable likelihood of causing a Material Adverse Effect;

         (g) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

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
         (h)   Purchase money Liens or purchase money
security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, other than the Collateral, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property concurrently with or within 30 days after the acquisition thereof and provided that the principal amount of the Indebtedness secured by any such purchase money Liens or purchase money security interests shall not exceed Three Million Dollars ($3,000,000);

         (i)   Liens on any property (other than the
Collateral) securing Indebtedness permitted pursuant to
Section 8.9(c); and

         (j)   Liens on any property (other than the
Collateral) not otherwise permitted by the foregoing provisions of this Section 8.1 securing Indebtedness or obligations not exceeding 10% of Tangible Net Worth in principal amount at any one time outstanding.

     8.2 Mergers and Consolidations; Dispositions of Assets.

         No Borrower shall, or shall permit any of its Subsidiaries to, in any one transaction or series of transactions, directly or indirectly:

         (a)   Sale of Less than Substantially All Assets.
Sell, exchange, transfer or otherwise dispose of part, but less than all or substantially all, of its assets, unless

         (1)   such sale, exchange, transfer or other
disposition is made in the ordinary course of business of such Borrower or Subsidiary; or

         (2) after giving effect to such sale, exchange, transfer or other disposition, the aggregate net book value of (i) all assets of the Company and its Subsidiaries sold, exchanged, transferred or otherwise disposed of (excluding assets sold, exchanged, transferred or otherwise disposed of in the ordinary course of business pursuant to
Section 8.2(a)(1)) since the Closing Date and (ii) the assets of all Subsidiaries of the Company, the stock of which has been sold or otherwise disposed of pursuant to
Section 8.2(b)(2) since the Closing Date, shall not exceed 10% of the consolidated total assets of the Company and its Subsidiaries as of the end of the most recent fiscal quarter then ended.

         (b)   Sale of Stock or Indebtedness of
Subsidiaries. Sell, assign, pledge, transfer or otherwise dispose of, or part with control of, any shares of stock of or equity in, or any Indebtedness or obligations of any character of, the Company or any Subsidiary of the Company, except (1) to a Permanent Borrower or to a wholly-owned
Subsidiary of a Permanent Borrower and (2) that all shares of stock of any Subsidiary of the Company at the time owned by the Company and its Subsidiaries may be sold as an entirety for a consideration which represents the fair market value (determined by the Company in good faith) at the time of sale of the shares of stock so sold; provided, that, for purposes of this exception
(2), the net book value of the assets of such Subsidiary together with (x) the net book value of the assets of

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

all other Subsidiaries of the Company the stock of which was sold since the Closing Date and (y) the net book value of the assets of the Company and all Subsidiaries of the Company sold, exchanged, transferred or otherwise disposed of pursuant to Section 8.2(a)(2) since the Closing Date does not represent more than 10% of the consolidated total assets of the Company and its Subsidiaries as of the end of the most recent fiscal quarter then ended; provided further that, at the time of such sale, assignment, pledge, transfer or other disposition such Subsidiary shall not own, directly or indirectly, any shares of stock of the Company or any other Subsidiary of the Company unless all of the shares of stock of such other Subsidiary of the Company owned, directly or indirectly, by the Company and its Subsidiaries are simultaneously being sold as permitted by the exception described in this Section 8.2(b).

     (c) Merger and Sale of All or Substantially All Assets. Convey, exchange, transfer or otherwise dispose of all or a substantial part of its assets (i.e., assets which could not otherwise be disposed of pursuant to Section 8.2(a)(2)) to any Person, or merge or consolidate with or into any other Person, except that

         (1) any wholly-owned Subsidiary of the Company may merge with the Company (provided, that the Company shall be the continuing or surviving corporation) or with any one or more other wholly-owned Subsidiaries of the Company;

         (2)   any Subsidiary of the Company may sell,
exchange, transfer or otherwise dispose of any of its assets to the Company or to a wholly-owned Subsidiary of the Company;

         (3)   any Subsidiary of the Company may sell,
exchange, transfer or otherwise dispose of all or substantially all of its assets subject to the conditions and provisions specified in Sections 8.2(a)(2);

         (4) any Subsidiary of the Company may merge into or consolidate with any Person which does not thereupon become a Subsidiary of the Company, subject to the conditions and provisions specified in Section 8.2(b) with respect to a sale or other disposition of the stock of such Subsidiary;

         (5) any Subsidiary of the Company may permit any Person to be merged into such Subsidiary or may consolidate with or merge into a Person which thereupon becomes a Subsidiary of the Company; provided that immediately after any such merger or consolidation, no Default shall have occurred and be continuing and the Company shall be in compliance with Section 8.15;

         (6)   the Company may permit any Person to be
merged into the Company (such that the Company shall be the continuing or surviving corporation); and

         (7) the Company may permit any corporation to consolidate with the Company;

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provided that for purposes of Sections 8.2(c)(6) and (7)
immediately after such merger or consolidation, and after giving effect thereto, (x) such successor Person could incur at least $1.00 of additional Indebtedness without violation of Section 8.15, and (y) no Default shall have occurred and be continuing. As soon as practicable, and in any event at least 30 days prior to the proposed consummation date of any merger or consolidation, the Company shall give written notice thereof to the Agent describing in reasonable detail the proposed transaction, the date on which it is proposed to be consummated and the identity, jurisdiction of organization, and geographic composition of assets of the proposed successor corporation.

         (d) Issuance of Stock by Subsidiaries. Permit any of its Subsidiaries to, either directly or indirectly, by the issuance of rights or options for, or securities convertible into, such shares, or otherwise, issue, sell or otherwise dispose of any shares of any authorized but unissued or treasury class of the stock of any Subsidiary of the Company (other than directors' qualifying shares) except to a Permanent Borrower or a wholly-owned Subsidiary of a Permanent Borrower.

         (e) Sale and Leaseback. Enter into any sale and leaseback transaction unless:

         (1)   the net sales proceeds received by the
Company or its Subsidiary in respect of the assets sold pursuant to such sale and leaseback transaction are greater than or equal to the fair market value of the assets sold and such proceeds are concurrently applied to (A) the purchase, acquisition, development or construction of assets having a value at least equal to such net proceeds, and to be used in the Company's or such Subsidiary's business; provided that no Liens shall at any time exist on such assets which secure any Indebtedness except as permitted by
Section 8.1; or (B) the prepayment in accordance with this Agreement of any aggregate principal amount of all the Obligations plus accrued interest thereon and all other amounts due in connection with such prepayment in accordance with this Agreement in an amount at least equal to the amount of such net proceeds; or

         (2) the sale and leaseback transaction involves the sale of assets by a Permanent Borrower to another
Permanent Borrower or to a wholly-owned Subsidiary of a Permanent Borrower or by a Subsidiary of a Permanent
Borrower to a Permanent Borrower or to another wholly-owned
Subsidiary of a Permanent Borrower; provided that if a Borrower is the seller under any such sale and leaseback transaction, its lease obligations thereunder shall be subordinated to the Obligations upon terms satisfactory to the Agent and the Majority Banks.

         (f) Partnerships and Joint Ventures. Enter into any joint venture or partnership with any Person, except

         (i)   the Company or any of its Subsidiaries
     may enter into Project Related Partnerships and/or
     Joint Ventures; and

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         (ii)  the Company or any of its Subsidiaries
     may enter into partnerships and joint ventures other than Project Related Partnerships and/or
     Joint Ventures, but only to the extent permitted under Section 8.3.

     8.3 Acquisitions and Investments. No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, purchase or acquire, or make any commitment to purchase or acquire, any capital stock of, equity interest in, or a substantial portion of the assets of another
Person, or make any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person, including any Affiliate of the Company, except:

         (a)   investments in Cash Equivalents;

         (b) advances to employees for business-related purposes in an aggregate amount not greater than $1,000,000;

         (c)   loans to employees for the purposes of
purchasing stock pursuant to employee stock ownership plans in an aggregate amount not greater than $3,500,000;

         (d) investments in or loans to the Company or in or to wholly-owned Subsidiaries of the Company, so long as the Company does not reduce its ownership interest in such Subsidiary;

         (e) investments in or loans to the Company or in or to Subsidiaries of the Company which are controlled by the Company but which are neither wholly-owned Subsidiaries of the Company nor Project Related Partnerships and/or Joint Ventures, in an aggregate amount for all such Persons not to exceed $2,000,000;

         (f) investments and capital contributions in or loans to Project Related Partnerships and/or Joint Ventures in the ordinary course of business; and

         (g) Permitted Acquisitions and Investments not to exceed $62,500,000 in the aggregate.

     8.4 Limitation on Indebtedness. No Borrower shall, or shall permit any of its Subsidiaries to, create, incur, assume, guarantee, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (a)   Indebtedness incurred pursuant to the Credit
Documents;

         (b) Indebtedness existing on the Closing Date and specifically set forth in Schedule 8.4;


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

         (c) Indebtedness not otherwise permitted under this Section 8.4 which, together with all letters of credit outstanding pursuant to Section 3.1(e), does not in the aggregate exceed twenty percent (20%) of Tangible Net Worth;

         (d)   Indebtedness permitted pursuant to Section
8.9;

         (e)   Indebtedness in connection with hedging
transactions for foreign currency and interest rate exposures of the Company and its Subsidiaries, all as incurred in the ordinary course of their business operations;

         (f)   Indebtedness secured by Liens permitted by
Section 8.1(h);

         (g)   Indebtedness incurred or assumed by the
Company or any of its Subsidiaries for the purpose of financing all or any part of the cost of acquiring personal property in an aggregate amount not to exceed Three Million
Dollars ($3,000,000); and

         (h) Indebtedness consisting of obligations in connection with loans and investments permitted by Section
8.3.

     8.5 Transactions with Affiliates. No Borrower shall, or shall permit any of its Subsidiaries to, enter into any transaction with any Affiliate of such Borrower or of any such Subsidiary except as contemplated by the Credit Documents or in the ordinary course of business and pursuant to the reasonable requirements of the business of such Borrower or such Subsidiary and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower or such Subsidiary. For purposes of this Section 8.5 only, the term "Affiliate" shall not be deemed to include wholly-owned Subsidiaries of the Company.

     8.6 Contingent Obligations. No Borrower shall, or shall permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations, except:

         (a) endorsements for collection or deposit in the ordinary course of business;

         (b)   Contingent Obligations with respect to
Indebtedness permitted under Section 8.4;

         (c) Contingent Obligations created by or arising in connection with the Credit Documents;

         (d) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in
Schedule 8.6;


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

         (e) Guarantees of, or surety bonds issued with respect to, performance by the Company's wholly-owned
Subsidiaries of contracts entered into, or bids submitted, by or on behalf of such Subsidiaries in the normal course of business;

         (f)   Contingent Obligations among the Permanent
Borrowers and their wholly-owned Subsidiaries; and

         (g) joint venture obligations, to the extent and only to the extent permitted under Section 8.2.

     8.7 Compliance with ERISA. No Borrower shall, or shall permit any ERISA Affiliate to, directly or indirectly, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Required Banks and greater than Three Million Dollars ($3,000,000)) liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition which presents the risk of a material (in the opinion of the Required Banks and greater than Three Million Dollars ($3,000,000)) liability of the Company or any ERISA Affiliate, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Required Banks and greater than Three Million Dollars ($3,000,000)) liability of the Company or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase the aggregate obligations of all Borrowers under all Plans by an amount which could reasonably be expected to result in any material (in the opinion of the Required Banks and greater than Five Million Dollars ($5,000,000)) liability of the Company or any ERISA Affiliate except in the ordinary course of business consistent with past practice and except that the Company may establish and maintain employee stock ownership plans and Non-Qualified Pension Benefit Restoration Plans, or (v) permit the present value of all nonforfeitable accrued benefits under each Plan (using the actuarial assumptions utilized by the Company as provided by its independent actuaries upon termination of a Plan) to materially (in the opinion of the Required Banks and greater than Three Million Dollars ($3,000,000)) exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

     8.8 Use of Proceeds. None of the proceeds of the Loans, and no Letter of Credit, shall be used for any purpose other than the purposes set forth in Section 7.11.
No portion of the Loans and none of the Letters of Credit will be used, directly or indirectly, (a) to purchase or carry any Margin Stock, (b) to repay or otherwise refinance indebtedness of any Borrower or any Designated Subsidiary incurred to purchase or carry any Margin Stock, or (c) to extend credit for the purpose of purchasing or carrying any Margin Stock. No portion of the Loans, and no Letter of Credit, will be used directly or indirectly for repurchases of stock or acquisitions or investments; provided, however, that Loans may be used for repurchases of stock, acquisitions and investments permitted under Sections
8.3(a), (b), (d), (e), (f) and (g) and Section 8.10;
provided, further, that the aggregate amount of all Loans borrowed (regardless of whether repaid) and all financial
Letters of Credit (and all Letters of Credit which are part of the deferred purchase price of the acquisition) issued
(in each case, regardless of whether outstanding, drawn or

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expired) in connection with Permitted Acquisitions and
Investments shall not exceed $50,000,000.

     8.9 Lease Obligations. No Borrower shall, or shall permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for

         (a) leases of the Company and its Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

         (b) after the Closing Date, any leases entered into by the Company or any of its Subsidiaries in the ordinary course of business in a manner and to an extent consistent with past practice;

         (c) after the Closing Date, any lease entered into by the Company or any of its Subsidiaries, provided that:

               (i)  immediately prior to giving effect
     to such lease, the property or asset subject to such lease was sold by the Company or any such Subsidiary to the lessor under such lease at a price not less than its fair market value; and

               (ii) no Default or Event of Default
     would occur as a result of such sale and subsequent lease; and

         (d) after the Closing Date, capital leases other than those permitted under clauses (a), (b) and (c) of this
Section 8.9 entered into by the Company or any of its Subsidiaries to finance the acquisition of equipment;

provided that the aggregate amount of all long term operating lease payments per annum (excluding any month to month equipment rentals) of the Company and its Subsidiaries shall not exceed at any one time ten percent (10%) of Tangible Net Worth.

     8.10 Restricted Payments. The Company shall not declare, accrue or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except as permitted under Section 8.3 and except that the Company may (a) declare and make dividend payments or other distributions (i) in an aggregate amount not to exceed in any fiscal year the greater of $0.25 per share (without adjustment for splits or other divisions of shares) or 25% of the consolidated net income of the Company and its Subsidiaries for such fiscal year, or (ii) payable solely in its capital stock; (b) purchase, redeem or otherwise acquire shares of its capital stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new

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shares of its capital stock; (c) repurchase stock
beneficially owned by its employees (including Affiliates) in connection with the Company's, WII's or WUSA's non-qualified employee stock ownership plans; or (d) repurchase in accordance with all applicable Legal Requirements in any one fiscal year of the Company (i) not more than 5% of its total issued and outstanding shares of capital stock as of January 1 of such fiscal year, or (ii) shares of its capital stock having an aggregate market value at time of purchase not exceeding $7,500,000 (as adjusted annually to equal 5% of the total market value of all of the Company's outstanding shares of capital stock as of the preceding January 1); provided, that immediately after giving effect to such proposed actions described in clauses
(a), (b), (c) and (d), no Default or Event of Default would exist.

     8.11      Funded Debt.

         (a) The Company shall not permit the ratio of its Funded Indebtedness to Total Capitalization to exceed 0.50 to 1.00 at the end of any fiscal quarter.

         (b) The Company shall not permit the ratio of its Funded Indebtedness at the end of any fiscal quarter to EBITDA for the four fiscal quarters then most recently ended to exceed 5.00 to 1.00.

     8.12 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth to be less than the sum of (a) Seventy Million Dollars ($70,000,000) plus (b) fifty percent (50%) of the Company's cumulative net income for the calendar year-to-date (without deduction for net losses) at the end of each fiscal quarter, starting with the fiscal quarter beginning January 1, 1996.

     8.13 Leverage Ratio. The Company shall not permit the Leverage Ratio to be greater than 2.00 to 1.00 at the end of any fiscal quarter.

     8.14 Interest Coverage Ratio. The Company shall not permit the ratio of (a) EBIT for the immediately preceding four quarters to (b) Consolidated Net Interest
Expense for the immediately preceding four quarters to be less than 2.50 to 1.00 at the end of any fiscal quarter.

     8.15 Indebtedness. The Company shall not at any time (whether at the end of a fiscal quarter or otherwise) create, incur, assume or suffer to exist any Indebtedness if immediately after such creation, incurrence, assumption or sufferance and after giving effect to it, (a) the ratio of the Company's Funded Indebtedness at such time to the Total Capitalization of the Company at such time would exceed 0.50 to 1.00, or (b) the ratio of the Company's Funded Indebtedness at such time to EBITDA for the four fiscal quarters most recently ended at such time would exceed 5.00 to 1.00.

     8.16      Change in Business.  Except as permitted by
Section 8.3, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any material line of

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business substantially different from (a) those lines of
business historically carried on by them prior to the date of this Agreement, or (b) energy-related services or water-related services.

     8.17 Change in Structure. Except as permitted under Section 8.3, the Company shall not, and shall not permit any of the Borrowers to, make any changes in their capital structure (including in the terms of their outstanding stock) or amend their certificates of incorporation, bylaws or other similar instrument or agreement in a manner which could reasonably be expected to have a Material Adverse Effect.

     8.18 Accounting Changes. The Company shall not, and shall not permit any of its Subsidiaries to, make any significant change in accounting policies, except as required or permitted by GAAP, or change the fiscal year of the Company or any of its Subsidiaries.

     8.19 Other Contracts. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any employment contract or other arrangement the terms of which, including salaries, benefits and other compensation, are not normal and customary in the industries in which the Company or such Subsidiary operates.

     8.20 Covenants in Other Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, become a party to or agree that it or any of its property is bound by any indenture, mortgage, deed of trust or any other agreement or instrument directly or indirectly:

         (a) restricting any loans, advances or any other investments to or in the Company by any of its Subsidiaries;

         (b) restricting the ability of any Subsidiary of the Company to make tax payments or management fee payments to the Company;

         (c) restricting the capitalization structure of any Subsidiary of the Company;

         (d) restricting the ability or capacity of any Subsidiary of the Company to make dividend payments or distributions to the Company; or

         (e) restricting the ability or capacity of the Company or any of its Subsidiaries to grant Liens covering any of its property other than as contemplated by the Credit
Documents;

provided, however, that the Company and its Subsidiaries may, without violation of this Section 8.20, maintain and establish joint venture agreements containing restrictions of the type otherwise prohibited by this Section 8.20 provided that the aggregate of the restrictions of the type otherwise prohibited by this Section 8.20 in all such joint venture agreements could not reasonably be expected to have a Material Adverse Effect.

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                         ARTICLE IX
                      EVENTS OF DEFAULT
               ------------------------------

     9.1 Events of Default. Any of the following events or circumstances shall constitute an Event of Default:

         (a) Non-Payment. Any Borrower or any Guarantor shall fail to pay when due any amount of principal of any Loan or any Reimbursement Obligation or fail to make any mandatory prepayment under this Agreement when due, or shall fail to pay any portion of accrued and unpaid interest or fees or any other amount due under any Credit Document before the earlier of (i) five days after the same shall become due in accordance with the terms of such Credit Document, or (ii) in the event that a principal or interest payment shall be due under the terms of any Subordinated Debt within such five day period, one day prior to such payment date; or

         (b)   Representation or Warranty.  Any
representation or warranty made or deemed made by any Borrower or any Designated Subsidiary or by any Subsidiary of the Company which is a party to any Credit Document in this Agreement or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished at any time in connection with this Agreement or any other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c)   Specific Defaults.  Any Borrower or any
Designated Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Sections 7.1, 7.8, 7.10, 7.11, 7.13, 7.14 or Article VIII; or

         (d) Other Defaults. Any Borrower, any Designated Subsidiary or any Subsidiary of the Company which is a party to any Credit Document shall fail to perform or observe any other term or covenant contained in this Agreement or any other Credit Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of such Person knew or should have known of such failure, or (ii) the date upon which written notice thereof has been given to the Company by the Agent or any Bank (through the Agent); or

         (e)   Cross-Default.  Any Borrower or any
Designated Subsidiary shall (i) fail to make any payment in respect of any Indebtedness (including Subordinated Debt) or Contingent Obligation in excess of an aggregate amount of Two Million Dollars ($2,000,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fail to perform or observe any other condition or covenant or any other event shall occur or condition exist under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such event or condition is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness (or a trustee oragent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving

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of notice if required, such Indebtedness to be declared
to be due and payable prior to its stated maturity or such Contingent Obligation to become due and payable; or

         (f) Bankruptcy or Insolvency. Any Borrower, any Designated Subsidiary, or any Subsidiary of the Company other than Musketeer which is a party to any Credit Document shall become insolvent or shall voluntarily cease to conduct its business in the ordinary course substantially as it is conducted on the date of this Agreement or on the Closing Date (except that WECL may cease to do business in the Commonwealth of Independent States and WESCO may cease to do business in the U.S.); or any Borrower, any Designated Subsidiary, any Subsidiary of the Company which is a party to any Credit Document or any Material Subsidiary shall (i) generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, (ii) commence any proceeding, file any petition or answer, or seek any other relief under any bankruptcy, reorganization, arrangement, insolvency, or other similar law, of any jurisdiction relating to the relief of debtors,
(iii) acquiesce in the appointment of a receiver, trustee, custodian, liquidator or other similar official for itself or a substantial portion of its property, assets or business or effect a plan or other arrangement with its creditors,
(iv) admit the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency or other proceeding, in any jurisdiction, relating to the relief of debtors, or (v) take action to effectuate any of the foregoing; or

         (g)   Involuntary Proceedings.  Involuntary
proceedings or any involuntary petition shall be commenced or filed against any Borrower, any Designated Subsidiary, any Subsidiary of the Company which is a party to any Credit Document, or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency or other similar law of any jurisdiction or seeking the dissolution, liquidation or reorganization of such Borrower, such Designated Subsidiary or such other Subsidiary or the appointment of a receiver, trustee, custodian, liquidator or other similar official for such Borrower, such Designated Subsidiary or such other Subsidiary or a substantial part of its property, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the assets of any Borrower, any Designated Subsidiary, any Subsidiary of the Company which is a party to any Credit Document or any Material Subsidiary, and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; or

         (h) ERISA. The Company, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV of ERISA and which in the aggregate exceed Three
Million Dollars ($3,000,000); or notice of intent to Pension Liabilities in the aggregate in excess of Three
Million Dollars ($3,000,000) shall be filed under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate a Plan or Plans having aggregate Unfunded Pension Liabilities in excess of Three
Million Dollars ($3,000,000); or a proceeding shall be

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instituted by a fiduciary of any such Plan or Plans against any such Person to enforce Section 515 of ERISA to collect contributions which in the aggregate exceed Three Million Dollars ($3,000,000); or a condition shall exist and shall continue unremedied for a period of 30 days by reason of which the PBGC would be entitled under Section 4042 of ERISA to obtain a decree adjudicating that a Plan or Plans having Unfunded Pension Liabilities which in the aggregate exceed Three Million Dollars ($3,000,000) must be terminated; or

         (i)   Monetary Judgments.  One or more final
judgments, orders or decrees shall be entered against any Borrower or any Material Subsidiary involving in the aggregate a liability at any point in time (to the extent not paid or fully covered by insurance less any deductible) in an amount equal to or exceeding Three Million Dollars
($3,000,000) and the same shall not have been vacated, satisfied, discharged, stayed or bonded pending appeal within 10 days from the entry thereof; or

         (j) Non-Monetary Judgments. Any non-monetary judgment or order or decree that could reasonably be expected to have a Material Adverse Effect shall be rendered against any Borrower or any Subsidiary of any Borrower with respect to which (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k)   Collateral.

               (i)  any provision of any Security
     Document shall for any reason cease to be valid and binding on or enforceable against any Borrower or any Subsidiary of the Company (other than Musketeer) which is a party to any Security
     Document, or any Borrower or any Subsidiary of any Borrower or Vintondale shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

               (ii) the Security Documents (other than
     the Musketeer Parent Pledge Agreement) shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest; or

         (l) Change of Control. Any Change of Control shall occur; or

         (m) Environmental Liabilities. A final judgment, settlement, decree or order, or series of judgments, settlements, decrees or orders, shall be rendered against or entered into by the Company or any of its Subsidiaries requiring the Company or such Subsidiary to perform or undertake the clean-up, removal, decontamination, remediation, abatement, investigation, or monitoring of Hazardous Substances, which performance or undertaking could reasonably be expected to require the payment of money in an amount per occurrence (net of any insured or indemnified

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amount) which exceeds Three Million Dollars ($3,000,000) and a stay of execution thereof shall not be procured, within the appeal time provided by law from the date of entry thereof, or the Company or such Subsidiary shall not, within said appeal time, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (n) Expropriation, Nationalization, Etc. Any Governmental Authority shall adopt, impose or change any Legal Requirement (or adopt, make or change any official interpretation of or directive or request with respect to any Legal Requirement) which (a) limits or could reasonably be expected to limit foreign ownership of any of the Collateral, or (b) expropriates, nationalizes or seizes (or could reasonably be expected to result in the expropriation, nationalization or seizure of) assets which (together with all other assets of the Company and its Subsidiaries with respect to which such an event shall have occurred since the Closing Date) constitute more than 20% of the total consolidated assets of the Company and its Subsidiaries as of the end of the most recent fiscal quarter then ended (in each case, net of proceeds of any political risk insurance which are reasonably expected to be paid within nine months of such expropriation, nationalization or seizure in connection with such expropriation, nationalization or seizure).

     9.2 Remedies.  If any Event of Default shall occur:

         (a) the Agent shall, at the request of, or may, with the consent of, the Majority Banks, declare the Commitments of each Bank to make Loans or to issue Letters of Credit to be terminated, whereupon such Commitments shall forthwith be terminated; and

         (b) the Agent shall, at the request of, or may, with the consent of, the Majority Banks, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, all fees and all other
Obligations (except Obligations consisting of Letter of
Credit Obligations other than Reimbursement Obligations) under this Agreement and the other Credit Documents
(including all Reimbursement Obligations) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly
WAIVED by each Borrower; and

         (c)   if any Letter of Credit shall be then
outstanding, the Agent shall, at the request of, and may, with the consent of, the Majority Banks, make demand upon the Borrowers to, and forthwith upon such demand, the Borrowers will, provide to the Agent a letter of credit issued by an issuer acceptable to each of the Agent, the Syndicated L/C Bank, each Issuing Bank and the Majority Banks in their respective sole discretion, in form and substance satisfactory to the Agent, the Syndicated L/C Bank, each Issuing Bank and the Majority Banks in their sole discretion, in an amount equal to 100% of the aggregate Letter of Credit Obligations which remain outstanding, which letter of credit shall have an expiry no earlier than 90 days after the expiry of the last Letter of Credit to expire and shall permit the Agent, the Syndicated L/C Bank, each Issuing Bank, or any of them, to draw upon the issuer of such letter of credit at any time without condition except the presentation of a written certificate that such amounts

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have been drawn under a Letter of Credit; or pay to the
Agent in same day funds at the office of the Agent designated in such demand, for deposit in the Cash
Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding; and

         (d)   the Agent may, in its sole discretion,
without notice to any Borrower except as required by law, and at any time and from time to time, apply any proceeds of the Cash Collateral Account and all cash proceeds received in respect of any sale of, collection from or other realization upon, all or any part of the Cash Collateral Account in accordance with Section 3.5(d); and

         (e) subject to the Security Documents, the Agent shall, at the request of, and may, with the consent of, the Majority Banks, exercise all rights and remedies available to it under the Security Documents or any other agreement;
and

         (f) each Bank may, to the fullest extent not prohibited by applicable law, exercise its rights of offset against each account and all other property of any Person liable on any of the Obligations in the possession of such Bank, which right is hereby granted by each Borrower to the Banks; and

         (g) the Agent and each Bank may exercise any and all other rights pursuant to the Credit Documents, at law and in equity;

provided, however, that, upon the occurrence of any event specified in Section 9.1(f) or (g) (in the case of Section
9.1(g), upon the expiration of the 60 day period mentioned therein), the obligation of each Bank to make Loans and to issue Letters of Credit shall automatically terminate, and the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, all fees and all other
Obligations (including Reimbursement Obligations) shall automatically become due and payable, all without any further act of the Agent or any Bank.

     9.3 Cash Collateral Account. Each Borrower agrees that, in the event of a prepayment in full of the Loans and the termination of the Commitments, it shall, if requested by the Agent or the Required Banks (through the Agent), either (at the election of such Borrower) either (a) pay to the Agent an amount in immediately available funds equal to 100% of its then aggregate amount of Letter of Credit Obligations which remain outstanding, which funds shall be held by the Agent in the Cash Collateral Account, or (b) provide to the Agent a letter of credit issued by an issuer acceptable to each of the Agent, the Syndicated L/C Bank, each Issuing Bank and the Majority Banks in their respective sole discretion, in form and substance satisfactory to the Agent, the Syndicated L/C Bank, each Issuing Bank and the Majority Banks in their sole discretion, in an amount equal to 100% of the aggregate Letter of Credit Obligations which remain outstanding, which letter of credit shall have an expiry no earlier than 90 days after the expiry of the last Letter of Credit to expire and shall permit the Agent, the Syndicated L/C Bank, each Issuing Bank, or any of them, to draw upon the issuer of such letter of credit at any time without condition except the presentation of a written certificate that such amounts have been drawn under a Letter of Credit.

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     9.4 Preservation of Security for Unmatured
Reimbursement Obligations. In the event that, following (a) the occurrence of an Event of Default and the exercise of any rights available to the Agent under the Credit Documents, and (b) payment in full of the principal amount then outstanding of and the accrued and unpaid interest on the Loans and Reimbursement Obligations and all fees and all other Obligations, any Letter of Credit shall remain outstanding and undrawn upon, the Agent shall be entitled to hold (and each Borrower hereby assigns to the Agent on behalf of the Banks and grants and conveys to the Agent a security interest in and to) all cash or other property ("Proceeds of Remedies") realized or arising out of the exercise by the Agent of any rights available to it under the Credit Documents, at law or in equity, including the proceeds of any foreclosure, in the Cash Collateral Account (subject to Section 3.5) as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit; provided, that the aggregate amount so held shall not exceed 100% of all Letter of Credit Obligations then outstanding. Such Proceeds of Remedies shall be held for the ratable benefit of the Banks issuing such Letters of Credit and Banks holding participations therein and the Syndicated L/C Bank. Such Proceeds of Remedies shall constitute "Collateral" for all purposes under the terms and provisions of the Security Documents, and the rights, titles, benefits, privileges, duties and obligations of the Agent with respect thereto shall be governed by the terms and provisions of this Agreement (including Section 3.5) and, to the extent not inconsistent with this Agreement, the Security Documents.
Notwithstanding anything herein to the contrary, such Proceeds of Remedies shall be applied solely to Reimbursement Obligations arising in respect of any such Letters of Credit and/or the payment of any Bank's or the Syndicated L/C Bank's obligations under any such Letter of Credit when such Letter of Credit is drawn upon. Each Borrower hereby agrees to execute and deliver to the Agent and the Banks such security agreements, pledges or other documents as the Agent or any of the Banks may, from time to time, require to create, perfect, protect and realize upon the assignment, pledge, lien and security interest in and to any such Proceeds of Remedies provided for in this Section
9.4. Upon the payment or expiry of all Letter of Credit Obligations, all Proceeds of Remedies shall be released to the Company in due form at the Company's cost.

     9.5 Rights Not Exclusive. The rights provided for in this Agreement and the other Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity or under any other instrument, document or agreement.






































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                         ARTICLE  X
                          GUARANTY
                      ----------------


     10.1      Definitions.  As used in this Article X
(sometimes in this Article X called "this Guaranty"), a
"Guarantor" and the "Guarantors" means a Borrower and the Borrowers, respectively, and the following terms shall have the following meanings:

         "Guaranteed Debt" means, as to any Guarantor, the Maximum Amount with respect to such Guarantor less the amounts, if any, of payments of the Guaranteed Debt made by such Guarantor and clearly identified as such in a notice accepted in writing by the Agent confirming the payment and reduction of the Guaranteed Debt as to such Guarantor.

         "Guarantor's Net Worth" means, as to any Guarantor, as of any date of determination thereof: (a) the aggregate fair saleable value of the assets of such Guarantor as of such date (including the fair saleable value of the amounts received or receivable by such Guarantor pursuant to its rights to subrogation, contribution and indemnity), minus
(b) the amount of all liabilities of such Guarantor, contingent or otherwise, as of such date (but excluding all contingent liabilities under this Guaranty), minus (c) One Dollar ($1.00). It is agreed that a Guarantor's Net Worth may fluctuate from time to time after the date it becomes a Guarantor, as it is determined on each Determination Date (as defined in the definition of "Maximum Amount").

         "Maximum Amount" means, with respect to any Guarantor except WGI, the greater of (a) all proceeds (without duplication) of the Obligations directly or indirectly (by intercompany loan, advance, capital contribution, such Guarantor's ownership interest in any Person receiving the proceeds of the Obligations, or otherwise) advanced to or for the account of, or used by or for the benefit of, such Guarantor; (b) ninety percent (90%) of such Guarantor's Net Worth from time to time; or (c) the amount that in a legal proceeding brought within the applicable limitations period is determined by the final, non-appealable order of a court having jurisdiction over the issue and the applicable parties to be the amount of value given by the Agent and the Banks, or received by such Guarantor, in exchange for the obligations of such Guarantor under this Guaranty; provided, however, that the Maximum Amount, with respect to any Guarantor, shall not exceed the maximum amount which such Guarantor could pay or be liable for under this Guaranty without having such payment or liability set aside as a fraudulent conveyance or fraudulent transfer or other similar action under any applicable bankruptcy, insolvency or other similar law of any jurisdiction. If on the date of any Loan made or Letter of Credit issued after the date hereof (any such date being herein called a "Determination Date"), ninety percent (90%) of such Guarantor's Net Worth is greater than either of the amounts described in clauses (a) and (c) above, the Maximum Amount shall be deemed to have increased through and as of such Determination Date to ninety percent (90%) of such Guarantor's Net Worth as determined on such Determination Date (and the Guaranteed Debt as to such Guarantor shall have correspondingly increased), without further action by or agreement between the Agent and such Guarantor, and any subsequent reduction or diminution of such

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Guarantor's Net Worth after such Determination Date
will not reduce the Guaranteed Debt as to such Guarantor. Notwithstanding anything to the contrary contained in this definition of "Maximum Amount" or in any other provision of this Guaranty, but subject to the proviso in the first sentence of this definition, "Maximum Amount" shall never be less than the amount referred to in clause (a) above. The Banks and each Guarantor acknowledge and agree that, for the purposes of this Guaranty and any legal proceeding brought within the applicable limitations period before a court having jurisdiction over the issue and the applicable parties, the amount of value given by the Agent and the Banks in connection with the Obligations is presumed to be equal to, without duplication, all funds, all matured and contingent obligations assumed by Agent and/or the Banks (e.g., Letter of Credit Obligations), property, and proceeds that are directly or indirectly (e.g., by intercompany loan, advance, capital contribution, such Guarantor's ownership interest in any Person receiving the proceeds of the Obligations, or otherwise) advanced to or for the account of, or used by or for the benefit of, such Guarantor in connection with the transactions and events relating to the Obligations.

     10.2      Guaranty.

         (a) In order to induce the Banks and the Agent to execute and deliver this Agreement and the other Credit Documents, to make or maintain the Loans and to issue and maintain the Letters of Credit, and in consideration thereof, each Guarantor, as a primary obligor and not as a surety, unconditionally, jointly and severally, guarantees to the Agent and the Banks the full, prompt and punctual payment and performance of the Obligations of each other Borrower when due (whether at stated maturity, by acceleration or otherwise) in accordance with the Credit Documents. This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Obligations shall not be paid when due, Guarantors, jointly and severally, agree immediately to pay the Obligations to the Agent or other Person entitled to them, in Dollars, regardless of (i) any defense, right of set-off or counterclaim which any Guarantor may have or assert which would otherwise discharge a guarantor under applicable law,
(ii) whether the Agent or any other such Person shall have taken any steps to enforce any rights against any Borrower, any other Guarantor or any other Person to collect any of the Obligations, and (iii) any other circumstance, condition or contingency (other than a defense of full and timely payment or performance of the Obligations) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for any of the Obligations, or of such Guarantor under the guarantee contained in this Article X, in bankruptcy or in any other instance.

         (b) NOTWITHSTANDING THE FOREGOING, to the extent that in a legal proceeding brought within the applicable limitations period it is determined by the final, non-appealable order of a court having jurisdiction over the issue and the applicable parties that any Guarantor (except WGI) received less than a reasonably equivalent value in exchange for such Guarantor's incurrence of its obligations under this Guaranty, then and only then the liability of such Guarantor for all Obligations shall be limited in amount to the Guaranteed Debt of such Guarantor. The foregoing limitation as it applies to a particular Guarantor shall not affect or excuse the liability or obligations of any other Guarantor, nor may it be raised as

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

a defense to any action or claim against such other Guarantor. The Agent shall have the right to determine and designate from time to time, without notice to or assent of any Guarantor, which portions of the Obligations such limitation applies to, and each Guarantor acknowledges that such determination and designation shall be conclusive on all parties. This Guaranty shall not fail or be ineffective or invalid or be considered too indefinite or contingent with respect to any Guarantor because the Guaranteed Debt applicable to such Guarantor may fluctuate from time to time or for any other reason. The guarantee contained in this
Article X, subject to Section 10.10, shall remain in full force and effect until the time provided in Section 10.8 (except for any obligations expressly stated to survive such termination), notwithstanding that from time to time prior thereto any Borrower may be free from any Obligations. The obligations of WECL under this Article X are limited as provided in Section 12.20.

     10.3 Application. Each Guarantor agrees that any payment or prepayment by a Guarantor or any other Person against the Obligations (other than payments made by a Guarantor in accordance with the procedures described in the definition of "Guaranteed Debt" and then only with respect to such Guarantor's liability under this Guaranty) shall be deemed paid first against that portion of the Obligations not included in "Guaranteed Debt" or determined for any reason not to be a part of "Guaranteed Debt," and then shall be paid against any portion of the Obligations that is Guaranteed Debt, in such order and manner as the Agent shall determine in its sole discretion. Article IV of this Agreement, including Sections 4.6 and 4.9, shall apply to all payments by Guarantors under this Article X. Any payment by any Guarantor under this Article X shall reduce pro tanto any intercompany obligation of such Guarantor to the other Borrowers.

     10.4 Notification. Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent on account of its liability under this Article X, it will notify the Agent in writing that such payment is made under the guarantee contained in this
Article X. No payment or payments made by any Borrower or any other Person or received or collected by the Agent or any Bank from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor under this Article X which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to Section 10.10, the Obligations are paid in full and the Commitments are terminated.

     10.5 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated under this Article X notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, (a) any demand for payment of or reduction in the principal amount of any of the Obligations made by the Agent or any Bank through the Agent is rescinded by the Agent or such Bank, (b) any of the Obligations is continued, (c) any of the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, is, from time to time, in whole or in part, renewed, extended (including the possible

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

extension of the Commitment Termination Date pursuant to
Section 2.1(b)), amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Bank. This Agreement and any other Credit Documents may from time to time be amended, modified, supplemented or terminated, in whole or in part, in accordance with their terms, and any collateral security, guarantee or right of offset at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without in any way releasing, diminishing, reducing, impairing or otherwise affecting the obligations of each Guarantor under this Article X. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantees contained in this Article X or any property subject thereto. Specific written agreements among the Banks, any Issuing Bank, the Syndicated L/C Bank, and the Agent, or any of them, on the one hand, and any one or more of the Borrowers, on the other hand, made in accordance with this Agreement and the other Credit Documents and entered into prior to Default, shall not discharge any Guarantor or release, diminish, reduce, impair or otherwise affect the obligations of any Guarantor under this Article X, except that such agreements shall, insofar and only insofar as the Obligations of one or more Borrowers are changed thereby, change to that extent and to that extent only the obligations of the Guarantors in their capacity as guarantors of such Obligations.

     Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Guarantor or any other Borrower with respect to the Obligations. The guarantee contained in this Article X shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Credit Document, any of the Obligations or any collateral security therefor or any guarantee or right of offset with respect thereto at any time or from time to time held or purported to be held by the Agent or any Bank, (b) the legality under applicable Legal Requirements of repayment by the relevant Borrower of any of the Obligations or the adoption of any Legal Requirement purporting to render any such Obligations of a Borrower null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by the applicable Borrower) which may at any time be available to or be asserted by such Guarantor against the Agent or any Bank, or (d) any other circumstance whatsoever (with or without notice to or knowledge of such Guarantor or any Borrower) (other than a defense of full payment and performance of all of the Obligations) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for any of the Obligations, or of such Guarantor under the guarantee contained in this Article X, in bankruptcy or in any other instance. The Agent or any Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Bank to pursue such other rights or remedies or to collect any payments from any Borrower or any other Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any other Guarantor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability under this Article X and shall not impair or affect the rights and remedies,

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

whether express, implied or available as a matter of law, of the Agent or any Bank against any Guarantor.

     10.6 No Release. Each Guarantor's covenants, agreements and obligations under this Article X shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any competent Governmental Authority and whether or not such Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, each Guarantor hereby WAIVES):

         (a)   voluntary or involuntary liquidation,
dissolution, sale of any collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting any Borrower or any other Guarantor or any of the assets of any Borrower or any other Guarantor, even if any of the Obligations is thereby rendered void, unenforceable or uncollectible.

         (b)   occurrence or discovery of any lack of
genuineness, irregularity, invalidity or unenforceability of any of the Obligations or Credit Documents or any defect or deficiency in any of the Obligations or Credit Documents.

         (c) failure by any Bank, the Agent or any other Person to notify--or timely notify--any Guarantor of any default, event of default or similar event (however denominated) under any of the Credit Documents, or of any other action taken or not taken by any Bank or the Agent against any Borrower, any other Guarantor or any other Person, or any other event or circumstance. Neither the Agent nor any Bank shall have any duty or obligation to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with this Guaranty.

         (d) occurrence of any event or circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or any other Guarantor (other than a defense of full payment and performance), including failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

         (e) receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any rights, remedies, powers or privileges of any Bank or the Agent under the Credit Documents, by law or otherwise available to any Bank or the Agent (other than an application which results in full payment and performance of all Obligations).

     10.7      Waivers.  Each Guarantor hereby WAIVES and
RELEASES all right to require marshalling of assets and liabilities, sale in inverse order of alienation, notice of

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acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of any part of the Obligations, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and all other notices and demands, collection suit and the taking of any other action by any Bank or the Agent.

     10.8 Guaranty of Payment and Not of Collection. This is an absolute guaranty of payment and not of collection, and an absolute guaranty of performance of all of the obligations of each Borrower under the Credit Documents, and each Guarantor WAIVES any right to require that any action be brought against any Borrower, any other Guarantor or any other Person, or that any Bank or the Agent be required to enforce, attempt to enforce or exhaust any rights, benefits or privileges of any Bank or the Agent under any of the Credit Documents, by law or otherwise; provided that nothing herein shall be construed to prevent any Bank or the Agent from exercising and enforcing at any time any right, benefit or privilege which any Bank or the Agent may have under any Credit Document or by law from time to time, and at any time, and each Guarantor agrees that each Guarantor's obligations hereunder are--and shall be-- absolute, independent, unconditional, joint and several under any and all circumstances. Should any Bank or the Agent seek to enforce any Guarantor's obligations by action in any court, each Guarantor WAIVES any requirement, substantive or procedural, that (a) the Agent pursue any foreclosure action, realize or attempt to realize on any security (including the Cash Collateral Account) or preserve or enforce any deficiency claim against any Borrower, any other Guarantor or any other Person after any such realization, (b) a judgment first be sought or rendered against any Borrower, any other Guarantor or any other Person, (c) any Borrower, any other Guarantor or any other Person be joined in such action or (d) a separate action be brought against any Borrower, any other Guarantor or any other Person. Each Guarantor's obligations under this Guaranty are several from those of any other Borrower or any other Person, and are primary obligations concerning which such Guarantor is the principal obligor. All waivers in this Agreement or any of the other Credit Documents shall be without prejudice to the right of any Bank or the Agent at its option to proceed against any Borrower, any other Guarantor or any other Person, whether by separate action or by joinder. Each Guarantor agrees that this Guaranty shall not be discharged except by payment of the Obligations in full, expiration of all Letters of Credit, complete performance of all obligations of each Borrower under the Credit Documents and termination of each Bank's obligation--if any--to make any further advances or extend other financial accommodations to any Borrower under the Credit Documents.

     10.9      Obligations Joint and Several with Other
Guaranties. If any other Person makes any guaranty of any of the obligations guaranteed hereby or gives any security for them, each Guarantor's obligations under this Article X shall be joint and several with the obligations of such other Person pursuant to such agreement or other papers making the guaranty or giving the security.

     10.10 Reinstatement. Each Guarantor agrees that, if at any time all or any part of any payment previously applied by the Agent or any Bank to the Obligations is or must be returned by any Bank or the Agent--or recovered from any Bank or the Agent--for any reason (including the order

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of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, each Guarantor hereby agrees to indemnify each Bank and the Agent against, and to save and hold each Bank and the Agent harmless from, any required return by any Bank or the Agent--or recovery from any Bank or the Agent--of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason. The provisions of this Section 10.10 shall survive the termination of this Guaranty and any satisfaction and discharge of any Borrower by virtue of any payment, court order or other Legal Requirement.

     10.11 Representations and Warranties. Each Guarantor warrants and represents as follows: It has determined that its liability and obligation under this Guaranty may reasonably be expected to substantially benefit it directly or indirectly, and its board of directors (or such board's duly authorized and appointed designee) or other equivalent body has made that determination. Each Guarantor is closely related legally and economically to every other Guarantor, each deriving benefits from the other. The maintenance and improvement of each Guarantor's financial condition is vital to sustaining each other Guarantor's business, and the transactions contemplated in this Agreement produce distinct and identifiable financial and economic direct or indirect benefits to each Guarantor. Such identifiable benefits include: (a) the availability to each Borrower of the proceeds of the Loans on an as-needed basis either directly or indirectly by way of intercompany loans and/or capital contributions for general corporate or other purposes and (b) the general improvement of each Guarantor's financial and economic condition. Each Guarantor has had full and complete access to the underlying papers relating to the Obligations and all other papers executed by any Borrower or any other Person in connection with the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Such Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Each Guarantor has adequate means to obtain from the other Borrowers on a continuing basis information concerning such Borrowers' financial condition, and is not depending on the Agent or any Bank to provide such information, now or in the future. Each Guarantor agrees that neither the Agent nor any Bank shall have an obligation to advise or notify it or to provide it with any data or information. Such Guarantor is Solvent and will not be rendered not Solvent by virtue of its execution and delivery of this Agreement and the other Credit Documents.

     10.12 Joinder of Additional Subsidiaries. It is contemplated by each Guarantor that additional Subsidiaries of the Company may from time to time become Guarantors hereunder (as required by the terms of this Agreement, including Sections 6.3 and 7.14)) and a party to this Agreement, by their execution and delivery to the Agent on behalf of the Banks of an Election to Participate. Each
Guarantor agrees, consents and acknowledges that upon the execution and delivery to the Agent by any such Designated
Subsidiary of an Election to Participate, such Designated
Subsidiary shall become a Guarantor hereunder for all purposes, jointly and severally liable hereunder (to the extent and subject to the limitations set forth in this Guaranty) as if such Designated Subsidiary had originally been a party to this Guaranty, without notice to any Guarantor or any other Person. Delivery of an Election to Participate to any Guarantor or any other Person is not required for the Designated Subsidiary executing and

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

delivering such Election to Participate to become a Guarantor hereunder and a party to this Agreement.

     10.13 Acknowledgement. Each Guarantor agrees that the Obligations guaranteed by such Guarantor under this Guaranty may at any time and from time to time exceed such Guarantor's Maximum Amount without impairing this Guaranty or affecting the rights and remedies of the Agent or the Banks under this Guaranty.

     10.14 Primary Obligations. The obligations of each Guarantor under this Guaranty are those of a primary obligor, and not merely a surety, and are independent of the obligations of each other Guarantor. A separate action or actions may be brought against any Guarantor whether or not an action is brought against any other Guarantor or other obligor in respect of the Obligations or whether any other Guarantor or any other obligor in respect of the Obligations is joined in any such action or actions.

     10.15 Effect of Stay. If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against one or more of the Borrowers of a case or proceeding under any bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and such Guarantor shall forthwith pay such Obligations (including interest which but for the filing of such petition in bankruptcy would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

     10.16 Waiver of Diligence, Etc. To the extent permitted by applicable law, each Guarantor hereby WAIVES promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest in or any Lien on any property subject thereto or exhaust any right to take any action against any Borrower or any other Person or any collateral or security or any balance of any deposit account or credit on the books of any Bank in favor of any Borrower or any other Guarantor.

     10.17 Subrogation. Each Guarantor expressly WAIVES any and all rights of subrogation, reimbursement, contribution, exoneration and indemnity, contractual, statutory or otherwise, against the Agent and the Banks individually and collectively, including any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor or similar Legal Requirement arising from the existence or performance of this Guaranty, until the termination of this Article X in accordance with
Section 10.8, and until such termination each Guarantor irrevocably WAIVES any right to enforce any remedy which the Agent and the Banks or any one or more of them now have or may hereafter have against any Borrower or any other Guarantor and the benefit of and any right to participate in any security now or hereafter held by the Agent or the Banks or any one or more of them. Until such termination, if any amount shall be paid by or on behalf of any Borrower or any other Person to any Guarantor on account of any of the rights waived in this Section 10.17, such amount shall be

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

held by such Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine. The provisions of this Section
10.17 shall survive the term of the guarantee contained in this Article X, the payment in full of the Obligations and the termination of the Commitments.

     10.18 Administrative Matters. If, in the exercise of any of its rights and remedies, the Agent or any Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Guarantor, for any reason, each Guarantor hereby consents to such action, even if such action by the Agent or such Bank shall result in a full or partial loss of any rights of subrogation which such Guarantor might otherwise have had but for such action by the Agent or such Bank. Any election of remedies which results in the denial or impairment of the right of the Agent or such Bank to seek a deficiency judgment against any Borrower or any other Guarantor shall not impair such Guarantor's obligation to pay the full amount of the Obligations. In the event the Agent or any Bank shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under the Credit Documents, the Agent or such Bank may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Agent or such Bank but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent or such Bank or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent or any Bank might otherwise be entitled but for such bidding at any such sale.

     10.19 Survival; Persons Bound. The obligation of each Guarantor under this Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full (after the termination of the Commitments and expiration of all outstanding Letters of Credit) of the Obligations and all other amounts payable under this Guaranty; (b) be binding upon such Guarantor, its successors and assigns; and (c) inure, together with the rights and remedies of the Agent and the Banks under this Guaranty, to the benefit of the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, the Agent or any Bank may assign or otherwise transfer its rights and obligations under this Agreement and the other Credit Documents to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Agent or any Bank in this Guaranty or otherwise, all as provided in, and to the extent set forth in, Section 12.7.

     10.20 Indemnification. Guarantors agree that while their respective obligations to the Agent and the Banks under this Agreement and the other Credit Documents are joint and several as to the Banks and the Agent (subject to the limits expressed therein), each Guarantor shall be liable as among other Guarantors with respect to any particular Loan, Reimbursement Obligation or other portion

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

of the Obligations only for its Proportionate Share of such Loan, Reimbursement Obligation or other portion of the Obligations calculated as of the time such Loan, Reimbursement Obligation or other portion of the Obligations was incurred. If at any time any Guarantor (the "Indemnified Guarantor") makes any payment to the Agent or any of the Banks or otherwise pays any amount (collectively, the "Indemnified Outlay") with respect to any such Loan, Reimbursement Obligation or other particular portion of the Obligations by virtue of any demand therefor pursuant to the Guaranty or otherwise pursuant to the exercise by Agent or any Bank of their respective other rights under the Credit Documents, the Indemnified Guarantor shall have the right to make demand on any or all of the other Guarantors (each an "Indemnifying Guarantor") for the payment to the Indemnified Guarantor of the amount (the "Excess Amount") by which the Indemnified Outlay exceeds the Indemnified Guarantor's Proportionate Share of the Indemnified Outlay and thereupon the Indemnifying Guarantors upon which demand has so been made shall pay to the Indemnified Guarantor the Excess Amount; provided, that no Indemnifying Guarantor shall be liable to pay to Indemnified Guarantor more than the Indemnifying Guarantor's Proportionate Share of the Excess Amount; and further provided, that payment to the Agent or any Bank by an Indemnified Guarantor shall not give rise to any right by way of subrogation in favor of the Indemnified Guarantor to any of the Banks' or the Agents' rights against any Indemnifying Guarantor with respect to such payment.
The term "Proportionate Share" at any time shall mean with respect to any Guarantor the percentage derived by dividing
(a) the net worth of such Guarantor by (b) the consolidated net worth of all Guarantors, all as of such time.

     10.21 Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Banks that all obligations and liabilities of each other Guarantor and its Subsidiaries to such Guarantor of whatsoever description (including all intercompany receivables of such Guarantor from each of the other Guarantors) shall be subordinated and junior in right of payment to the Obligations. Following the occurrence and during the continuation of a Default, no Guarantor shall accept any payment on any indebtedness of any of the other Guarantors to such Guarantor until the termination of this Guaranty, shall in no circumstance whatsoever attempt to set-off or reduce any obligations because of such indebtedness and shall, if the Agent shall so request, collect and receive such indebtedness as trustee for the Agent and the Banks and pay over all sums so collected to the Agent and the Banks on account of the Obligations but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

     10.22 Intent of the Parties. It is not the intention of the Parties that this Article X have any effect whatsoever on the rights or defenses of any Guarantor in its capacity as a Borrower (as opposed to a Guarantor). In no event shall this Article X be interpreted in any manner such that any Guarantor's rights or defenses in its capacity as a Borrower (as opposed to a Guarantor) under this Agreement or applicable law are in any way reduced, restricted, limited or otherwise diminished.






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                         ARTICLE XI
                          THE AGENT
                      ----------------

     11.1 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. As used in this Article XI, Agent shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary or trustee relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agent.

     11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care. Without in any way limiting any of the foregoing (or imposing any liability upon the Agent), each Bank acknowledges that the Agent shall have no greater responsibility in the operation of the Letters of Credit than is specified in the UCP.

     11.3 Liability of Agent. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by any Borrower, Musketeer or any Designated Subsidiary or any officer thereof contained in this Agreement or in any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Borrower, Musketeer, or any other party to any Credit Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Company or any of its Subsidiaries.

     11.4      Reliance by Agent.

         (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or

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

other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Banks (or such other number of Banks as shall be required under the terms of the Credit Documents) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks and all future holders of the Loans and the other Obligations. Regarding any enforcement, litigation or collection proceedings hereunder or under any Credit Document, the Agent shall in all cases be fully justified in failing or refusing to act under the Credit Documents unless it shall have received further assurances to its satisfaction by the Banks of their indemnification obligations under Section
11.7 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         (b) For purposes of determining compliance with the conditions specified in Sections 6.1, 6.2 and 6.3, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Agent responsible for the transactions contemplated by the Credit Documents shall have received actual notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such Borrowing.

     11.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees due to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Banks in accordance with Article XI; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks, and shall be fully protected under Section
11.7 for such action or inaction.


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

     11.6 Credit Decision. Each Bank expressly acknowledges that neither the Agent nor any of its affiliates nor any officer, director, employee, agent, attorney-in-fact of any of them has made any representation or warranty to it and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries or any Borrower shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrowers and the Designated Subsidiaries. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries or any Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company and its Subsidiaries or any Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     11.7      Indemnification.  The Banks agree to
indemnify the Agent (to the extent not reimbursed by or on behalf of a Borrower or any Designated Subsidiary and without limiting the obligation of the Borrowers or the Designated Subsidiaries to do so), ratably according to (but not limited by) the respective amounts of their outstanding
Loans, or, if no Loans are outstanding, their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to in this Agreement or any other Credit Document to the extent that the Agent is not

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

reimbursed for such expenses by or on behalf of any Borrower or any Designated Subsidiary. If the issue of the Borrowers' liability has not yet been resolved, or is in dispute, or if such liability has not yet been satisfied, each Bank shall nonetheless advance to the Agent (as security for such Bank's obligations pursuant to this
Section 11.7, and not in payment of its obligation) on demand its ratable share of any funds owed by the Borrowers and/or required to be advanced by the Banks by the terms of this Section 11.7 were the question of the Borrowers' liability to be resolved against the Agent and the Banks; provided, however, that any funds so advanced by a Bank shall be returned to it, without interest, when, if and to the extent that the Borrowers make any required reimbursement to Agent. The obligations of the Banks under this Section 11.7 shall survive the termination of this Agreement.

     11.8 Agent in Individual Capacity. ABN AMRO and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though ABN AMRO were not the Agent under this Agreement and the other Credit Documents, and ABN AMRO and its Affiliates may accept fees and other consideration from the Company, any other Borrower or their Affiliates (in addition to the fees heretofore agreed to between the Company and the Agent and its Affiliates) for services in connection with this Agreement or otherwise, all without having to account for the same to the Banks. With respect to its Loans and any Letters of Credit issued by it, ABN AMRO shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include ABN AMRO in its individual capacity.

     11.9 Successor Agent. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement and the other Credit Documents, the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be subject to approval by the Company, which approval will not unreasonably be withheld or delayed. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent shall appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent under this Agreement and the other Credit Documents, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties, obligations and liabilities as Agent under the Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article XI and Sections 12.4 and 12.5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit
Documents. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000 and with its deposits insured by the FDIC.

     11.10     Collateral Matters.

         (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents. The Agent is further authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Banks under the Credit Documents or applicable law.

         (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and expiration of the Letters of Credit and all other Obligations payable under this Agreement and under any other Credit Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or the other Credit Documents; (iii) constituting property in which the Company or any Subsidiary of the Company owned no interest at the time the Lien was granted or at any time thereafter;
(iv) constituting property leased to the Company or any Subsidiary of the Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Required Banks or all the Banks, as the case may be, as provided in Section 12.1(f). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 11.10(b).

                         ARTICLE XII
                        MISCELLANEOUS
                  -------------------------

     12.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Credit Document and no consent with respect to any departure by any Borrower therefrom shall be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, do any of the following:

         (a)   increase the Commitment or Revolving
Commitment of any Bank or subject any Bank to any additional obligations;

         (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due under this Agreement or any other Credit Document;

         (c)   reduce the principal of, or the rate of
interest on any Loan, any Letter of Credit Obligation or of any fees or other amounts payable under this Agreement or any other Credit Document;

         (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or Letter of Credit Obligations which shall be required for the Banks or any of them to take any action under this Agreement or any other Credit Document;

         (e)   release any Guarantor from all or
substantially all of its Obligations under Article X;

         (f)   amend this Section 12.1 or Section 4.10; or

         (g)   release all or substantially all of the
Collateral except as otherwise provided in the Security
Documents or except where the consent of the Required Banks only is specifically provided for;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks, affect the rights or duties of the Agent under this Agreement or any other Credit Document.

     12.2 Notices. All notices, requests and other communications provided for in this Agreement or any other
Credit Document shall be in writing (including telegraphic, telex, facsimile transmission or cable communication and confirmed in original writing) and mailed, telegraphed, telexed, telefaxed, cabled or delivered, if to the Company to its address specified on the signature pages hereof; if to another Borrower or a Designated Subsidiary, to the Company; if to any Bank, to its Domestic Lending Office;
and if to the Agent, to its address specified on the signature pages hereof; or, if to the Company or the Agent, to such other address as shall be designated

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

by such Party in a written notice to the other Parties, and as to each other Party at such other address as shall be designated by such Party in a written notice to the Company and the Agent. All such notices and communications shall be effective (i) if mailed, on the fifth day after being deposited in the United States Postal Service, (ii) on the next day after being delivered to a service for overnight delivery, (iii) if telegraphed, telecopied, cabled or telexed, on the day delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or (iv) if delivered, upon delivery, except that notices pursuant to
Article II or IX shall not be effective until received by the Agent. Actual notice shall always be effective.

     12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Bank, any right, remedy, power or privilege under this Agreement or any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     12.4      Costs and Expenses.  Each Borrower agrees

         (a) to pay or reimburse the Agent on demand for all its reasonable costs and expenses incurred in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any other Credit Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to the Agent (and the reasonable allocated cost of internal counsel) with respect thereto;

         (b) to pay or reimburse each Bank and the Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Loans or Letters of Credit) under this Agreement, any other Credit Document, and any such other documents, including reasonable fees and expenses of counsel (and the reasonable allocated cost of internal counsel) to the Agent and to each of the several Banks; and

         (c) to pay or reimburse the Agent on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) above.

     12.5      Indemnity.

         (a) Each Borrower shall pay, indemnify, and hold each Bank, each Issuing Bank, the Syndicated L/C Bank and the Agent and each of their respective officers, directors,

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employees, agents and attorneys-in-fact (each, an
"Indemnified Person") harmless from and against any and all liabilities, Environmental Claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and expenses of counsel and the reasonable allocated cost of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Credit Documents or the transactions contemplated herein and therein, and with respect to any investigation, litigation or proceeding related to this Agreement or any other Credit Document or the Loans or Letters of Credit or the use of the proceeds thereof (whether or not any Indemnified Person is a party thereto) (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation under this Section
12.5 to any Indemnified Person with respect to Indemnified Liabilities which are determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person. The agreements in this Section 12.5 shall survive repayment of all other Obligations and the termination of this Agreement.

         (b) No action taken by legal counsel chosen by the Agent or any Bank in defending against any such investigation, litigation or proceeding or in any requested remedial, removal or response action shall vitiate or any way impair the Borrowers' obligation and duty under this Agreement to indemnify and hold harmless the Agent and each Bank.

         (c)   In no event shall any site visit,
observation, or testing by the Agent or any Bank be a representation that Hazardous Materials are or are not present in, on, or under any property or facility owned, operated, leased or controlled by any of the Borrowers or any of their Subsidiaries or that there has been or shall be compliance with any Legal Requirement pertaining to Hazardous Materials or any other applicable Legal Requirement. No Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Bank. Neither the Agent nor any Bank owes any duty of care to protect any Borrower or any other Person against, or to inform any Borrower or any other Person of, any Hazardous Materials or any other adverse condition affecting any property or facility owned, operated, leased or controlled by any Borrower or any Subsidiary of any Borrower. Neither the Agent nor any Bank shall be obligated to disclose to any Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Bank.

     12.6 Successors and Assigns. The provisions of this Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that no Borrower (as a Borrower or as a Guarantor) may assign or transfer any of its rights or obligations under this Agreement or any other Credit Document without the prior written consent of each Bank.

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     12.7      Assignments, Participations, Etc.

         (a) Any Bank may, with the written consent of the Company, the Agent and each Issuing Bank, which shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees or assign to any of its wholly owned Affiliates (each of such Eligible Assignees or Affiliates, an "Assignee") all or any part of the Loans, the Letter of Credit Obligations or the Commitments or any other rights or obligations of such Bank under this Agreement and the other Credit Documents in a minimum amount of Ten Million Dollars ($10,000,000); provided, however, that the Borrowers and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee and (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Assumption in the form of Exhibit O (an "Assignment and Assumption"), together with any Note or Notes subject to such assignment; and (iii) a processing fee of Two Thousand Five Hundred Dollars ($2,500) shall have been paid to the Agent by the Assignee.

         (b)   From and after the date that the Agent
notifies the assignor Bank that it has received the Assignment and Assumption, (i) the Assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement and the other Credit Documents have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Bank under the Credit Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations under this Agreement and the other Credit Documents have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Documents.

         (c) Immediately upon each Assignee's making its payment under the Assignment and Assumption, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

         (d) Any Bank may, with the written consent of the Company, which shall not be unreasonably withheld or delayed, at any time sell to one or more banks or other entities (a "Participant") participating interests in any Loans, any Letter of Credit Obligations, the Commitments of that Bank or any other interest of that Bank under this Agreement and the other Credit Documents; provided, however, that (i) the Bank's obligations under this Agreement and the other Credit Documents shall remain unchanged, (ii) the Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Credit Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement or any other Credit Document except to the extent

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such amendment, consent or waiver would require unanimous
consent as described in the first proviso to Section 12.1. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Credit Documents, and all amounts payable by any Borrower under the Credit Documents shall be determined as if such Bank had not sold such participation, except that each Borrower agrees that if amounts outstanding under this Agreement or any other Credit Document are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement and the other Credit Documents.

         (e) In the event of an assignment, the Agent shall request that each beneficiary of a Letter of Credit issued by the Syndicated L/C Bank agree to the amendment of such Letter of Credit to add the Assignee and to modify the percentage share of the assignor Bank on such Letter of Credit. Until such time as all such beneficiaries have consented to such amendment, the Assignee shall be deemed to have purchased a percentage share in the assignor Bank's share of the Letter of Credit to the extent of the Assignee's interest.

     12.8 Confidentiality. The Agent and each Bank agree:

         (a) to use the same level of precaution as is used to protect their own valuable confidential information to keep any information delivered or made available to it by any Borrower or any Designated Subsidiary or by the Agent on behalf of any Borrower or Designated Subsidiary (including any information obtained pursuant to Section 7.1) (collectively, the "Information") confidential from anyone other than Persons entitled or permitted to receive the same pursuant to this Section 12.8;

         (b) not to use the Information other than for the purposes of evaluating, structuring, negotiating, documenting, syndicating, participating, administering, performing and enforcing the Credit Documents and Obligations of the Borrowers and conducting due diligence activities with respect to the Borrowers and their Subsidiaries;

         (c)   to inform their respective directors,
officers, employees, agents, auditors, legal counsel, internal analysts, compliance personnel and other representatives (collectively, the "representatives") of the confidential nature of the Information and to be responsible for any violation of this Section 12.8 by any of their respective representatives;

         (d) not to engage in any securities transactions relating to the Company's securities in violation of the restrictions imposed on it by applicable federal securities laws, or to assist others in doing so (understanding that trading in the Company's securities while in possession of the Information could under certain circumstances constitute such a violation); and

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         (e)   in the event it is requested or required in a
legal or administrative proceeding by subpoena, civil investigative demand, interrogatories, requests for information or other similar process to disclose any of the Information, to (unless prohibited from doing so) provide the Company with prompt notice of such request(s) so that the Company may seek an appropriate protective order and/or waive compliance with this Section 12.8;

provided, however, that nothing in this Section 12.8 shall prevent the Agent, any Bank, any representative of the Agent or any Bank or any Transferee from disclosing the Information (i) to any other Bank, (ii) pursuant to subpoena or upon the order of any Governmental Authority or as required by any applicable Legal Requirement, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or such Bank, (iv) which is or becomes generally available to the public, other than as a result of a violation of this Section 12.8 by the Agent, any Bank or any representative of the Agent or any Bank, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank, or their respective Affiliates or representatives may be a party,
(vi) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document, at law or in equity, or (vii) to the Agent's or such Bank's representatives.

     The Company and each other Borrower, for themselves and their Subsidiaries, irrevocably authorize the Agent, each Bank, and their respective representatives to disclose to any Participant or Assignee (each, a "Transferee"), to any such Transferee's representatives, to any prospective Transferee and to the representatives of any prospective Transferee such financial and other information concerning the Company and its Subsidiaries which has been or may at any time be delivered to the Agent or any Bank or any such representative pursuant to this Agreement or any other Credit Document or which has been or may at any time be delivered to the Agent or any Bank or any such representative by the Company or any of its Subsidiaries or any representative of the Company or any of its Subsidiaries; provided that such Transferee agrees to keep such information confidential to the same extent required of the Banks under this Agreement and the other Credit Documents.

     The Company shall be entitled to equitable relief by way of injunction if the Agent, any Bank or any representative of the Agent or any Bank breached or threatens to breach any of the provisions of this Section
12.8.

     12.9 Set-off. In addition to any rights and remedies of the Banks provided by law, upon the occurrence and during the continuation of any Event of Default each Bank is hereby authorized at any time and from time to time, without prior notice to any Borrower, any such notice being expressly WAIVED by each Borrower to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrowers or any of them against any and all Obligations of the Borrowers or any of them now or hereafter existing under this Agreement or any other Credit Document and any Loan held by such Bank, including Obligations of the Borrowers as Guarantors under
Article X, irrespective of whether the Agent or such Bank

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

shall have made demand under this Agreement or any other Credit Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by the Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 12.9 are in addition to the other rights and remedies (including other rights of set-off) which such Bank may have.

     12.10 Limitation of Interest. The Borrowers and the Banks intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 12.10 shall govern and control over every other provision of this Agreement or any other Credit Document which conflicts or is inconsistent with this
Section 12.10, even if such provision declares that it controls. As used in this Section 12.10, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law; provided, that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall any Borrower or any other Person be obligated to pay, or the Agent or any Bank have any right or privilege to reserve, receive or retain, any interest in excess of the maximum amount of nonusurious
interest permitted under applicable law.   None of the terms
and provisions contained in this Agreement or in any other Credit Document which directly or indirectly relate to interest shall ever be construed without reference to this
Section 12.10, or be construed to create a contract to pay interest at a rate in excess of the maximum nonusurious rate permitted by applicable law. If for any reason any Bank at any time, including the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the maximum nonusurious rate permitted by applicable law, then and in any such event all of any such excess interest shall be cancelled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Bank, it shall be credited pro tanto against the then-outstanding principal balance of the Obligations to such Bank, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

     12.11     Notification of Addresses, Lending Offices,
Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Eurodollar Lending Office and its Domestic Lending Office, of payment instructions in respect of all payments to be made to it under this Agreement or the other Credit Documents and of such other administrative information as the Agent shall reasonably request.

     12.12 Counterparts. This Agreement and the other Credit Documents may be executed by one or more of the parties to them in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same agreement. Copies of this Agreement and each other Credit Document signed by all

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Parties shall be lodged with the Company and the Agent.

     12.13     Severability.  The illegality or
unenforceability of any provision of this Agreement or any other Credit Document or any instrument or agreement required by this Agreement or any other Credit Document shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any other Credit Document or any instrument or agreement required by this Agreement or any other Credit Document.

     12.14     Governing Law and Jurisdiction; Waivers and
Releases.

         (a) THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT AND EACH ISSUE ARISING HEREUNDER OR THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ITS CONFLICTS OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT PROVIDED IN SECTION 12.14(b) AND TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY OTHERWISE APPLY. THE PARTIES AGREE THAT THIS CHOICE OF NEW YORK LAW HAS BEEN MADE PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

         (b)   NOTWITHSTANDING ANYTHING IN SECTION 12.14(a)
TO THE CONTRARY, NOTHING IN THIS AGREEMENT OR ANY OTHER
CREDIT DOCUMENT SHALL BE DEEMED TO CONSTITUTE A WAIVER OF
ANY RIGHT WHICH THE AGENT OR ANY OF THE BANKS MAY HAVE UNDER THE NATIONAL BANK ACT OR OTHER APPLICABLE FEDERAL LAW.

         (c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT. EACH PARTY TO THIS AGREEMENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         (d)   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY
IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY

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ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR
RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR
THE TRANSACTIONS CONTEMPLATED BY ANY CREDIT DOCUMENT.

         (e) Each Borrower and each Designated Subsidiary has irrevocably appointed CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York, as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to such Borrower or Designated Subsidiary in care of the Process Agent at the Process Agent's above address, and each Borrower and each Designated Subsidiary hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Borrower and each Designated Subsidiary also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it on the signature pages of this Agreement or in its Election to Participate.

         (f) Nothing in this Section 12.14 shall affect the right of the Agent or any other Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any other Bank to bring any action or proceeding against any Borrower (as a Borrower or as a Guarantor) or any Designated Subsidiary in the courts of any other jurisdiction.

         (g) To the extent any Borrower or any Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower or such Designated Subsidiary hereby irrevocably WAIVES such immunity in respect of its obligations under this Agreement and the other Credit Documents.

         (h)   AS REGARDS THE SERVICE OF PROCESS, THE
DISCOVERY PROCESS, AND ANY JUDICIAL, QUASI-JUDICIAL, OR
SIMILAR PROCEEDING, EACH OF THE PARTIES TO THIS AGREEMENT
HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED
BY LAW, ALL PRIVILEGES, RIGHTS, AND LEGAL RESTRICTIONS
BENEFITTING IT THAT DO NOT ACCRUE TO SUCH PARTY (AND THAT
WOULD NOT ACCRUE TO SUCH PARTY WERE ALL RELEVANT
CIRCUMSTANCES TO HAVE OCCURRED IN NEW YORK AMONG NEW YORK
RESIDENTS) UNDER THE LAWS OF NEW YORK (EXCLUDING ITS
CONFLICTS OF LAWS RULES).  WITHOUT LIMITING THE GENERALITY
OF THE FOREGOING, THE PARTIES AGREE THAT, TO THE EXTENT
APPLICABLE LAW PERMITS WAIVER, ANY REQUIREMENTS OR
LIMITATIONS IMPOSED UNDER THE HAGUE CONVENTION ON THE
SERVICE ABROAD OF JUDICIAL AND EXTRAJUDICIAL DOCUMENTS, THE
HAGUE CONVENTION ON THE TAKING OF EVIDENCE ABROAD IN CIVIL
OR COMMERCIAL MATTERS, CANADIAN LAW OR PANAMANIAN LAW ARE
WAIVED BY EACH PARTY.

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    (i) To the extent, but only to the extent, such matters
relate to this Agreement or the other Credit Documents or the transactions evidenced or contemplated by any of the foregoing, each of the Borrowers (as a Borrower and as a Guarantor) hereby releases, discharges and acquits forever the Agent, the Banks and their respective officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by the applicable person or entity, if later). As used herein, the term "Claim" shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys' fees and disbursements and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise.

     12.15     Construction.  The Parties agree that this
Agreement and the other Credit Documents were negotiated agreements and accordingly no presumption shall attach based on the identity of the drafting party.

     12.16 ENTIRE AGREEMENT. THIS AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES TO IT AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENTS MADE WITH RESPECT TO THE PAYMENT BY ANY BORROWER OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR THE BANKS.

     12.17 Conflict with Security Documents. The benefits, rights and remedies of the Banks and Agent and the security contained in or provided for in the Credit Documents are cumulative; provided, however, that if the provisions of the other Credit Documents conflict with any provision of this Agreement, this Agreement shall control to the extent of such conflict, unless the applicable provisions of the other Credit Documents increase the rights of the Banks and Agent, in which event the terms of the other Credit Documents shall control.

     12.18 Termination. In the event that the Commitments have been reduced to zero, no Letters of Credit are outstanding and all Loans and other Obligations have been fully and finally paid, this Agreement shall terminate (except for provisions expressly stated to survive any such termination), and the Agent and the Banks shall, upon the request and at the cost and expense of the Company, cause to be executed and delivered such releases of Collateral, assignments or other documents or instruments to evidence such termination as the Company shall reasonably request. For the purposes of this Section 12.18, there shall be deemed to be no Letters of Credit outstanding if the Company shall have taken the actions required by Section 9.3 (other

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than in connection with a Default or Event of Default).
Each Borrower agrees that if at any time all or any part of any payment previously applied by any Bank to any Loan or other Obligation is or must be returned by or recovered from such Bank for any legally binding reason (including the order of any bankruptcy court), to the fullest extent not prohibited by applicable law, the Credit Documents shall automatically be reinstated to the same effect as if the prior application had not been made, and, to the fullest extent not prohibited by applicable law, each Borrower hereby agrees to indemnify each such payee against, and to save and hold each such payee harmless from, any required return by or recovery from such payee of any such payment because of its being deemed preferential under any applicable Legal Requirement, or for any other reason.

     12.19 Currency Conversion. If any sum due from any Borrower or Guarantor under this Agreement or any other Credit Document or in connection herewith or any order or judgment given or made in relation to this Agreement or any other Credit Document has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim of proof against any Borrower or Guarantor with any Governmental Authority or in any court or tribunal; (b) obtaining an order or judgment in any court or other tribunal; or (c) enforcing any order or judgment given or made in relation to this Agreement or any other Credit Document, the equivalent of such first currency amount in any second currency shall be calculated based on the spot rate for the purchase of the first currency with the second currency quoted by ABN AMRO in Chicago, Illinois at approximately 10:00 a.m. New York City time on the date for such determination. The Borrowers shall jointly and severally indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate joint and several obligation of the Borrowers distinct from the Obligations and shall survive the giving or making of any judgment or order in relation to all or any of the Obligations.

     12.20     Limitation of WECL Liability.
Notwithstanding any contrary provision of this Agreement or any other Credit Document, WECL shall be liable only for payment of:

         (a) the principal amount of all Loans made either to it or to WGI and interest in respect thereof;

         (b) the amount to be reimbursed in respect of each Letter of Credit issued at its or WGI's request or for its or WGI's account and all fees and expenses in respect of such Letters of Credit, and the security interest granted by WECL pursuant to Sections 3.5(b), 3.9(c) and 9.4 and elsewhere in the Credit Documents shall only secure such amounts;

         (c) all costs and expenses payable pursuant to this Agreement or any other Credit Document in connection with the enforcement or preservation of any rights of the Agent or the Banks against WECL or WGI under this Agreement or any other Credit Document or otherwise specifically applicable to WECL or WGI;

         (d) any currency indemnity relating to an amount payable by WECL pursuant to this Section 12.20;

         (e) WECL's pro rata share (as determined by the Company in good faith, provided, that WECL's pro rata share shall not exceed the greater of (i) one-third (1/3) or (ii) the percentage represented by the amount of all outstanding
Loans and Letter of Credit Obligations requested by WECL divided by all outstanding Loans and Letter of Credit
Obligations under this Agreement) of all other fees and costs under this Agreement which cannot be specifically allocated to WECL;

         (f) WGI's pro rata share (as determined by the Company in good faith, provided, that WGI's pro rata share shall not exceed the percentage represented by the amount of all outstanding Loans and Letter of Credit Obligations requested by WGI divided by all outstanding Loans and Letter of Credit Obligations under this Agreement) of all other fees and costs under this Agreement which cannot be specifically allocated to WGI;

         (g)   WECL's obligations as a Guarantor under
Article X with respect to all Obligations of WGI (excluding
Obligations of WGI as a Guarantor arising under Article X);
and

         (h) To the extent permitted by the following paragraph, WECL's obligations under the WECL Guaranty.

     The sole intention of this Section 12.20 is to ensure that WECL does not contravene the prohibition with respect to financial assistance in the Business Corporation Act (Ontario) by assuming impermissible levels of joint liability with the other Borrowers (the "Prohibition"). If a court of competent jurisdiction determines that WECL's liability, contingent or otherwise, for an Obligation arising under this Agreement that is limited by this Section
12.20 need not be so limited by the Prohibition, then this
Section 12.20 shall not apply (and shall be deemed never to have applied) with respect to that particular Obligation.
If a court of competent jurisdiction determines that the incurrence of liability by WECL for a particular Obligation whether under this Agreement or under the WECL Guaranty violates the Prohibition, then WECL shall not be liable for such Obligation.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               WILLBROS GROUP, INC., as
                               a Borrower and as a
                               Guarantor


                               By: /s/ Melvin F. Spreitzer
                               Melvin F. Spreitzer
                               Executive Vice President

                               Edificio Plaza Bancomer
                               Calle 50, Apartado 6307
                               Panama 5, Republic of Panama

                               with a copy to:
                               John N. Hove, Esq., Suite 700
                               2431 East 61st Street
                               Tulsa, Oklahoma 74136

Commitment:                        AMRO BANK N.V., Individually
$27,500,000                        and as Agent


                                   By:  /s/ W. Bryan Chapman
                                        --------------------
                                   Name:  W. Bryan Chapman
                                        --------------------
                                   Title: Group Vice President
                                        --------------------

                                   By:  /s/ Charles W. Randall
                                        ---------------------
                                   Name:  Charles W. Randall
                                        ---------------------
                                   Title: Senior Vice President and
                                        ---------------------
                                          Managing Director
                                        ---------------------

Domestic and Eurodollar           Address for Notices:
Lending Offices:                  Three Riverway, Suite 1700
                                  Houston, TX  77056
                                  Fax:  713/621-5801

Commitment:                   CREDIT LYONNAIS NEW YORK BRANCH,
$23,500,000                   Individually and as Co-Agent


                              By:  /s/ Alain Papiasse
                                   ------------------------------
                              Name:  Alain Papiasse
                                   ------------------------------
                              Title: Executive Vice President
                                    -----------------------------

Domestic and Eurodollar       Credit Contact:
Lending Offices:

                              Tom Byargeon
--------------------          1000 Louisiana, Suite 5360
--------------------          Houston, Texas  77002
                              Phone:  (713) 753-8706
                              Fax:  (713) 751-0307


                              Operations Contact:


                              Bernadette Archie
                              1000 Louisiana, Suite 5360
                              Houston, Texas  77002
                              Phone:  (713) 753-8723
                              Fax:  (713) 751-0307 or 751-0421


                              Payment Instructions:


                              Credit Lyonnais New York Branch
                              New York
                              ABA No.: 026008073
                              Loan Servicing
                              For Further Credit to:
                                Loan Servicing
                              Account No.:  01-88179-3701
                              Attention:  Ref. Willbros Group

Commitment:                   BOATMEN'S NATIONAL BANK OF OKLAHOMA
$17,000,000


                              By:  /s/ Lelia McCoy
                                 --------------------------------
                              Name: Lelia McCoy
                                 --------------------------------
                              Title:  Senior Vice President
                                 --------------------------------


Domestic and Eurodollar       Credit Contact:
Lending Offices:

                              Barry Woods
-----------------------       515 S. Boulder
-----------------------       Tulsa, Oklahoma  74103
                              Phone:  (918) 591-8575
                              Fax:  (918) 591-8221


                              Operations Contact:


                              Teresa Richardson
                              515 S. Boulder
                              Tulsa, Oklahoma  74103
                              Phone:  (918) 591-8323
                              Fax:  (918) 591-8221



                              Payment Instructions:


                              Boatmen's National Bank of Oklahoma
                              515 S. Boulder
                              Tulsa, Oklahoma  74103
                              ABA No.: 103000017
                              For Further Credit to:
                                  Willbros Group, Inc.
                              Attention:  Teresa Richardson

Commitment:                   BANK OF NOVA SCOTIA
$17,000,000


                              By:  /s/ F. C. H. Ashby
                              ------------------------------
                              Name:  F. C. H. Ashby
                              ------------------------------
                              Title:  Senior Manager Loan Operations
                              ------------------------------


Domestic and Eurodollar
Lending Offices:

600 Peachtree Street, Suite 2700
Atlanta, Georgia  30308
                              Credit Contact:

                              Mr. Greg Smith
                              Relationship Manager
                              1100 Louisiana, Suite 3000
                              Houston, Texas  77002
                              Phone:  (713) 759-3439
                              Fax:  (713) 752-2425


                              Operations Contact:

                              Phyllis Walker
                              600 Peachtree Street, Suite 2700
                              Atlanta, Georgia  30308
                              Phone:  (404) 877-1552
                              Fax:  (404) 888-8998



                              Payment Instructions:

                              The Bank of Nova Scotia
                              New York, New York
                              ABA No.: 026002532
                              For Further Credit to:
                                  Atlanta Agency
                              Account No.:  0606634
                              Attention:  Phyllis Walker re:
                                  Willbros Group

Commitment:                   ARAB BANKING CORPORATION (B.S.C.)
$13,000,000


                              By:  /s/ Sheldon Tilney
                              ------------------------------
                              Name:  Sheldon Tilney
                              ------------------------------
                              Title:  Deputy General Manager
                              ------------------------------


Domestic and Eurodollar             Bid Notification Methods Contacts:
Lending Offices:
                                    Primary Contact/Sign. Officer
Arab Banking Corporation            Grant McDonald
277 Park Avenue, 32nd Floor         Arab Banking Corporation
New York, New York  10172-3299      277 Park Avenue, 32nd Floor
                                    New York, New York  10172-3299
                                    Phone:  (212) 583-4759
                                    Fax:  (212) 583-0935/0921

                                    Backup Contact/Sign. Officer
                                    Sheldon Tilney
                                    Arab Banking Corporation
                                    277 Park Avenue, 32nd Floor
                                    New York, New York  10172-3299
                                    Phone:  (212) 583-4757
                                    Fax:  (212) 583-0935/0921


                                    Credit Contacts, Primary Contact &
                                      Documentation:

                                    Grant McDonald
                                    Arab Banking Corporation
                                    277 Park Avenue, 32nd Floor
                                    New York, New York  10172-3299
                                    Phone:  (212) 583-4759
                                    Fax:  (212) 583-0935/0921

Commitment:                   AUSTRALIA AND NEW ZEALAND
$13,000,000                   BANKING GROUP LTD.


                              By:  /s/ Paul Clifford
                              ------------------------------
                              Name:  Paul Clifford
                              ------------------------------
                              Title:  Vice President
                              ------------------------------


Domestic and Eurodollar       Credit Contact:
Lending Offices:
                              Kyle Loughlin
----------------------        1177 Avenue of the Americas
----------------------        New York, New York  10036
                              Phone:  (212) 801-9853
                              Fax:  (212) 801-9131


                              Operations Contact:

                              Tessie Amante
                              1177 Avenue of the Americas
                              New York, New York  10036
                              Phone:  (212) 801-9744
                              Fax:  (212) 801-9859

                              Payment Instructions:

                              Morgan Guaranty Trust Co., New York
                              New York, New York
                              ABA No.: 021-000-238
                              For Further Credit to:
                                Australia and New Zealand Banking Group
                              Account No.:  631-00-888
                              Attention:  Loan Admin-Willbros Group, Inc.

Commitment:                   BANK AUSTRIA AKTIENGESELLSCHAFT -
$13,000,000                   GRAND CAYMAN BRANCH


                              By:  /s/  J. Anthony Seay
                              ------------------------------
                              Name: J. Anthony Seay
                              ------------------------------
                              Title: Vice President
                              ------------------------------

                              By:  /s/ Karen L. Jill
                              ------------------------------
                              Name: Karen L. Jill
                              ------------------------------
                              Title:  Assistant Vice President
                              ------------------------------



Domestic and Eurodollar       Credit Contact:
Lending Offices:
                              Karen Jill
-----------------------       565 Fifth Avenue
-----------------------       New York, New York  10017
                              Phone:  (212) 880-1079
                              Fax:  (212) 880-1080


                              Operations Contact:

                              Robert Melendez
                              565 Fifth Avenue
                              New York, New York  10017
                              Phone:  (212) 880-1173
                              Fax:  (212) 880-1180

                              Payment Instructions:

                              Morgan Guaranty Trust Co.
                              New York, New York
                              ABA No.: 021000238
                              For Further Credit to:
                                  Bank Austria AG - Grand Cayman Branch
                              Account No.:  630-00-260
                              Attention:  Robert Melendez, Loan
                                  Operations Re:  Willbros

Commitment:                   BANK OF OKLAHOMA, N.A.
$13,000,000


                         By:  /s/ Pam Schloeder
                              ------------------------------
                         Name: Pam Schloeder
                              ------------------------------
                         Title: Vice President
                              ------------------------------


Domestic and Eurodollar       Credit Contact:
Lending Offices:
                              Pam Schloeder
----------------------        P. O. Box 2300, Energy Department, 8 South
----------------------        Tulsa, Oklahoma  74172
                              Phone:  (918) 588-6012
                              Fax:  (918) 588-6880


                              Operations Contact:

                              Stephanie Steelmon
                              P. O. Box 2300, Energy Department, 12 North
                              Tulsa, Oklahoma  74172
                              Phone:  (918) 588-6174
                              Fax:  (918) 588-6902

                              Payment Instructions:

                              Bank of Oklahoma, N. A.
                              Tulsa, Oklahoma
                              ABA No.: 10390036
                              For Further Credit to:
                                  Willbros Group, Inc.
                              Account No.:  4637682-1001
                              Attention: Loan Operations

Commitment:                   THE BANK OF TOKYO-
$13,000,000                   MITSUBISHI, LTD.--HOUSTON AGENCY


                         By:  /s/  John W. McGhee
                              ------------------------------
                         Name: John W. McGhee
                              ------------------------------
                         Title: Vice President
                              ------------------------------



Domestic and Eurodollar       Credit Contact:
Lending Offices:
                              Michael A. Innes
-----------------------       Vice President
-----------------------       1100 Louisiana, Suite 2800
                              Houston,Texas  77002-5216
                              Phone:  (713) 655-3807
                              Fax:  (713) 658-0116


                              Operations Contact:

                              Barrie Hogue
                              1100 Louisiana, Suite 2800
                              Houston,Texas  77002-5216
                              Phone:  (713) 655-3835
                              Fax:  (713) 658-0116

                              Payment Instructions:

                              Bank of Tokyo-Mitsubishi, New York
                                Branch
                              New York, New York
                              FED
                              ABA No.: 026009632
                              For Further Credit to:
                                  Bank of Tokyo-Mitsubishi,
                                  Houston Agency
                              Account No.:  30001710
                              Attention: Loan Admin/Willbros

     The following exhibits and schedules have been omitted, and the Registrant agrees to furnish supplementally a copy of any such omitted exhibits or schedules to the Securities and Exchange Commission upon its request:

                          EXHIBITS

B        Notice of Borrowing
C        Form of Notice of Conversion/Continuation
D        Form of Election to Participate
E        Form of Election to Terminate
F        Form of Syndicated Letter of Credit
G - 1    Form of Application (Standby Letter of Credit)
G - 2    Form of Application (Commercial Letter of Credit)
G - 3    Form of Power of Attorney
H        Opinion of Counsel -- Panama
I        Opinion of Counsel -- U.S.
J        Opinion of Counsel -- Canada
K        Opinion of Counsel -- The Netherlands
L        Opinion of Counsel -- Agent
M        Financial Condition Certificate
N        Form of Opinion of Counsel for Designated Subsidiaries
O        Form of Assignment and Assumption Agreement
P        Form of Notice of Investment




                          SCHEDULES

Schedule 1.1        Existing Letters of Credit
Schedule 2.1        Commitments
Schedule 5.5        Litigation and Claims
Schedule 5.7        ERISA
Schedule 5.10       Contested Taxes
Schedule 5.12       Environmental Matters
Schedule 5.19 Copyrights, Patents, Trademarks, Licenses, etc.
Schedule 5.20(a)    Subsidiaries
Schedule 5.20(b)    Equity Investments
Schedule 8.1        Existing Liens
Schedule 8.4        Indebtedness
Schedule 8.6        Contingent Obligations

                            NOTE

 [$---------------] New York, New York  February 20, 1997

     FOR VALUE RECEIVED, -----------------------------------
("Maker"), a [----------------------------------------------
promises to pay to the order of ----------------------------
------------------------------------------ ("Payee") at the
Principal Office in New York, New York, of ABN AMRO Bank N.V. acting as agent (including its successors in such capacity, the "Agent") for Payee and the other lenders (together with Payee, collectively referred to herein as the "Banks") which are now or may hereafter become parties to the Credit Agreement referred to below, or at such other place as the Agent may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of [---------------------- ----------------------] DOLLARS
([$---------------]) (or the unpaid balance of all principal advanced against this note, if that amount is less), on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates established pursuant to the terms of the Credit Agreement and interest on all past due amounts, both principal and accrued interest, in accordance with Section
2.10 of the Credit Agreement.

     Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made.

     The principal of this note shall be due and payable on the Commitment Termination Date, the final maturity of this note. Accrued and unpaid interest shall be due and payable as provided in the Credit Agreement and at the maturity of this note. All payments shall be applied first to accrued interest, the balance to principal.

     Subject to the provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this note without payment of any premium or fee. All prepayments shall be applied in accordance with the Credit
Agreement.

     The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and prepayments made on this note by or for the account of Maker. All loans and advances and all payments and prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights, or (b) any payment or prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the Agent.

     Subject to the provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Commitment Termination Date. Subject to the provisions of the Credit Agreement, Maker may borrow, repay and reborrow and there is no limit on the number of advances against this note so long as the total unpaid principal of this note at any time outstanding does not exceed the lesser of (a) the face amount of this note or (b) the amount determined from time to time in accordance with the Credit Agreement.

     This note is one of the Notes which has been issued pursuant to the terms of that certain Credit Agreement (as amended, modified, supplemented and restated, the "Credit Agreement") dated as of February 20, 1997, among Willbros Group, Inc., certain of its subsidiaries, the Agent, the Co-Agent and the Banks, to which reference is made for all purposes, and evidences Loans made by the Payee thereunder. This note is governed by and entitled to the benefits of the Credit Agreement. Any term used in this note and defined in the Credit Agreement that is not otherwise defined in this note shall have the meaning ascribed to it in the Credit Agreement. Advances against this note by Payee or other holder hereof shall be governed by the Credit Agreement.

     The occurrence of an Event of Default shall constitute default under this note, whereupon the Agent or the holder hereof shall be entitled to exercise any or all rights, powers and remedies afforded (a) under the Credit Documents and (b) by applicable law, including the right to accelerate the maturity of this entire note.

     If any holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any such papers and does not prevail, Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.

      THIS  NOTE  SHALL  BE  GOVERNED BY  AND  CONSTRUED  IN
ACCORDANCE  WITH  THE LAWS OF THE STATE OF NEW  YORK  (OTHER
THAN ITS CONFLICTS OF LAW RULES).

                                   [NAME OF MAKER]
                                     a-----------------------

                                   By:-----------------------
                                   Name: --------------------
                                   Title:--------------------












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                          EXHIBIT A